Exhibit 2.2

EXECUTION COPY

CONFIDENTIAL

ASSET SALE AGREEMENT

by and between

HARRIS CORPORATION

and

NANT HEALTH, LLC

Dated as of June 16, 2015

Relating to the sale of Harris Corporation’s

Healthcare Solutions Business as provided herein

ASSET SALE AGREEMENT

Table of Contents

(This Table of Contents is for convenience of reference only and is not intended to define, limit or describe the scope or intent of any provision of this Asset Sale Agreement.)

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EXHIBITS

Exhibit A	-	Form of Harris Trademark License Agreement
Exhibit B	-	Form of Patent Assignment
Exhibit C	-	Forms of Shared Location Agreements
Exhibit D	-	Form of Trademark Assignment
Exhibit E	-	Form of Transition Services Agreement
Exhibit F	-	Form of Escrow Agreement
Exhibit G	-	Prototype Calculation of Closing Working Capital

SCHEDULES

Schedule A	-	Sellers
Schedule B	-	Asset Classes
Schedule C	-	Local Transfer Documents
Schedule 1.1(b)(1)	-	Knowledge — the Company
Schedule 1.1(b)(2)	-	Knowledge — the Buyer
Schedule 1.1(e)	-	Shared Locations
Schedule 1.1(g)	-	Excluded U.S. Employees
Schedule 1.1(h)	-	Transaction Bonus Agreements
Schedule 2.1(b)	-	Leased Real Property
Schedule 2.1(h)	-	Software
Schedule 2.1(i)	-	Patents
Schedule 2.1(j)	-	Copyrights
Schedule 2.1(k)(1)	-	Registered Trademarks
Schedule 2.1(k)(2)	-	Unregistered Trademarks
Schedule 2.1(m)	-	Domain Names
Schedule 2.1(r)	-	Assumed Plans
Schedule 2.1(t)	-	Other Properties and Assets Included in Transferred Assets
Schedule 2.2(k)	-	Other Excluded Assets
Schedule 6.1(a)	-	Buyer U.S. Employee Benefits
Schedule 6.1(c)	-	Buyer Severance Plan
Schedule 6.1(d)	-	Retention Agreements
Schedule 6.1(1)	-	Seller Educational Assistance Plan
Schedule 7.5	-	Exception to Ordinary Course Operation of the Business
Schedule 7.7	-	Letters of Credit; Letters of Guaranty; Performance Bonds

DISCLOSURE SCHEDULE

Schedule 4.3	-	No Violations
Schedule 4.4	-	Governmental Consents and Approvals
Schedule 4.5	-	Title to Transferred Assets
Schedule 4.6	-	Material Permits
Schedule 4.7	-	Legal Proceedings
Schedule 4.9(a)	-	Transferred IP Assets
Schedule 4.9(e)	-	Certain Consultants, Contractors and Employees
Schedule 4.9(1)	-	Certain Source Code Matters
Schedule 4.10	-	Material Contracts

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Schedule 4.13(a)	-	Employees
Schedule 4.13(a)	-	Certain Contracts with Canadian Employees
Schedule 4.14(a)	-	Sellers’ Benefit Plans
Schedule 4.16	-	Customers and Suppliers
Schedule 4.17	-	Trade Compliances; Anti-Corruption Compliance; Absence of Certain Business Practices
Schedule 4.19(e)	-	Facility Security Clearances

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ASSET SALE AGREEMENT

This ASSET SALE AGREEMENT is made and entered into as of June 16, 2015 (this “Agreement”), by and between HARRIS CORPORATION, a Delaware corporation (the “Company”), on behalf of itself and the other sellers set forth on Schedule A (collectively, the “Sellers”), on the one hand, and NANT HEALTH, LLC, a Delaware limited liability company (the “Buyer”), on the other hand.

W I T N E S S E T H:

WHEREAS, the Company, through its Healthcare Solutions Business Unit, is engaged in the Business (as defined below);

WHEREAS, the Healthcare Solutions Business Unit consists of assets held by the Company and its Subsidiaries in various countries as identified on Schedule B (collectively, the “Asset Classes” and, each, an “Asset Class”);

WHEREAS, on and subject to the terms and conditions set forth in this Agreement, the Company desires to sell and transfer, or cause its Subsidiaries to sell and transfer, and the Buyer desires to purchase and acquire, the Business and assume the Assumed Liabilities;

WHEREAS, certain assets of the Sellers and their Affiliates will be retained by the Sellers;

WHEREAS, the Buyer or its Affiliates will enter into certain licenses and transition services agreements with certain of the Sellers;

NOW, THEREFORE, in reliance upon the representations, warranties and agreements made herein and in consideration of the premises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION

Section 1.1 Definitions. Except as otherwise specified or as the context may otherwise require, in addition to the capitalized terms defined elsewhere herein, the following terms shall have the respective meanings set forth below whenever used in this Agreement:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly through one or more intermediaries, controlling, or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of stock or other equity interest or by contract or otherwise.

“Anti-Corruption Laws” means (a) the Foreign Corrupt Practices Act (15 U.S.C. §§ 78dd-1 et seq.), (b) the Organization for Economic Cooperation and Development Convention Against Bribery of Foreign Public Officials in International Business Transactions, and (c) other material anti-corruption, anti-kickback and bribery Laws of jurisdictions in which the Business currently operates.

“Applicable Rate” means the prime rate of interest reported from time to time in The Wall Street Journal plus 2%.

“Assumed Contract Obligations” means, collectively, all Liabilities under the Assigned Contracts that are assigned to and assumed by Buyer pursuant hereto or the benefits of which are provided to Buyer under Section 3.6.

“Benefit Plan” means any material “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA) and any other material benefit arrangement or material obligation to provide benefits (other than merely as salary), including material employment or consulting agreements, severance agreements or pay policies, stay or retention bonuses or compensation, executive or incentive compensation programs or arrangements, sick leave, vacation pay, paid time-off, plant closing benefits, voluntary or involuntary redundancy payments or other benefits on termination of employment, salary continuation for disability, workers’ compensation, retirement or pension arrangements, deferred compensation, bonus, profit sharing, stock option or purchase plans or programs, adoption assistance, fringe benefits, patent award, tuition reimbursement or scholarship programs, employee discount programs, meals, travel, or vehicle allowances, plans subject to Code Section 125, and plans providing benefits or payments in the event of a change of control, change in ownership or effective control or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof; provided, however, that any governmental plan or program to which a Person is required by Law to contribute or requiring the mandatory payment of social insurance charges or taxes or similar contributions to a governmental fund with respect to the wages of an employee, and any benefit plan, arrangement or obligation that a Person is required by Law to maintain, shall not be considered a Benefit Plan.

“Business” means the global operations of the Healthcare Solutions Business Unit, as conducted by the Company and the other Sellers immediately prior to the Closing, which business unit is engaged in the design, development, licensing and sale of software tools that provide interoperability platform and business intelligence solutions to securely bring together patient information to support clinical integration and coordinated care for commercial healthcare providers in the integrated health system market; provided, however, the Business does not include the Excluded Assets and Excluded Liabilities.

“Business Day” means any day which is not a Saturday, Sunday or a day on which banking institutions in the State of Florida are authorized by Law to close.

“Buyer Material Adverse Effect” means any event, change, circumstance or effect that has caused a material adverse effect on the ability of the Buyer to consummate the Contemplated Transactions.

“Canadian Employee” means an individual designated as a “Canadian Employee” on Schedule 4.13(a).

“Canadian Seller” means Harris Canada Systems, Inc., a British Columbia corporation.

“Cash” means the aggregate of all cash, cash equivalents, bank deposits, investment accounts, lockboxes, certificates of deposit, bank accounts, Deposits, other deposits and other similar cash items of any Seller included in the Transferred Assets.

“Closing Indebtedness” means the aggregate of all Indebtedness of any Seller included in the Assumed Liabilities.

“Closing Net Cash” means an amount, which may be positive or negative, equal to (a) aggregate Cash less (b) Closing Indebtedness.

“Closing Working Capital” means an amount, which may be positive or negative, equal to Closing Working Capital Assets less Closing Working Capital Liabilities. A prototype calculation of Closing Working Capital as of May 29, 2015 is set forth on Exhibit G.

“Closing Working Capital Assets” means the sum of the following assets of each Seller included in the Transferred Assets, on a consolidated basis, as of the close of business on the Closing Date: (a) accounts receivable and (b) inventory (including the Inventory), each of (a) and (b) as determined using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used by the Company in the preparation of the Financial Statements (the “Balance Sheet Principles”); provided, however, that in no event will Closing Working Capital Assets include any deferred Tax assets.

“Closing Working Capital Liabilities” means the sum of the following liabilities of each Seller included in the Assumed Liabilities, on a consolidated basis, as of the close of business on the Closing Date: (a) accounts payable and (b) accrued current liabilities, including with respect to accrued vacation for Other Business Employees; each of (a) and (b) as determined in accordance with the Balance Sheet Principles; provided, however, that in no event will Closing Working Capital Liabilities include any deferred Tax liabilities or any amounts that constitute Closing Indebtedness.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Company Retirement Plan” means the Harris Corporation Retirement Plan, as amended from time to time.

“Contamination” means the releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any Hazardous Substance into the environment.

“Contemplated Transactions” means the transactions contemplated by this Agreement and the Transaction Documents, including (a) the execution, delivery and performance of this Agreement and the Transaction Documents, (b) the sale and purchase of the Transferred Assets, and (c) the Buyer’s assumption of the Assumed Liabilities.

“Contract” means any agreement, contract, commitment, purchase order (with any applicable acknowledgements and acceptances), license, lease or other arrangement that is legally binding.

“Copyrights” means all registered and unregistered copyrights, copyright registrations, renewals thereof, and applications to register the same.

“Damages” means actual out-of-pocket damages, losses, penalties, fines, costs and expenses (including reasonable fees and expenses of attorneys).

“Domain Names” means all Internet domain names.

“Environmental Law” means any Law or common law as in effect as at the date of this Agreement relating to protection of the environment or protection of human health and safety with respect to exposure to any hazardous or toxic substances or materials.

“Environmental Liabilities” means all Liabilities, Actions and Damages resulting from, arising out of, or relating to any violation of or Liability under any Environmental Law, any exposure of any Person to any Hazardous Substance, or any Contamination (including all Liabilities, Actions and Damages for, resulting from, arising out of or relating to environmental sampling or assessment, cleanup, removal, remediation, governmental or private party response actions, corrective actions, closure actions, monitoring, post-closure operation and maintenance, natural resource damages, property damages, diminution in value, personal injury, fines, penalties or other sanctions resulting from, arising out of or relating to Contamination at any location or any other condition or circumstance forming the basis of any violation or alleged violation of or Liability under any Environmental Law).

“Environmental Permit” means any Permit required by applicable Environmental Law in order to operate the Business as currently conducted by the Company and the other Sellers at the Leased Real Property.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Excluded Business Records” means all of the following books, documents, records and files of the Sellers: (a) all books, documents, records and files prepared in connection with or relating to the transactions contemplated by this Agreement; (b) the charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualification, taxpayer and other identification numbers, seals, minute books, equityholder and equity transfer records and all other similar records of the Sellers; (c) all personnel, employment and medical records pertaining to any employee of the Company and its Affiliates other than the official human resources personnel file of each Transferred Employee and the information contained on PeopleSoft with respect to each Transferred Employee but excluding all medical records and all records which cannot be transferred in compliance with applicable Law; (d) all Tax Returns relating to the Business and any notes, worksheets, files or documents relating thereto; (e) any legal files or other documents that are not primarily related to the Assumed Liabilities; (f) all insurance policies of the Sellers; (g) any VAT records of the UK part of the Business; (h) other books and records that the Sellers are required by Law to retain; and (i) books, documents, records and files not primarily used in or held for use in the Business.

“Escrow Agent” means U.S. Bank National Association.

“Excluded UK Employee” means any person employed or engaged by UK Seller in the Business in the UK who is not a UK Employee and who alleges that his or her contract of employment has or ought to have transferred to UK Buyer at Closing by operation of TUPE.

“Fundamental Representations” means the representations and warranties set forth in Sections 4.1 (Organization; Authority), 4.2 (Authorization of Transaction), 4.5(a) (Title to Transferred Assets), and 4.11 (Taxes).

“Governmental Body” means (a) any federal, state, provincial or local government or any political subdivision thereof in the United States or other jurisdiction, (b) any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions in any jurisdiction including the European Commission, and (c) any supranational organization of sovereign states exercising such functions for such sovereign states.

“Government Contract” means any Contract entered into for the provision of goods or services to (a) a U.S. federal Governmental Body; (b) a prime contractor to a U.S. federal Governmental Body; or (c) any subcontractor relating to a Contract to which a U.S. federal Governmental Body is a party, in each case related to the Business.

“Government Contract Bid” means any offer, bid, proposal or quote to obtain a Government Contract related to the Business.

“GST/HST” means the goods and services tax/harmonized sales tax imposed under Part IX of the Excise Tax Act (Canada).

“Harris Trademark License Agreement” means the Harris Trademark License Agreement, to be dated as of the Closing Date, entered into between the Buyer and the Company, substantially in the form of Exhibit A.

“Hazardous Substance” means any material that is listed or defined as a “hazardous substance,” “hazardous waste,” “toxic substance” or any other term of similar import under any Environmental Law as in effect as of the Closing, and petroleum (crude oil or any fraction or derivative thereof), asbestos and asbestos-containing materials and polychlorinated biphenyls.

“Income Tax” means any Tax imposed upon or measured by income.

“Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of others for borrowed money secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligation secured thereby has been assumed; (d) all capital lease obligations; (e) all obligations in respect of letters of credit (excluding undrawn letters of credit), and bankers’ acceptances or similar credit transactions, whether or not then due, issued for the account of such Person; (f) all interest rate protection agreements of such Person (valued on a market quotation basis); (g) all guarantees of such Person in connection with any of the foregoing; (h) any debt-like obligation or financing-type arrangement in respect of the deferred purchase price of property or property received as of the Closing with respect to which such Person is liable, contingently or otherwise, as obligor or otherwise; (i) all earn-out obligations of such Person; (j) any accrued interest, prepayment premiums or penalties or other costs or expenses related to any of the foregoing; and (k) all obligations of any other Person of the type referred to in clauses (a) through (k) which are secured by any Lien on any property or assets of such Person.

“Intellectual Property Rights” means, collectively, Software, Copyrights, Trade Secrets, Patents, Trademarks, Domain Names and all other intellectual property rights, whether registered or not, and in each case regardless of jurisdiction.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means (a) in the case of the Company, the actual knowledge of the persons listed on Schedule 1.1(b)(1) without independent investigation, and (b) in the case of the Buyer, the actual knowledge of the persons listed on Schedule 1.1(b)(2) without independent investigation.

“Law” means any constitution, law, statute, rule or regulation of any Governmental Body or Order in any jurisdiction.

“Liabilities” means, with respect to any Person, any and all liabilities and obligations of every kind, character and description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due or otherwise, and whether or not required to be accrued on the financial statements of such Person.

“License-In” means any Contract pursuant to which the Company or another Seller has been expressly granted any Intellectual Property Rights primarily used in the Business, except non-exclusive licenses to Software that are generally commercially available.

“License-Out” means any Contract pursuant to which the Company or another Seller has expressly granted any rights under any of the Transferred IP Assets.

“Lien” means any mortgage, lien, pledge, deed of trust, hypothecation, charge, option, security interest, easement, servitude or other encumbrance.

“Local Transfer Documents” means the documents set forth on Schedule C with respect to the applicable Asset Class, in each case to be dated as of the Closing Date.

“Material Adverse Effect” means any event, change, circumstance or effect that has caused a material adverse effect on (a) the business, results of operations or financial condition of the Business, taken as a whole, or (b) the ability of the Company to consummate the Contemplated Transactions, but shall not include (i) any event, change, circumstance or effect related to general economic, regulatory or political conditions or from natural disasters, terrorist acts, declared or undeclared war or other hostilities or escalations thereof or from any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates, (ii) any event, change, circumstance or effect that affects the industries, businesses or markets in which the Business operates generally, (iii) any failure by the Business to meet any internal projections or forecasts (provided that the underlying causes of any such failure may, to the extent applicable, be considered in determining whether there has been a Material Adverse Effect), (iv) any event, change, circumstance or effect resulting from the announcement, pendency or performance of this Agreement or the Contemplated Transactions, (v) any event, change, circumstance or effect related to the Buyer or its Affiliates, (vi) the effect of any change in applicable Laws or accounting rules or the enforcement, implementation or interpretation thereof, or (vii) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Buyer.

“Monthly Exchange Rate” means, with respect to each country or territory, the exchange rate of the current month used by the Company for financial reporting, generally as reported by Bloomberg on the last Monday of each month.

“Object Code” means computer software that is in binary form and that is intended to be directly executable by a computer after suitable processing and linking but without any intervening steps of compilation or assembly.

“Open Source Technology” means software or other subject matter that is distributed under an open source license such as (by way of example only) the GNU General Public License, GNU Lesser General Public License, Apache License, Mozilla Public License, BSD License, MIT License, Common Public License, any derivative of any of the foregoing licenses, or any other license approved as an open source license by the Open Source Initiative, including any license that requires that licensee proprietary source code to be made available in connection with any license, sublicense or distribution of such free or open source software.

“Order” means, with respect to any Person, any order, writ, injunction, decree, judgment, award, determination, directive or demand entered or issued by or with any Governmental Body and legally binding on such Person.

“Organizational Document” means, as to any Person, its certificate or articles of incorporation, its regulations or by-laws or any equivalent documents under the Law of such Person’s jurisdiction of incorporation or organization.

“Other Business Employee” means an individual who is a Canadian Employee or a UK Employee.

“Patent Assignment” means a Patent Assignment, to be dated the Closing Date, executed by the applicable Seller(s), substantially in the form of Exhibit B.

“Patents” means all patents, utility models, industrial designs, petty patents, patents of importation, patents of addition, certificates of invention, and any other indicia of invention ownership issued or granted by any Governmental Body, and all provisional applications, priority and other applications, divisionals, continuations (in whole or in part), extensions, reissues, re-examinations or equivalents or counterparts of or for any of the foregoing.

“Permit” means any permit, clearance, license, order, approval, franchise, registration or other authorization of any Governmental Body.

“Permitted Liens” shall mean (a) Liens in respect of Liabilities that constitute Assumed Liabilities, (b) carrier’s, warehousemen’s, mechanic’s, materialmen’s, construction and other similar Liens, (c) Liens for Taxes not yet due and payable or being contested in good faith, (d) Liens to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (e) minor imperfections of title, encroachments, conditions, or easements and reservations of rights, easements, rights of way, covenants and restrictions, if any, that would not reasonably be expected to have a Material Adverse Effect, (f) Liens that are disclosed on the

Disclosure Schedule, (g) other Liens to the extent that each arises in the ordinary course of business, consistent with past practice and (h) any other claims or Liens that are not material or that do not materially restrict the use of the Transferred Assets, taken as a whole.

“Person” means any natural person, corporation, partnership, limited liability company, proprietorship, trust, union, association, unincorporated organization, Governmental Body or other entity, enterprise, authority or business organization.

“Purchase Price” means the total of (a) the Final Cash Closing Amount, (b) the Escrow Amount and (c) the agreed value of the Assumed Liabilities (excluding Liabilities included in the calculation of Closing Working Capital) as finally determined pursuant to Section 3.9.

“Shared Locations” mean, collectively, the leased real properties identified on Schedule 1.1(e), which are to be shared pursuant to the Shared Location Agreements.

“Shared Location Agreements” means the licenses/subleases relating to the Shared Locations in substantially the forms attached as Exhibits C-1 to C-3.

“Software” means all computer software and code, including assemblers, applets, compilers, Source Code, Object Code, development tools, design tools, and user interfaces, in any form or format, however fixed.

“Source Code” means computer software that is in human-readable form, including all related programmer comments, annotations, flowcharts, diagrams, help text, instructions, procedural, object-oriented or other human-readable code, and that is not intended to be executed directly by a computer without an intervening step of compilation or assembly.

“Subsidiary” means, with respect to a specified Person, any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the specified Person or one or more of its Subsidiaries. When used in this Agreement without reference to a particular Person, “Subsidiary” means a Subsidiary of the Company.

“Target Working Capital Amount” means $2,800,000.

“Tax Returns” means all returns, reports, elections, estimates, declarations, information returns and statements of any nature regarding Taxes in any jurisdiction for any period, including any schedule, attachment or any amendment thereto.

“Taxes” means all taxes and duties of any kind, including those on, or measured by or referred to as income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, environmental, customs, duties, capital stock, franchise, profits, withholding, social security, national insurance, unemployment, disability, real property, personal property, ad valorem, import or export duties, sales, goods and services, harmonized sales, use, transfer, registration, value added, alternative, estimated or any other tax of any kind whatsoever, including any interest, penalty, fine or addition thereto, of any Federal, state, provincial, local or foreign Governmental Body or other taxing authority in any jurisdiction.

“Taxing Authority” means, with respect to any Tax, the Governmental Body that has the power to impose, assess or administer such Tax and the agency (if any) charged with the collection of such Tax for such Government Body.

“Trade Laws” means any Law relating to the import, export, reexport, or transfer of, or any other provision of goods, technology, software or services of jurisdictions in which the Business currently does business, including all statutory and regulatory requirements under the Arms Export Control Act (22 U.S.C. 1778), the International Traffic in Arms Regulations (ITAR), 22 C.F.R. § 120 et seq., the Export Administration Regulations (EAR), 15 C.F.R. § 730 et seq., the Laws implemented by the Office of Foreign Assets Control, U.S. Department of Commerce (50 U.S.C. 2401 et. Seq.) and the U.S. Department of the Treasury (Section 999 of the Code), and the Customs regulations set forth in Title 19 of the Code of Federal Regulations, and the material equivalent Laws in any jurisdiction in which the Business currently operates.

“Trademark Assignment” means a Trademark Assignment, to be dated the Closing Date, executed by the applicable Seller(s), substantially in the form of Exhibit D.

“Trademarks” means all registered and unregistered trademarks, all trademark and service mark registrations, applications and renewals thereof and all trade names.

“Trade Secrets” means all proprietary and unpatented technology or information that has been and continues to be subjected to the standards required to protect it as a trade secret by a Seller under applicable Law.

“Transaction Bonus Arrangements” means the Transaction Bonus Agreements identified on Schedule 1.1(h).

“Transaction Documents” means (a) the Local Transfer Documents (including the applicable Shared Location Agreements), (b) the Harris Trademark License Agreement, (c) the Patent Assignment, (d) the Trademark Assignment, (e) the Transition Services Agreement and (f) the Escrow Agreement.

“Transferred Canadian Employee” means a Canadian Employee who becomes an Other Transferred Employee.

“Transferred Employee” means a Transferred U.S. Employee or an Other Transferred Employee.

“Transition Services Agreement” means the Transition Services Agreement, to be dated the Closing Date, entered into between the Buyer and the Company, substantially in the form of Exhibit E.

“TUPE Measures Claims” means (a) a claim made by an UK Employee or UK Employee representative before or after Closing for a failure or alleged failure by the UK Seller to comply with its obligation to provide information and to inform and consult under the TUPE Regulations arising (i) out of, or relating to Buyer or any Affiliate of the Buyer taking, or proposing to take, any measures or other actions in connection with the transfer of any UK Employees, to the Buyer or any Affiliate of the Buyer under the TUPE Regulations, (ii) by reason of the timing of any measures information provided by the Buyer or any Affiliate of the Buyer, (iii) by reason of either a refusal or failure or omission (including an innocent omission) by the Buyer to provide the UK Seller with details of any measures or actions that the Buyer or any Affiliate of the Buyer proposes to take with regard to the UK Employees, and (b) a claim made before or after Closing by an UK Employee by reason of a substantial change proposed or made by the Buyer or any Affiliate of the Buyer to the working conditions or terms of employment (including any pension arrangements) of that UK Employee to the material detriment of the UK Employee including any UK Employee who resigned prior to Closing by reason of such change, and for purposes of this definition, the expressions “substantial change” and “material detriment” shall have the same meaning as for the purposes of regulation 4(9) of the TUPE Regulations.

“TUPE Liabilities” means all Liabilities that transfer to the Buyer or an Affiliate of Buyer by operation of the TUPE Regulations.

“TUPE Regulations” means the Transfer of Undertakings (Protection of Employment) Regulations 2006 currently in force in the United Kingdom and any other Law implementing the EU Acquired Rights Directive (77/187/EEC).

“UK” means the United Kingdom.

“UK Buyer” means Nant Health UK Limited, a limited liability company incorporated and registered in England & Wales.

“UK Employee” means an individual designated as a “UK Employee” on Schedule 4.13(a).

“UK Seller” means Harris Systems Limited, a limited liability company incorporated and registered in England & Wales.

“Unadjusted Cash Closing Amount” means (a) $50,000,000, (b) minus the Escrow Amount (c) plus or minus, as applicable, the Estimated Net Cash, (d) plus the amount, if any, by which the Estimated Working Capital exceeds the Target Working Capital Amount, (e) minus the amount, if any, by which the Target Working Capital Amount exceeds the Estimated Working Capital.

“U.S.” or “United States” means the United States of America.

“U.S. Employee” means (a) an individual designated as a “U.S. Employee” on Schedule 4.13(a) or (b) an individual who following the date hereof but prior to the Closing Date becomes employed by a Seller in respect of the Business, and is based and ordinarily working in the United States; provided that the term “U.S. Employee” shall exclude the individuals set forth on Schedule 1.1(g).

“U.S. GAAP” means generally accepted accounting principles in the United States, consistently applied.

“VAT” means Value Added Tax, but does not include GST/HST.

“VATA” means the United Kingdom Value Added Tax Act 1994.

“Welfare Plan” means any welfare plan, as defined in Section 3(1) of ERISA (whether or not subject to ERISA).

Section 1.2 Location of Additional Defined Terms. In addition to the terms defined in Section 1.1, set forth below is a list of terms defined elsewhere in this Agreement.

Term	Section
“Accountant”	Section 3.3(d)
“Accounts Receivable”	Section 2.1(q)
“Action”	Section 4.7
“Adjustment Report”	Section 3.3(f)
“Agreement”	Introductory Paragraph
“Anticipated UK Closing Date”	Section 3.5(a)
“Asset Class” or “Asset Classes”	Recitals
“Assigned Contract”	Section 2.1(c)
“Assumed Liabilities”	Section 2.3
“Assumed Plans”	Section 2.1(r)
“Balance Sheet Principles”	Section 1.1
“Buyer”	Introductory Paragraph
“Buyer Cafeteria Plan”	Section 6.1(h)
“Buyer Canadian Retirement Plans”	Section 6.1(e)
“Buyer Indemnified Persons”	Section 9.1
“Buyer U.S. Retirement Plan”	Section 6.1(e)
“Buyer Welfare Plans”	Section 6.1(f)
“Claimant”	Section 9.3
“Closing”	Section 3.2
“Closing Balance Sheet”	Section 3.3(b)
“Closing Certificate”	Section 3.3(b)
“Closing Date”	Section 3.2
“Closing Escrow Account”	Section 3.5(a)
“Closing Statements”	Section 3.3(b)
“COBRA”	Section 6.1(g)
“Company”	Introductory Paragraph
“Company Cafeteria Plan”	Section 6.1(h)
“Confidentiality Agreement”	Section 7.4
“Delayed UK Closing Date”	Section 3.5(a)
“Deposits”	Section 2.1(n)
“Disclosure Schedule”	Article IV
“Dispute Notice”	Section 3.3(c)
“Employees”	Section 4.13(a)
“Equipment”	Section 2.1(a)
“Estimated Net Cash”	Section 3.3(a)
“Estimated Working Capital”	Section 3.3(a)
“Escrow Account”	Section 3.4
“Escrow Agreement”	Section 3.4
“Escrow Amount”	Section 3.4
“Excluded Assets”	Section 2.2
“Excluded Liabilities”	Section 2.30
“Final Closing Statements”	Section 3,3(c)
“Final Cash Closing Amount”	Section 3.3(g)
“Financial Statements”	Section 4.8
“Financial Statements Date”	Section 4.8

Term	Section
“HIPAA”	Section 4.18
“HIPAA Policies and Procedures”	Section 4.18
“HIPAA Regulations”	Section 4.18
“HITECH Act”	Section 4.18
“Indemnification Claim”	Section 9.4
“Indemnified Party”	Section 9.4
“Indemnitor”	Section 9.4
“Insolvency and Equity Exceptions”	Section 4.2
“Inventory”	Section 2.1(g)
“Leased Real Property”	Section 2.1(b)
“Non-assignable Assets”	Section 3.6
“Other Transferred Employee”	Section 6.1(b)
“Post-Closing Straddle Period”	Section 8.4(b)
“Pre-Closing Straddle Period”	Section 8.4(b)
“Records”	Section 2.1(d)
“Material Contract”	Section 4.10
“Seller Indemnified Persons”	Section 9.2
“Seller Welfare Plans”	Section 6.10
“Sellers”	Introductory Paragraph
“Sellers’ Benefit Plans”	Section 4.14(a)
“Seller Canadian Retirement Plans”	Section 6.1(e)
“Straddle Period”	Section 8.4(b)
“Survival Period”	Section 9.9
“Third Party Claim”	Section 9.4
“Transferred Assets”	Section 2.1
“Transferred IP Assets”	Section 2.1(m)
“Transferred U.S. Employee”	Section 6.1(a)

Section 1.3 Rules of Construction. The following provisions shall be applied wherever appropriate herein: (a) “herein,” “hereby,” “hereunder,” “hereof’ and other equivalent words shall refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used; (b) all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural; (c) wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders; (d) all accounting terms not specifically defined herein shall be construed in accordance with U.S. GAAP; (e) this Agreement and the other Transaction Documents shall be deemed to have been drafted by both the Company and the Buyer and neither this Agreement nor any other Transaction Document shall be construed against any party as the principal draftsperson hereof or thereof; (f) any references herein to a particular Section, Article, Exhibit or Schedule means a Section or Article of, or an Exhibit or Schedule to, this Agreement unless another agreement is specified; (g) all references or citations in this Agreement to statutes or regulations or statutory or regulatory provisions shall, when the context requires, be considered citations to such successor statutes, regulations, or provisions; (h) the Exhibits and Schedules attached hereto are incorporated herein by reference and shall be considered part of this Agreement; (i) the headings in this Agreement and the other Transaction Documents are for convenience of identification only and are not intended to describe, interpret, define or limit the scope, extent, or intent of the respective Transaction Documents or any provision hereof; (j) unless otherwise expressly provided, wherever the consent of any Person is required or permitted herein, such consent may be withheld in such Person’s sole and absolute discretion; (k) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (l) the word “dollar” and the symbol “$” refer to the lawful currency of the United States of America; and (m) any currency conversions made with respect to this Agreement, including with respect to the Disclosure Schedule, will be made at the applicable Monthly Exchange Rate.

ARTICLE II

TERMS OF THE TRANSACTION

Section 2.1 Transfer of Assets. On and subject to the terms and conditions of this Agreement, the Company shall, or shall cause the other Sellers, as applicable, to, sell, grant, convey, transfer, assign and deliver to the Buyer or, subject to Section 11.8, an Affiliate of the Buyer, and the Buyer or, subject to Section 11.8, an Affiliate of the Buyer, shall purchase, acquire and accept from the Company or the other Sellers, all of the Sellers’ respective right, title and interest in and to, the following assets, properties and rights of the Sellers, as the same shall exist on the Closing Date, other than the Excluded Assets (collectively, the “Transferred Assets”):

(a) all tangible assets and properties and fixed assets, equipment, machinery, operating supplies, furniture, office equipment, data processing equipment, parts, computer equipment, computers, computer peripherals, and other items of personal property owned by the Sellers and primarily used in the Business (the “Equipment”);

(b) subject to the terms of Section 3.6, all rights and incidents of, and benefits accruing to the Sellers in and to the leased real property (including the buildings, structures, fixtures and improvements located thereon to the extent included pursuant to the terms of the respective lease) listed on Schedule 2.1(b) (the “Leased Real Property”);

(c) subject to the terms of Sections 3.6, 6.1(a) and 6.1(b), the rights and benefits in and to all Contracts entered into by any Seller and primarily used in or held for use in the Business (each, an “Assigned Contract”), including those Contracts listed on Schedule 4.10 other than those indicated thereon as not being Assigned Contracts;

(d) originals, or to the extent originals are not available by reason other than that such originals are Excluded Business Records, copies of all papers, sales and business files and records, property records, contract records, test and design records, product specifications, drawings, engineering, maintenance, operating and production records, supplier and customer lists and other accounting, financial and business records and documents of the Sellers (including all personnel records of Transferred Employees other than Excluded Business Records) to the extent primarily used in the Business, whether maintained in electronic or physical form (the “Records”); provided that the Sellers shall be entitled to retain copies of all such Records to the extent necessary for Tax purposes or in connection with any action, investigation or proceeding by a Governmental Body or as otherwise reasonably determined by the Sellers, and that any confidential information of any Person other than a Seller shall not be included in such Records unless any required consent is received from such Person;

(e) subject to the terms of Section 3.6, to the extent transferable under applicable Law, all Permits (including applications for issuance or renewal thereof and application materials in process), if any, held by the Sellers that are primarily used in the Business or in the use of any of the Transferred Assets;

(f) the goodwill of the Sellers which relates to the products and services of the Business (excluding any goodwill associated with the Trademarks that are Excluded Assets);

(g) all inventories of the Sellers of raw materials, work-in-process, finished goods, supplies, equipment, parts, labels and packaging (including rights and interests in goods in transit, consigned inventory, inventory sold on approval and rental inventory) and all returned products, samples and obsolete and non-saleable inventory, together with all other similar items of inventory, in each case used or intended to be used primarily in the Business (the “Inventory”);

(h) all Software in which the Intellectual Property Rights are owned by the Sellers and that is primarily used in or primarily held for use in the Business, including the Software listed on Schedule 2.1(h);

(i) all Patents that are owned by the Sellers listed on Schedule 2.1(i);

(j) all Copyrights that are owned by the Sellers and are primarily used in or primarily held for use in the Business, including the Copyrights listed on Schedule 2.1(j);

(k) all Trademarks and Trademark registrations listed on Schedule 2.1(k)(1) and the unregistered Trademarks set forth on Schedule 2.1(k)(2), and the goodwill of the Business associated with all of the foregoing;

(l) all Trade Secrets that are owned by the Sellers and primarily used in or primarily related to the Business;

(m) all Domain Names that are owned by the Sellers and listed on Schedule 2.1(m) hereto (all such Domain Names, together with the other the Intellectual Property Rights that are the subject of Sections 2.1(h) — (m), collectively, the “Transferred IP Assets”);

(n) subject to the terms of Section 3.6, all rights and benefits of the credits, prepaid expenses and deposits that relate to any of the Assumed Contract Obligations (“Deposits”);

(o) subject to the terms of Section 3.6, to the extent transferable, all rights under express or implied warranties from suppliers with respect to the Transferred Assets;

(p) all rights to causes of action, choses in action, rights of recovery, rights of set-off of any kind, lawsuits, claims, bankruptcy claims or proofs of claims and demands of any nature (including any Liens or other rights to payment or to enforce payment) arising primarily in connection with products sold or delivered, or services provided, by or on behalf of the Sellers pursuant to the operation of the Business on or prior to the applicable Closing Date;

(q) all accounts receivable of the Sellers for products sold or services rendered and all notes and other receivables, whether due from customers, vendors or suppliers, that arise from the Business prior to the applicable Closing, including any GST/HST thereon, but excluding any right to the payment or repayment of VAT (the “Accounts Receivable”);

(r) all rights in connection with, and the assets of, the Sellers’ Benefit Plans and other arrangements for Transferred Employees set forth on Schedule 2.1(r), and any other employee benefits, employment, consulting, severance, salary, wages and similar arrangements for Transferred Employees that transfer to the Buyer or its Affiliates by operation of Law (collectively, the “Assumed Plans”);

(s) any rights to any refunds, and any deposits of the Sellers with any Governmental Body, relating to Taxes that constitute Assumed Liabilities described in Section 2.3(g); and

(t) all other properties and assets that are owned by the Sellers and are primarily used in or primarily held for use in the Business, including the properties and assets listed on Schedule 2.1(1), which, for the avoidance of doubt, do not include any net operating losses or similar Tax attributes of any Seller that may have arisen with respect to the Business.

Section 2.2 Excluded Assets. Notwithstanding anything contained in Section 2.1 to the contrary, the Transferred Assets shall not include any assets, properties or rights not described in Section 2.1(a) through Section 2.1(t) (which, for the avoidance of doubt, shall not include any properties and assets that are not primarily used in or primarily held for use in the Business), and, without limiting the foregoing, shall not include, and the Company and the other Sellers shall not sell, grant, convey, transfer, assign or deliver, and the Buyer shall not purchase, acquire or accept, any of the following assets, properties and rights of the Sellers whether or not used by the Business (collectively, the “Excluded Assets”), all of which assets and properties will be retained by the Company, the other Sellers or its or their Affiliates:

(a) all cash and cash equivalents, marketable securities or investments in other Persons, and similar types of investments, bank deposits, investment accounts, bank accounts, lockboxes, intercompany loans, certificates of deposit or treasury bills;

(b) except as listed on Schedule 2.1(1), all (i) corporate-wide or division-wide systems, properties and assets not primarily used in the Business and (ii) systems, properties and assets managed by the corporate-wide information technology group of Harris and its Affiliates, including for the foregoing clauses (i) and (ii), management information systems and software, computer and communications systems and software and related third-party software, IP address spaces, voicemail, and messaging systems and related Intellectual Property Rights and technology and assets, including the assets that will be utilized by the Company or its Affiliates in providing services to the Buyer under the Transition Services Agreement;

(c) all registered Trademarks and unregistered Trademarks (other than those Trademarks included in Schedule 2.1(k) as Transferred IP Assets), including the names and marks “Harris,” “Harris Corporation,” “Assured Communications” and any name, mark, or Domain Name derived from or including the foregoing, including all corporate symbols or logos incorporating “Harris,” “Harris Corporation” or “Assured Communications” and all associated goodwill;

(d) all Patents (other than Patents that are included in Schedule 2.1(i) as Transferred IP Assets);

(e) all other Intellectual Property Rights of the Sellers not specifically described or listed in Section 2.1;

(f) all rights in connection with, and assets of, Sellers’ Benefit Plans other than the Assumed Plans, any offer letters, employment or consulting agreements or similar agreements entered into by the Sellers or their Affiliates other than the Assigned Contracts and any other employee benefit plan, program, policy or arrangement maintained or contributed to by the Sellers or their Affiliates other than the Assumed Plans and the Assigned Contracts;

(g) all rights in connection with any Contract that is not an Assigned Contract;

(h) all insurance policies maintained by any Seller and all rights of action, lawsuits, claims, demands, rights of recovery and set-off, and proceeds, under or with respect to such insurance policies;

(i) all Excluded Business Records;

(j) any rights to any refunds, and any deposits of the Sellers with any Governmental Body, relating to Taxes that constitute Excluded Liabilities described in Section 2.4(a); and

(k) the properties and assets listed on Schedule 2.2(k).

Section 2.3 Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, effective from and after the Closing, the Buyer shall assume and agree to pay, honor, perform and discharge when due all Liabilities arising out of or relating to the Transferred Assets or the Business, other than the Excluded Liabilities (collectively, the “Assumed Liabilities”), including the following:

(a) all Liabilities resulting from, arising out of, or relating to the Assumed Contract Obligations, Transferred IP Assets and the Leased Real Property, including any Environmental Liabilities arising prior to, on or after the Closing, with respect to conditions on, under, migrating to or from, or resulting from, arising out of or relating to the Leased Real Property;

(b) all Liabilities resulting from, arising out of, or relating to the operation of the Business or the ownership of the Transferred Assets, arising prior to, on or after the Closing, including any Environmental Liabilities resulting from, arising out of, or relating to such operation of the Business or ownership of the Transferred Assets;

(c) all Liabilities arising out of the Transferred Assets or the Business (other than Excluded Liabilities) resulting from, arising out of or relating to products sold, distributed or otherwise disposed of, or services provided, at any time before, on or after the Closing Date;

(d) all Liabilities related to Inventories in the possession of distributors and sales agents;

(e) all Liabilities of the Sellers for unpaid Taxes resulting from, arising out of, or relating to the operation of the Business or the ownership of the Transferred Assets other than as provided in Section 2.4(a) and Section 8.4;

(f) all Liabilities under or with respect to the Assumed Plans;

(g) all Liabilities under or with respect to the Sellers’ Benefit Plans, other employee benefits, employment, consulting, severance, salary, wages and other arrangements for which the Buyer or its Affiliates bear responsibility or Liability as provided in Article VI or by operation of applicable Law;

(h) all Liabilities relating or with respect to the Transferred Employees, including with respect to any lawsuit, action, claim, investigation, proceeding, arbitration, Order, inquiry or other claim by or on behalf of or with respect to any Transferred Employee, which arise after the Closing, unless the incident or circumstances giving rise to such Liability occurred solely and entirely prior to the Closing, (other than a claim for benefits under the Sellers’ Benefit Plans, to the extent that (i) the Sellers’ Benefit Plan is not an Assumed Plan or (ii) the Buyer or its Affiliates have not assumed Liability relating to such a claim pursuant to Article VI or by operation of applicable Law); and

(i) all Liabilities that arise out of TUPE Measures Claims.

Section 2.4 Excluded Liabilities. The Buyer shall not assume or in any way be responsible for the following Liabilities of the Sellers or any of their respective Affiliates (such Liabilities, other than those constituting Assumed Liabilities, the “Excluded Liabilities”):

(a) all Liabilities of the Sellers for Taxes of the Canadian Seller and Income Taxes of all Sellers with respect to Income Tax periods (or portions thereof) ending on or prior to the Closing;

(b) all Liabilities arising directly out of the Excluded Assets;

(c) all Liabilities related to Employees other than as provided in Section 2.3 and Article VI, including but not limited to, any Transaction Bonus Arrangements;

(d) all Liabilities relating to or with respect to Excluded UK Employees as provided for at Section 6.1(q); and

(e) all TUPE Liabilities other than as provided in Section 2.3(i) and Article VI.

ARTICLE III

THE PURCHASE PRICE; CLOSING

Section 3.1 Purchase Price. On and subject to the terms and conditions of this Agreement, in consideration for the sale, grant, conveyance, transfer, assignment and delivery of the Transferred Assets, in addition to the assumption of the Assumed Liabilities, the Buyer shall pay, or cause to be paid, to the Company, and one or more of the other Sellers as directed by the Company, an aggregate amount in cash equal to the sum of (x) the Unadjusted Cash Closing Amount and (y) the Escrow Amount payable pursuant to Section 3.4. The Unadjusted Cash Closing Amount shall be subject to adjustment after the Closing Date as set forth in Section 3.3.

Section 3.2 The Closing. On and subject to the terms and conditions set forth herein, the closing of the sale and purchase of the Transferred Assets and the assumption of the Assumed Liabilities and the other Contemplated Transactions (the “Closing”) shall be held at the offices of the Company, 1025 West NASA Boulevard, Melbourne, Florida 32919, or at such other place or places as the parties may agree at 11:00 A.M., Melbourne, Florida time, subject to Section 10.1, on June 30, 2015, or such other time and date as may be mutually approved by the parties (the date of the Closing, the “Closing Date”). All transactions contemplated hereunder to occur on the Closing Date shall be deemed to have occurred simultaneously at 12:01 a.m. on the Closing Date.

Section 3.3 Purchase Price Adjustment. (a) Prior to the execution and delivery of this Agreement, the Company has delivered to the Buyer a certificate setting forth the Company’s itemized good faith calculation of (i) Closing Working Capital prepared in good faith in accordance with the Balance Sheet Principles (such estimate, “Estimated Working Capital”), (ii) the Closing Net Cash (such estimate, “Estimated Net Cash”) and (iii) the Company’s calculation of the Unadjusted Cash Closing Amount in accordance with Section 3.1 as a result of the estimates described in the foregoing clauses (i) through (ii). Any currency conversions made in preparation of the foregoing will be made at the Monthly Exchange Rate as of the Closing Date.

(b) Within 90 calendar days after the Closing Date, the Buyer will in good faith prepare and deliver to the Company an unaudited consolidated balance sheet of the Transferred Assets, as of the close of business on the Closing Date (the “Closing Balance Sheet”). The Closing Balance Sheet will be prepared in accordance with the Balance Sheet Principles and will be accompanied by a certificate based on such Closing Balance Sheet setting forth the Buyer’s itemized good faith calculation of (i) the Closing Working Capital, (ii) the Closing Net Cash and (iii) the Buyer’s calculation of the Final Cash Closing Amount and the amount of the adjustment pursuant to Section 3.3(f), if any, in each case calculated in accordance with this Section 3.3 (the “Closing Certificate” and together with the Closing Balance Sheet, the “Closing Statements”). Any currency conversions made in preparation of the foregoing will be made at the Monthly Exchange Rate as of the Closing Date. The Company shall cooperate with the Buyer in the preparation of the Closing Balance Sheet and provide access to such employees, documents, books and accounting records of the Company as may be reasonably requested by the Buyer in connection therewith. The Company and the Buyer acknowledge and agree that, for all purposes under this Article III, including the preparation and delivery of, and any related calculations made in connection with, the certificate delivered pursuant to Section 3.3(a), the Closing Statements pursuant to this Section 3.3(b) and the Adjustment Report pursuant to Section 3.3(1) (and all determinations and calculations made by the Accountant pursuant to Sections 3.3(d), 3.3(e) and 3.30), in the event that the Balance Sheet Principles conflict with U.S. GAAP, the Balance Sheet Principles shall prevail.

(c) The Company shall have 60 calendar days from the date on which the Closing Statements are delivered to it to review such documents, books and accounting records of the Buyer used to prepare the Closing Statements as may be reasonably requested by the Company. If the Company in good faith disagrees in any respect with any item or amount shown or reflected in the Closing Statements it may, within such 60-day period, deliver to the Buyer a notice setting forth, in reasonable detail, each disputed item or amount and the basis for the Company’s disagreement therewith, together with, if applicable, supporting calculations (the “Dispute Notice”). If no Dispute Notice is received by the Buyer on or prior to the end of siich 60 calendar day period, or if the Company notifies the Buyer in writing that it accepts such Closing Statements as prepared by the Buyer, such Closing Statements shall become final and binding and shall be the “Final Closing Statements”.

(d) Within 30 calendar days after the Buyer’s receipt of a timely Dispute Notice, unless the matters in the Dispute Notice have otherwise been resolved by mutual agreement of the Buyer and the Company, the Buyer and the Company shall jointly retain Grant Thornton LLP (the “Accountant”) to review this Section 3.3 (and any related definitions) and the Dispute Notice for the purpose of calculating the Final Cash Closing Amount. If Grant Thornton LLP does not agree to be the Accountant, the Buyer and the Company shall mutually agree upon and jointly retain another independent accounting firm of national reputation (which may be the accounting firm regularly retained by either party). In such case, if the Buyer and the Company cannot agree on the accounting firm to be retained, each shall submit the names of two firms (provided that no such firm has a conflict of interest). Each of the Buyer and the Company may strike the name of one of the two names submitted by the other and the Accountant shall be selected by lot from the remaining firms.

(e) The Accountant shall conduct such review of the Closing Statements that are the subject of such Dispute Notice, such Dispute Notice and any supporting documentation as the Accountant in its sole discretion deems necessary, and the Accountant shall conduct such hearings or hear such presentations by the parties as the Accountant in its sole discretion deems necessary. In its review and calculation of the Final Cash Closing Amount, such Accountant shall (i) be limited to a review of whether the disputed amounts were calculated in accordance with this Section 3.3 (and any related definitions), (ii) consider only those items or amounts in the Dispute Notice as to which the Company has disagreed and shall therefore be bound as to all other matters and calculations as to which the Closing Statements and the Dispute Notice are in accord, (iii) be bound in all respects and for all purposes by the definitions hereof and the Balance Sheet Principles , and shall not assign a value to any disputed amount greater than the higher of the amounts proposed by the Buyer and the Company or less than the lower of the amounts proposed by the Buyer and the Company, and (iv) not consider in any respect or for any purpose any settlement discussions or settlement offer made by or on behalf of the Buyer or the Company, unless otherwise agreed by the Buyer and the Company, and no party hereto will disclose (or permit its representatives to disclose) to the Accountant any such discussions or offer.

(f) The Accountant shall, as promptly as practicable and in no event later than 30 calendar days following its retention by the Buyer and the Company, deliver to the Buyer and the Company a written report (the “Adjustment Report”) setting forth its calculation of Final Cash Closing Amount. The Adjustment Report shall set forth, in reasonable detail, the Accountant’s determination with respect to each of the disputed items or amounts specified in such Dispute Notice, and the revisions, if any, to be made to the Closing Statements that are the subject of such Dispute Notice, together with supporting calculations. Such Closing Statements, as so adjusted by the Accountant, shall be the Final Closing Statements. The Adjustment Report shall be final and binding on the parties, absent arithmetical error, and shall not be deemed an award subject to review under the Federal Arbitration Act or similar statute. The cost of such review and report shall be borne by the party against whom the disagreement is resolved as determined by the Accountant; provided, however, that if the resolution favors both parties or does not favor either party, such costs shall be borne pro rata by the Company and the Buyer in proportion to the extent the disagreement is resolved against a particular party as determined by the Accountant.

(g) Adjustment to Purchase Price.

(i) The “Final Cash Closing Amount” means (A) $50,000,000, (B) minus the Escrow Amount, (C) plus or minus, as applicable, the Closing Net Cash, (C) plus the amount, if any, by which the Closing Working Capital exceeds the Target Working Capital Amount, and (D) minus the amount, if any, by which the Target Working Capital Amount exceeds the Closing Working Capital.

(ii) If the Final Cash Closing Amount exceeds the Unadjusted Cash Closing Amount, the Sellers will be entitled to receive the amount by which the Final Cash Closing Amount exceeds the Unadjusted Cash Closing Amount pursuant to Section 3.3(h) below.

(iii) If the Unadjusted Cash Closing Amount exceeds the Final Cash Closing Amount, then the Buyer will be entitled to receive the amount by which the Unadjusted Cash Closing Amount exceeds the Final Cash Closing Amount pursuant to, and subject to the limitations set forth in, Section 3.3(h) below.

(h) Payment of Adjustment. Payment in respect of the Final Cash Closing Amount shall be made by either party in respect of the amounts determined pursuant to Sections 3.3(g) and will be due and payable within 10 Business Days after the amounts are finally determined pursuant to this Section 3.3 by wire transfer of immediately available funds to the account designated in writing by the payee; provided, however, that to the extent any amount is payable to the Buyer by the Sellers pursuant to Section 3.3(g)(iii), the Parties shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse to the Buyer from the Escrow Account the amount by which the Unadjusted Cash Closing Amount exceeds the Final Cash Closing Amount (such amount not to exceed the Escrow Amount). Any such payment shall be allocated among and made by and to the applicable Persons that transferred and received the applicable Transferred Assets or portions thereof (the applicable Seller and the Buyer or any applicable permitted assignee of the Buyer). The amount of any payment to be made pursuant to this Section 3.3 shall bear interest from and including the Closing Date to, but excluding the date of payment, at a rate per annum equal to the Applicable Rate. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days for which such interest is due.

(i) All matters that are the subject of a Dispute Notice shall be conclusively settled between the parties for all purposes of this Agreement (including Section 9.1) pursuant to this Section 3.3, and no claim may thereafter be brought under any other provision of this Agreement (including Section 9.1) with respect to such matters.

Section 3.4 Escrow. Concurrently with the execution and delivery of this Agreement and as security for the Company’s indemnification obligations set forth in Article IX, the Buyer shall deliver Seven Million Five Hundred Thousand Dollars ($7,500,000) (the “Escrow Amount”) to the Escrow Agent for deposit into an escrow account (the “Escrow Account”) established and maintained pursuant to the terms of an escrow agreement in the form attached hereto as Exhibit F (“Escrow Agreement”). The Escrow Amount shall serve as the sole and exclusive source of payment for the Buyer’s rights pursuant to Section 3.3 above, if any, and as the sole and exclusive source of payment for the Buyer’s rights pursuant to Article IX below (except as specifically set forth in Section 9.5(b)), if any.

Section 3.5 Deliveries at the Closing.

(a) Closing Escrow Account. (i) Concurrently with the execution and delivery of this Agreement, the Company, the Buyer and the Escrow Agent are establishing a closing escrow account (the “Closing Escrow Account”) pursuant to which the Company has delivered the Company Closing Deliveries to the Escrow Agent, and the Buyer has delivered the Buyer Closing Deliveries to the Escrow Agent. On the Closing Date, unless the Company and the Buyer deliver joint written instructions to the Escrow Agent directing otherwise, the Escrow Agent will release the Buyer Closing Deliveries to the Company and the Company Closing Deliveries to the Buyer.

(ii) Notwithstanding the foregoing, if the Buyer delivers written notice to the Company prior to June 30, 2015 (the “Anticipated UK Closing Date”) that the Buyer does not reasonably expect to have complied in all material respects with its obligations under Section 6.1 with respect to the United Kingdom Asset Class, then (A) the Buyer and the Company will deliver joint written instructions to the Escrow Agent to withhold from the Company Closing Deliveries and the Buyer Closing Deliveries the UK Deed of Assignment; (B) the Closing Date with respect to the United Kingdom Asset Class shall be July 14, 2015 (the “Delayed UK Closing Date”), and on such date the Escrow Agent will release the UK

Deed of Assignment to each of the Company and the Buyer; and (C) the Buyer and the Sellers shall, subject to applicable Law, take such actions as are reasonably necessary to provide the Buyer with the net economic benefit or loss of the United Kingdom Asset Class (and corresponding Assumed Liabilities) from and after the Anticipated UK Closing Date through the Delayed UK Closing Date, and in connection therewith the Company shall hold in trust for and pay to the Buyer promptly upon receipt thereof, all income received by the Sellers in connection with their use of the United Kingdom Asset Class (net of any Taxes), and the Buyer shall pay to the Sellers, promptly upon receipt of any invoice from the Sellers, all losses incurred by the Sellers in connection with such use.

(b) Closing Deliveries by the Company. Concurrently with the execution and delivery of this Agreement, the Company shall execute and deliver, or shall cause to be executed and delivered, to the Escrow Agent the following, as applicable (collectively, the “Company Closing Deliveries”):

(i) a certificate executed by the Secretary or Assistant Secretary of the Company certifying that attached thereto are true and complete copies of resolutions of the Company’s Board of Directors authorizing the execution, delivery and performance of this Agreement and consummation of the Contemplated Transactions, which resolutions have not been modified, rescinded or revoked;

(ii) a certificate issued by an appropriate authority of the State of Delaware, certifying as of a date not more than 10 days prior to the date of this Agreement that the Company is in good standing under the Laws of such jurisdiction;

(iii) the joint election under subsection 167(1) of the Excise Tax Act (Canada) (Form GST44) referred to in Section 8.4(e) executed by the Canadian Seller in respect of the Transferred Assets owned by it; and

(iv) the Transaction Documents to which a Seller is a party, duly executed by such Seller.

(c) Closing Deliveries by the Buyer. Concurrently with the execution and delivery of this Agreement, the Buyer shall execute and deliver, or shall cause to be executed and delivered, to the Escrow Agent the following (collectively, the “Buyer Closing Deliveries”):

(i) the Unadjusted Cash Closing Amount, by wire transfer of immediately available funds in U.S. dollars to the Escrow Agent, for delivery at Closing to one or more accounts of the Company and one or more other Sellers, as the Company may direct, designated at least two Business Days prior to the Closing Date;

(ii) a certificate executed by the Secretary or Assistant Secretary of the Buyer certifying that attached thereto are true and complete copies of resolutions of the Buyer’s Board of Directors authorizing the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions, which resolutions have not been modified, rescinded or revoked;

(iii) a certificate issued by an appropriate authority of the State of Delaware, certifying as of a date no more than 10 days prior to the date of this Agreement that the Buyer is in good standing under the Laws of such jurisdiction;

(iv) the Transaction Documents to which the Buyer (or, subject to Section 11.8, an Affiliate of the Buyer) is a party, duly executed by the Buyer (or such Affiliate of Buyer);

(v) the joint election under subsection 167(1) of the Excise Tax Act (Canada) (Form GST44) referred to in Section 8.4(e) executed by the Buyer.

Section 3.6 Consents of Third Parties. Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an agreement to assign or transfer any Transferred Asset or any claim or right or any benefit arising thereunder or resulting therefrom if any assignment or transfer or attempt to make such an assignment or transfer is not permitted without the consent, approval or waiver of, or notice to, a third party or would constitute a breach or violation thereof or affect adversely the rights of the Buyer or the applicable Seller thereunder. The Company and Sellers shall use their commercially reasonable efforts (including the dedication of resources thereto, but without any obligation to expend money, commence litigation or offer or grant any financial or other accommodation to any third party), and the Buyer shall reasonably cooperate with the Company, to obtain the consent, approval or waiver of, or provide the required notice to, such third parties to or of the assignment to the Buyer (or, subject to Section 11.8, an Affiliate of the Buyer) of any Transferred Asset or any claim or right or any benefit arising thereunder or otherwise transfer the rights and benefits of any Non-assignable Asset (as defined below) to the Buyer or, subject to Section 11.8, an Affiliate of the Buyer, including, in the case of any non-transferable Permits, to cause the applicable Governmental Body to issue a new Permit to the Buyer or its Affiliate in place of such nontransferable Permit. If such consent, approval or waiver is not obtained, or such notice is not made on or before the Closing Date, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of the Company, any Seller or any of its or their Affiliates thereunder so that the Buyer (or, subject to Section 11.8, an Affiliate of the Buyer) would not in fact receive all such rights, or if such asset is not transferable under applicable Law with or without such consent, approval, waiver or notice (any assets so described, the “Non-assignable Assets”), the Company and Buyer will use their commercially reasonable efforts (but without any obligation to expend money, commence litigation or offer or grant any financial or other accommodation to any third party) to (i) obtain such required consent, approval, waiver or notice as soon as practical following the Closing Date, (ii) provide to the Buyer or its Affiliates the benefits of the applicable Non-assignable Assets to the extent such provision would not violate any third party right; provided that the Buyer (or, subject to Section 11.8, an Affiliate of the Buyer) shall fulfill the corresponding obligations to the extent the Buyer, or their applicable Affiliates, would have been responsible therefor if such consent, approval, waiver or notice had been obtained, (iii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to the Buyer (or, subject to Section 11.8, an Affiliate of the Buyer) and (iv) enforce at the request of the Buyer (or, subject to Section 11.8, an Affiliate of the Buyer) and for the account of the Buyer or such Affiliate any rights of the Sellers arising from any such Non-assignable Assets (including the right to elect to terminate any Assigned Contract in accordance with the terms thereof upon the request of the Buyer). In connection with any such arrangement, the Buyer shall reimburse the Company, the applicable Seller and each of their applicable Affiliates for any reasonable and documented out-of-pocket costs and expenses actually incurred by the Company, the applicable Seller and each of their applicable Affiliates in connection with the performance of any such Non-assignable Assets to extent that such out-of-pocket costs and expenses would have been otherwise incurred by the Buyer or its Affiliates had such Non-assignable Asset been assigned, transferred or conveyed as contemplated by this Agreement, including any Liability arising out of Buyer’s failure to perform thereunder (such costs and expenses, the “Alternative Arrangement Costs”). The applicable Seller will promptly pay to the Buyer (or, subject to Section 11.8, an

Affiliate of the Buyer) when received all monies received (other than Taxes that are the obligation of the applicable Seller to remit to the relevant Taxing Authority), after offsetting applicable Alternative Arrangement Costs not yet paid by the Buyer or its Affiliates, by such Seller under such Non-assignable Asset or any claim or right or any benefit arising thereunder.

Section 3.7 Further Assurances; Wrong Pockets.

(a) From time to time, pursuant to the request of a party delivered to the other party after the Closing Date, and without further consideration other than the other party’s out-of-pocket expenses, such party shall execute, deliver and acknowledge such other instruments and documents of conveyance and transfer or assumption and shall take such other actions and shall execute and deliver such other documents, certifications and further assurances as the other party reasonably may request in order to vest and confirm more effectively in the Buyer title to or to put the Buyer more fully in legal possession of, or to enable the Buyer to use, any of the Transferred Assets, or to enable the Buyer to complete, perform or discharge any of the Assumed Liabilities and to release the Sellers of the Assumed Liabilities or otherwise enable the parties to carry out the purposes and intent of this Agreement.

(b) To the extent that right, title or interest to any asset, property or right which was not used in connection with the Business on the applicable Closing Date, or which is an Excluded Asset, is acquired by the Buyer or any assignee of the Buyer under this Agreement (directly or indirectly), (i) the Buyer agrees to, or cause any applicable assignee of the Buyer to, promptly transfer any such asset, property or right for nominal consideration to such Seller or Affiliate of the Company as the Company may specify and (ii) to the extent permitted by Law, such asset, property or right shall be held in trust for the relevant Seller or Affiliate pending such transfer. The Sellers shall be responsible for reasonable out-of-pocket expenses incurred by the Buyer in connection with the transfer contemplated by this Section 3.7(b).

(c) To the extent that the Transferred Assets do not include all of the Intellectual Property Rights owned by the Sellers and necessary to operate the Business in substantially the same manner as it was operated by the Company prior to the Closing Date, then the Company hereby grants to Buyer and its Affiliates, effective upon the Closing, a paid-up, nonexclusive, royalty-free, worldwide, irrevocable, non-transferable license to use, make, have made, import, offer to sell, sell, and lease, in each case as used, made, imported, sold or leased in the Business prior to the Closing Date, with no right to sublicense (other than as applicable to end users) such Intellectual Property Rights owned by the Sellers necessary to allow Buyer to operate the Business in a substantially similar manner as it was operated by the Company as of the Closing Date.

Section 3.8 Performance of Assigned Contracts. Following the Closing, the Buyer shall diligently perform the respective obligations under the Assumed Contract Obligations. To the extent that an Assigned Contract is not novated in connection with the Closing, the Buyer shall use commercially reasonable efforts to enter into novation agreements or to otherwise have the Sellers be released from all obligations under such Assigned Contracts.

Section 3.9 Allocation of Purchase Price. Following the Closing, the parties shall seek to jointly prepare an allocation to allocate the aggregate consideration received by the Sellers with respect to the Transferred Assets in accordance with Section 1060 of the Code. The Company and Buyer shall seek to mutually agree on such allocation within 90 days after the Closing Date. Provided such mutual agreement is reached, the Company, the Buyer and their respective Affiliates shall report, act and file Tax Returns (including the IRS Form 8594) in all respects and for all purposes consistent with such allocation. Subject to the requirements of applicable Law, such allocation shall be used by the Buyer and the Company in preparing any filings required pursuant to Section 1060 of the Code or any similar provisions of state, provincial, local or foreign Law and all relevant Tax Returns (including IRS Form 8594), and neither the Buyer nor the Company will take any position before any Taxing Authority or in any judicial proceeding with respect to Taxes that is inconsistent with such allocations without the prior written consent of the other party or parties, as the case may be, such consent not to be unreasonably withheld or delayed. The parties shall exercise commercially reasonable efforts to support such reported allocations in any audit proceedings initiated by any Taxing Authority; provided, however, that the Company shall not have any obligation to pay for an appraisal, to initiate any appeal or similar proceeding with any court or Taxing Authority, or in any other way incur unreasonable or extraordinary out-of-pocket expenses. The parties and their Affiliates shall timely file all forms and Tax Returns required to be filed in connection with the allocation. Not later than 30 days prior to the filing of their respective IRS Forms 8594 relating to this transaction, each party shall deliver to the other party a copy of its IRS Form 8594. For purposes of calculating any GST/HST and other applicable Taxes payable on Closing under Section 11.6 of this Agreement, the Company shall, no later than the Closing Date, provide a preliminary allocation to the Buyer in respect of the Purchase Price allocated to Transferred Assets that are located in Canada, including an allocation of such amount to the Transferred Assets located in each province.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Disclosure Schedule delivered to the Buyer contemporaneously herewith (the “Disclosure Schedule”), of which the Schedules referred to below are a part, and in the documents and other materials identified in the Disclosure Schedule, and subject to the limitations contained in Article IX and Article XI, the Company represents and warrants to the Buyer as set forth below as of the date of this Agreement and as of the Closing Date.

Section 4.1 Organization; Authority. Each of the Sellers is a corporation or other legal entity validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction in which it is organized. Each of the Sellers is duly qualified to conduct its businesses, and is in good standing, in each jurisdiction where the conduct of such businesses, the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for any failures to be so qualified or in good standing that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Each of the Sellers has all necessary corporate or other applicable entity power, as the case may be, and authority to own or lease the Transferred Assets, and to operate the Business. Each of the Sellers has all necessary corporate power and authority to sell, grant, convey, transfer, assign and deliver the Transferred Assets to the Buyer as contemplated by this Agreement, and to execute and deliver this Agreement and each Transaction Document to which it is or will be a party and to perform its obligations hereunder and thereunder.

Section 4.2 Authorization of Transaction. The execution, delivery and performance of this Agreement and the Transaction Documents by each of the Sellers, as applicable, and the consummation by each of them of the Contemplated Transactions have been, in the case of the Company, and will be prior to the Closing, in the case of the other Sellers, duly authorized by all necessary corporate or other applicable legal entity action on the part of such party, and, upon such authorization, no other corporate or shareholder proceedings or actions are necessary to authorize and consummate this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby. The Company has duly executed this Agreement and on the applicable Closing Date each of the Sellers, as applicable, will have duly executed and delivered the applicable Transaction Documents to which such Seller will be a party. Assuming due authorization, execution and delivery by the Buyer, this Agreement constitutes the valid and binding obligation of the Company and each such Transaction Document when so executed and delivered will constitute the valid and binding obligation of each of the Sellers, as applicable, enforceable against such Seller in accordance with their respective terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws from time to time in effect relating to or affecting the enforcement of creditors’ rights generally, and (b) general equitable principles with respect to the availability of specific performance or other equitable remedies (whether considered in a proceeding in equity or at law) (the “Insolvency and Equity Exceptions”).

Section 4.3 No Violations. The execution, delivery and performance of this Agreement and the Transaction Documents, and the consummation by the Sellers of the Contemplated Transactions, do not and will not: (a) conflict with or result in any violation of or constitute a breach of the Organizational Documents of the Sellers; (b) result in the creation of any Lien (except for Permitted Liens) upon any of the Transferred Assets; (c) violate any material Order against or binding upon the Sellers with respect to the Business or any of the Transferred Assets; (d) violate, conflict with or result in a breach or termination of, or otherwise give any Person additional rights or compensation under, or the right to terminate or accelerate, or constitute (with notice or lapse of time, or both) a default under the terms of any Material Contract; or (e) violate any material Law applicable to the Sellers with respect to the Business or the Transferred Assets, except with respect to the foregoing clauses (b), (c), (d) and (e) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.4 Governmental Consents and Approvals. Except for (a) novation of or consents to assignment of Assigned Contracts by a Governmental Body (including under FAR Subpart 42.12), (b) filings required solely related to the identity of or any business conducted by the Buyer or its Affiliates, (c) filings that may be required under applicable securities Laws and (d) except as set forth on Schedule 4.4, no material approval, consent, waiver or authorization from any Governmental Body is required (i) for or in connection with the execution and delivery by the Company of this Agreement or the Transaction Documents to which any of the Sellers are or will be a party or the consummation by the Sellers of the Contemplated Transactions or (ii) for or in connection with the sale, grant, conveyance, transfer, assignment or delivery of the Transferred Assets to the Buyer.

Section 4.5 Title to and Sufficiency of Transferred Assets.

(a) Title to Transferred Assets. One or more of the Sellers has good and marketable title to, a valid leasehold interest in, or a valid license or right to use, all Transferred Assets (other than (i) the Transferred IP Assets, in respect of which no representation is made except as set forth in Section 4.9 below and (ii) the Leased Real Property, in respect of which no representation or warranty is made except as set forth in Section 4.5(b)), free and clear of any and all Liens, other than Permitted Liens. None of the Permitted Liens would reasonably be expected to materially impair the continued use and operation of the Business or the Transferred Assets.

(b) Leased Real Property. Schedule 2.1(b) lists each lease of Leased Real Property. The real property listed on such Schedules constitutes all of the real property interests owned or leased by the Sellers and used to conduct the Business (other than real property on which corporate-wide activities of the Company and its Affiliates are conducted or that constitutes Excluded Assets), and there are no other leases, licenses or other agreements of any Seller affecting the occupancy of the real property listed on such Schedules, except Permitted Liens. All leases of Leased Real Property, and all amendments and modifications thereto, are in full force and effect and have not been modified or amended other than as set forth in the amendments and modifications thereto, and there exists no material default under any such lease by the Sellers, nor any event which, with notice or lapse of time or both, would constitute a material default thereunder by the Sellers or, to the Company’s Knowledge, by any third party.

(c) Sufficiency. Except for the Excluded Assets and the trademarks of the Company that are being licensed under the Harris Trademark License Agreement, the Transferred Assets and Transferred IP Assets, together with the rights granted to Buyer and Buyer’s Affiliates under the Transition Services Agreement, constitute all of the assets, rights, and properties necessary for the conduct of the Business in substantially the same manner as conducted immediately prior to the Closing in all material respects.

Section 4.6 Compliance with Law; Permits. No Seller is in violation or default under any Law or any Order applicable to the Business, which violation or default, either individually or when aggregated with all other such violations and defaults, would reasonably be expected to have a Material Adverse Effect. Schedule 4.6 sets forth a list of all material Permits held by Sellers and primarily used by them in the conduct of the Business. The Sellers are duly licensed under Law and possess all Permits necessary for the conduct of the Business in all material respects and there are no Actions pending or, to the Company’s Knowledge, threatened that would reasonably be likely to result in the revocation, cancellation or suspension of any such Permit or licenses. Notwithstanding the foregoing, nothing in this Section 4.6 shall be deemed to constitute a warranty, representation or obligation on the part of the Company or any other Seller that relates to compliance with any (a) zoning ordinances or building codes, (b) Environmental Permits or Environmental Laws (in respect of which Permits and Laws no representation or warranty is made herein except as set forth in Section 4.12), (c) Law or Order relating to labor and employment matters (in respect of which no representation or warranty is made except as set forth in Section 4.13), or (d) Law or Order relating to Sellers’ Benefit Plans or other employee benefit matters (in respect of which no representation or warranty is made except as set forth in Section 4.14).

Section 4.7 Legal Proceedings. Except with respect to matters concerning Environmental Law (that are the subject of Section 4.12), labor and employment matters (that are the subject of Section 4.13) or as set forth on Schedule 4.7, there is no material action, suit, claim, proceeding, arbitration, Order, inquiry, or investigation (each, an “Action”) pending or, to the Knowledge of the Company, threatened, against the Sellers with respect to the Business or the Transferred Assets.

Section 4.8 Financial Statements. The Company has delivered to the Buyer the following (collectively, the “Financial Statements”): (a) an unaudited consolidated balance sheet and the related unaudited statements of operations and cash flows, of the Business as of and for the fiscal year ended June 27, 2014, and (b) the unaudited consolidated balance sheet, and the related unaudited statements of operations and cash flows, of the Business as of and for the eleven months ended May 29, 2015 (the “Financial Statements Date”). The Financial Statements have been prepared in accordance with the accounting records and policies of the Company and with U.S. GAAP consistently applied with past practices and present fairly in all material respects the assets and liabilities of the Business as of the dates thereof and the results of its operations for the period then ended, except that the Financial Statements may not contain all footnote disclosures required by U.S. GAAP. The Business does not have Liabilities that are required to be set forth on a consolidated balance sheet prepared in accordance with GAAP, except (i) Liabilities reflected on the Financial Statements, (ii) Liabilities incurred in the ordinary course of the Business since the Financial Statements Date, (iii) Excluded Liabilities and (iv) Liabilities for future performance under any Contract relating to the Business.

Section 4.9 Intellectual Property.

(a) Schedule 4.9(a) sets forth a complete list of all of the following Transferred IP Assets: registered Trademarks (including the registration number and country); Patents (including the number and country in which such patent has issued, or, if not issued, the application serial number, date of filing and country); registered Copyrights (including the registration number and country); Domain Names registrations; and material Software. All fees and required filings associated with maintaining any registrations or pending applications for material Transferred IP Assets which are due or payable have been made or paid in a timely manner to the proper Governmental Body. Schedule 4.9(a) identifies each currently known filing, payment, and other material action that must be made or taken on or before the date that is 60 days after the Closing Date, in order to maintain any pending application or current registration for any material Transferred IP Assets in full force and effect. Each application and registration has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office, the United States Copyright Office or other applicable filing office(s), domestic or foreign, and each such registration is valid and enforceable. The Company has provided the Buyer with access to true and complete copies of file histories, documents, certificates, office actions, correspondence and other materials related to all such applications and registrations in Company’s possession or control. The Transferred IP Assets constitutes all of the material Intellectual Property Rights owned by Sellers primarily used in or primarily related to the Business.

(b) The applicable Seller owns all material Transferred IP Assets primarily used in or related to the Business free and clear of any Liens (excluding licenses and related restrictions and Permitted Liens and excluding any Intellectual Property Rights subject to pending applications for registration).

(c) The applicable Seller has taken commercially reasonable steps to protect its rights in, and to safeguard and maintain the secrecy and confidentiality of, the material Trade Secrets included in the Transferred IP Assets.

(d) To the Company’s Knowledge, none of the Sellers has infringed upon any Intellectual Property Rights of any third party in the conduct of the Business. No third Person has notified the Company in writing that the Business as currently conducted, including the design, development, research, manufacture, testing, offering, provision, support, licensing, sale, marketing, advertising, distribution, making available or other commercialization of the Transferred IP Assets as currently conducted, or the use and practice or other exploitation of any Transferred IP Assets as currently used and practiced in the conduct of the Business, infringes, misappropriates, dilutes, uses or discloses without authorization, or otherwise violates any of their Intellectual Property Rights. No Actions have been initiated or are pending in writing against the Company, and no written notice of any Action has been received by the Company, alleging that the Company in the conduct of the Business, or any Software included in the Transferred IP Assets or other Transferred IP Assets has infringed, misappropriated, diluted, used or disclosed without authorization, or otherwise violated the Intellectual Property Rights of any third Person, unfair competition or trade practices under the Laws of any relevant jurisdiction.

(e) Except as provided in Schedule 4.9(e), each current and former consultant and contractor to the Sellers who is or was at any time involved in the creation or development of any material Transferred IP Assets has executed and delivered valid, binding written instruments that assign to the Sellers all of such Person’s rights to Intellectual Property Rights of any material Transferred IP Assets developed by such Persons for the Sellers, excluding moral rights. Except as provided in Schedule 4.9(e), (i) each Employee who are or were involved in the creation or development of any material Transferred IP Assets have validly assigned such Employees’ Intellectual Property Rights with respect to the material Transferred IP Assets to the Sellers, excluding moral rights, or (ii) such material Transferred IP Assets constitute “works made for hire” under US Copyright law, for which the copyright is owned by the Seller who employed such Employees.

(f) Each of the Sellers has entered into a valid and binding confidentiality and nondisclosure agreement with, or is owed professional fiduciary duties by, each of its current and former directors, officers, employees and any other Person to whom such Sellers have provided access to the material Trade Secrets constituting Transferred IP Assets to protect the confidentiality of such Trade Secrets. To the Company’s Knowledge, there has not been any material breach of any such agreement. The Sellers use reasonable measures to try to maintain the secrecy of all material Trade Secrets constituting Transferred IP Assets.

(g) To the Company’s Knowledge, none of the material Transferred IP Assets is being infringed upon, and none of the material Transferred IP Assets is otherwise used or made available for use by any Person other than the Sellers, except pursuant to a License-Out.

(h) No Governmental Body has a material claim or right to claim any material right in such Transferred IP Assets.

(i) The Sellers have complied at all times in all material respects with all relevant requirements of any applicable data protection Law or Order in the conduct of the Business. None of the Sellers has received any Order or other written notification from a Governmental Body regarding non-compliance or violation of any data protection principles or Law in connection with the conduct of the Business. No Person has claimed any compensation from the Sellers for the loss of or unauthorized disclosure or transfer of personal data in connection with the operation of the Business.

(j) None of the Software constituting Transferred IP Assets that has been licensed or sold by any Sellers (but excluding any such Software licensed or sold without any warranties, express or implied (including beta Software)): (i) contains any material bug, defect or error that materially or adversely affects the use, functionality or performance of such Software by such end users other than those discovered and corrected in the ordinary course of the Sellers’ software maintenance procedures; or (ii) fails to operate or comply, in any material respect, with any applicable warranty, specification or contractual commitment relating to the use, functionality or performance of such Software made by the Company or the Sellers. The Software constituting Transferred IP Assets that has been licensed or sold by any Sellers (but excluding any such Software licensed or sold without any warranties, express or implied (including beta Software)) as delivered by such Seller does not contain any unauthorized disabling codes or instructions, spyware, Trojan horses, worms, trap doors, unauthorized backdoors, Easter eggs, logic bombs, time bombs, cancelbots, viruses and other software or unauthorized programming routines that materially or adversely permit or cause (or are suspected or known to permit or cause) any unauthorized access to, or material disruption, modification, recordation, misuse, transmission, impairment, disablement, or destruction of, software, data or systems.

(k) No Open Source Technology has been used by the Sellers in a manner that requires that any material Software constituting Transferred IP Assets, that has been distributed to a customer, (i) be disclosed or distributed in source code form; or (ii) be licensed or provided to the customer on a royalty-free basis or in a manner that would allow such customer to modify, make derivative works based on, decompile, disassemble, reverse engineer or otherwise access the source code of, any such Software.

(l) Except as set forth on Schedule 4.9(l), and other than (i) Source Code constituting Transferred IP Assets distributed through software development kits and other interfacing Source Code constituting Transferred IP Assets distributed or made available to end users or partners in the ordinary course of business, (ii) customized Source Code constituting Transferred IP Assets developed for and delivered to customers or partners for use in connecting or integrating customer or partner systems with the core Software products of the Business or implementations thereof, and (iii) Source Code constituting Transferred IP Assets deposited with third party escrow agents pursuant to Source Code escrow provisions in customer and partner agreements in the ordinary course of business, the Source Code for any material Software constituting Transferred IP Assets has not been disclosed, delivered or made available to any Person not an employee or consultant of the Sellers.

(m) None of the Sellers have instituted, asserted or threatened any Action against any third Person with respect to infringement, misappropriation, dilution, use or disclosure without authorization, or other violation of any Transferred IP Assets, nor have the Sellers issued any written communication inviting any third Person to take a license, authorization, covenant not to sue or the like with respect to any Transferred IP Assets (other than in connection with licenses granted by the Seller in the ordinary course of business consistent with past practice and not related to any infringement or other violation by the licensee or potential licensee).

Section 4.10 Contracts. The Company has made available to the Buyer a copy of all outstanding Material Contracts. “Material Contract” means any Contract in force on the date of this Agreement primarily used in or primarily held for use in the Business or any of the Transferred Assets that is:

(a) any Contract (including any leases but excluding any Contract related to employment matters) providing for payments by or to the Business in excess of $250,000 in the aggregate during any calendar year after December 31, 2012;

(b) a written Contract for the employment (other than (i) offer letters that may be amended or terminated at any time without Liability to the Sellers and (ii) standard nondisclosure, invention assignment and similar agreements) of any Person specific to the Business and providing for base salary and any target annual bonus in the aggregate equal to or greater than $250,000 per annum;

(c) any trust indenture, mortgage, promissory note, loan agreement, debenture or Contract evidencing Indebtedness of the Business, or relating to any direct or indirect guaranty, support, indemnification, assumption, endorsement, or similar commitment by the Business;

(d) any partnership, joint venture or similar Contract;

(e) any Contract that contains any (i) “most favored nation” or similar provision in favor of a Person other than Sellers, (ii) provision expressly requiring the Business to purchase goods or services exclusively from another Person or (iii) express restriction on the ability of the Business (whether before or after the Closing) to compete in any line of business or with any Person or to provide services generally or in any market segment or any geographic area;

(f) any Contract or series of related Contracts under which the Business may be obligated to dispose of or acquire any assets or properties material to the Business, taken as a whole, other than dispositions or acquisitions in the ordinary course of business consistent with past practice;

(g) any Contract granting to any Person a first-refusal, first-offer or similar preferential right to purchase or acquire any right, asset or property of the Business;

(h) any Contract involving a material distributor, sales representative, broker or advertising arrangement that by its express terms is not terminable by the Sellers at will or by giving notice of 90 days or less, without liability;

(i) (i) any exclusive dealing, requirements or take-or-pay Contracts or (ii) agreements containing any provision providing for an “earn-out,” contingent purchase price or similar contingent payment obligation on the part of any Seller;

(j) any interest rate swap, basis swap, credit derivative transaction or other hedging agreements;

(k) any Government Contract;

(l) any settlement agreements, non-suit agreements, non-prosecution agreements or similar Contracts to which the Business is a party that have not been fully performed by the Sellers;

(m) in connection with any Intellectual Property Right, a License-In or a License-Out (excluding any License-Out to customers granted in the ordinary course of business) providing for payments in an amount greater than $250,000 per annum; or

(n) a lease of real property under which any Seller is a lessor or a lease of personal property providing for payments in an amount in excess of $250,000 per annum.

A list as of the date of this Agreement of all Material Contracts, together with an indication as to whether each Material Contract is an Assigned Contract, is set forth on Schedule 4.10. As of the date of this Agreement, (i) each Material Contract that is an Assigned Contract is in full force and effect and (ii) as to each Material Contract that is an Assigned Contract, except for breaches or defaults that have been cured and for which the breaching or defaulting party has no Liability, there does not exist thereunder any material breach or default on the part of any Seller, and there does not exist, to the Company’s Knowledge, any event, occurrence or condition, which (after notice, passage of time, or both) would constitute or give rise to any such breach or default thereunder.

Section 4.11 Taxes. (a) All material Tax Returns relating to the Business or the Transferred Assets (such Returns, the “Business Returns”) required to be filed on or before the Closing Date have been filed when due (taking into account applicable extensions) in accordance with all applicable Laws. All Taxes relating to the Business or the Transferred Assets, whether or not shown as due and payable on any Business Returns, have been timely paid. The Sellers have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes in connection with the Business and have duly and timely withheld and remitted to the appropriate Taxing Authority all amounts required to be so withheld and paid over in connection with the Business under all applicable Laws. The Sellers have complied in all material respects with all applicable Laws relating to the collection and remittance of sales and use Taxes in connection with the Business. There are no Liens with respect to Taxes (other than Permitted Liens) on the Transferred Assets.

(b) The UK Seller is not involved in any dispute with H.M. Revenue & Customs, and is not the subject of any enquiry by any Taxing Authority, which may affect the Business or any of the Transferred Assets which are being transferred by the UK Seller. In relation to the expenditure incurred by the UK Seller on any of the Transferred Assets which are being transferred by the UK Seller that is a fixture for the purposes of Chapter 14 of Part 2 of Capital Allowances Act 2001 (“CAA 2001”) and on which the UK Seller is entitled to claim capital allowances, the UK Seller has satisfied the pooling requirement as defined by section 187A(4) of CAA 2001. None of the expenditure incurred by the Buyer or an Affiliate of the Buyer under this Agreement on any of the Transferred Assets which are being transferred by the UK Seller is special rate expenditure within the meaning of Chapter 10A of Part 2 of CAA 2001. Such particulars are sufficient to enable the Affiliate of the Buyer to claim such capital allowances which, so far as the UK Seller is aware, are available in respect of that expenditure. None of the Transferred Assets which are being transferred by the UK Seller is treated for UK capital allowance purposes, by virtue of Chapter 14 of Part 2 of CAA 2001 or otherwise, as belonging to a person other than the UK Seller. All documents under which the UK Seller derives title to any of the Transferred Assets which are being transferred by the UK Seller and which attract stamp duty have been duly stamped and are in the possession of the UK Seller or under its control. The UK Seller is registered for VAT and is a taxable person for the purposes of VATA. None of the Transferred Assets which are being transferred by the UK Seller is a capital item, the input tax on which could be subject to adjustment under Part XV of the Value Added Tax Regulations 1995.

(c) The Canadian Seller is a resident of Canada for purposes of the Income Tax Act (Canada). The Canadian Seller is registered for GST/HST purposes under Part IX of the Excise Tax Act (Canada), and its registration number is 103043238RT0008.

(d) The Transferred Assets owned by the Canadian Seller were used in the business carried on by the Canadian Seller.

Section 4.12 Environmental Compliance. Notwithstanding anything to the contrary in this Agreement (including any other representations and warranties contained in this Agreement), the representations and warranties contained in this Section 4.12 constitute the sole and exclusive representations and warranties of the Company relating to compliance with or liability under Environmental Laws, Contamination and any other environmental matters. Except as would not reasonably be expected to result in a Material Adverse Effect:

(a) to the Company’s Knowledge, each of the Sellers (with respect to the Business) currently is in material compliance with all Environmental Laws applicable to the Leased Real Property, the Transferred Assets and the operation of the Business as currently operated by the Sellers;

(b) there are no Actions pending or, to the Company’s Knowledge, threatened, that assert that the Sellers are in material violation or breach of, or have liability under, any Environmental Law with respect to any Seller’s ownership or operation of the Business, the Leased Real Property or the Transferred Assets;

(c) to the Company’s Knowledge, each of the Sellers possesses and is in compliance in all material respects with the terms of all Environmental Permits required under applicable Environmental Laws to operate the Business as currently operated by the Sellers; and

(d) except as has been resolved prior to the date hereof, the Company has received no written notice, demand letter, or administrative inquiry, and have no other Knowledge, with respect to Contamination requiring cleanup or remediation pursuant to any Environmental Law at the Leased Real Property.

Section 4.13 Labor and Employment Matters. (a) Schedule 4.13(a) sets forth a list as of a date no earlier than 7 days prior to the date hereof of all persons who are classified by the Company as employees of the Business (which disclosure shall be by employee number, rather, than name, if disclosure by name would not be permitted by applicable Law) and who primarily devote their time to the operation of the Business, including any employee who is not actively at work due to an approved absence, whether paid or unpaid (e.g., vacation, holiday, jury duty, Family and Medical Leave Act, pregnancy, parental and bereavement leave, scheduled time off, workers compensation, medical or disability leave or any leave mandated by Canadian employment standards legislation) (such employees, collectively, the “Employees”) and except to the extent disclosure would not be permitted by applicable Law, their respective job titles, current annual salaries or hourly rates of pay, benefit entitlements, any agreements regarding severance pay or notice of termination in the event of dismissal, if any, work locations and dates of employment.

(b) In relation to the UK Employees: (i) the Sellers have provided the Buyer with the information required under regulation 11 of the TUPE Regulations in relation to each of the UK Employees and shall notify the Buyer of any changes in that information before the Closing Date; (ii) the Sellers have not offered, promised or agreed to any future variation in any contract of employment of any one of the UK Employees or any other person employed by the Sellers in respect of whom liability is deemed by the TUPE Regulations to pass to the Buyer, and no negotiations for an increase in the remuneration or benefits of any Employee are current or likely to take place within the period of six months after Closing; (iii) all contracts of service or for services with any of the UK Employees or agents of the Sellers are terminable by the Sellers at any time on three months’ notice or less without compensation (other than for unfair dismissal or a statutory redundancy payment) and the Sellers have no liability other than for salary, wages, commission or pension to or for the benefit of any UK Employee or agent of the Business.

(c) To the Company’s Knowledge, there are no material employment related disputes or grievances, including, in Canada, any material disputes or grievances before any human rights tribunal, workers compensation tribunal, or employment standards tribunal, pending or threatened by or between any Seller and any Employee.

(d) No Seller is obligated by, or subject to, any material Order or material decision by any Governmental Body with respect to labor and employment issues in relation to the conduct of the Business. Each Seller has complied in all material respects with all applicable Laws regarding employment and employment practices with respect to the Employees.

(e) No Seller is a party or subject to any pending or, to the Company’s Knowledge, threatened, labor or civil rights dispute, controversy or grievance or any unfair labor practice proceeding with respect to claims of, or obligations to, any Employee or group of Employees in relation to the conduct of the Business. There are no charges, investigations, administrative proceedings or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, national origin, sexual orientation, disability or veteran status) pending, or to the Knowledge of the Company, threatened before the Equal Employment Opportunity Commission, the National Labor Relations Board, the U.S. Department of Labor, the U.S. Occupational Health and Safety Administration, the Workers Compensation Appeals Board, or any other Governmental Authority against any of the Sellers pertaining to any Employee except as would not reasonably be expected to result in material liability to the Buyer. With the exception of labor unions and similar labor organizations that are mandated by Law, no labor union or similar labor organization represents or has within the three-year period prior to the date of this Agreement represented the Employees, and with the exception of collective bargaining agreements that are mandated by Law (including works councils), no collective bargaining agreement is or has, within the three-year period prior to the date of this Agreement, been binding against the Business. The Company has not received any written notice within the three-year period prior to the date of this Agreement that any labor representation request is pending or is threatened with respect to the Employees.

(f) With respect to the Canadian Employees, except as set out in Schedule 4.13(l) the Company has no Contracts with any of the Canadian Employees providing for severance pay or notice of termination in excess of that required by applicable Law.

(g) Each Employee is in compliance with all applicable visa and work permit requirements except as would not reasonably be expected to result in material liability to the Buyer. No visa or work permit held by an Employee will expire prior to January 1, 2016. Except as would not reasonably be expected to result in material liability to the Buyer, the Company and the Sellers have complied with all Laws related to the terms and conditions of employment or retention of its Employees, including but not limited to wages and other compensation, overtime requirements, classification of employees and independent contractors under federal and state laws, hours of work, leaves of absence, equal opportunity, immigration, occupational health and safety, workers’ compensation, and the payment of social security and other Taxes.

(h) With respect to the Transferred Employees, the Company is in full compliance with the Worker Readjustment and Notification Act (the “WARN Act”) (29 USC §2101) and any applicable state or foreign laws or other Laws regarding redundancies, reductions in force, mass layoffs, and plant closings, including all obligations to promptly and correctly furnish all notices required to be given thereunder in connection with any redundancy, reduction in force, mass layoff, or plant closing to affected employees, representatives, any state dislocated worker unit and local government officials, or any other Governmental Authority. No reduction in the notification period under the WARN Act is being relied upon by the Company.

Section 4.14 Benefit Plans. (a) Each Benefit Plan that is sponsored or maintained by any Seller on behalf of its Employees in connection with the Business, and that is not a UK personal pension scheme, an offer letter, employment agreement, consulting agreement or similar agreement, is listed on Schedule 4.14(a) (such plans, collectively, the “Sellers’ Benefit Plans”).

(b) With respect to each of the Sellers’ Benefit Plans that is material, the Company has made available to the Buyer true and complete copies of (i) with respect to such a plan that is sponsored or maintained on behalf of a U.S. Employee, the Benefit Plan document (including all amendments thereto), (ii) with respect to such a plan sponsored or maintained on behalf of an Other Business Employee, any formal description of such Sellers’ Benefit Plan that is required by Law, (iii) the most recent summary plan description used in connection with such Benefit Plan and any material modifications thereto (if applicable), and (iv) with respect to the Company Retirement Plan, the most recent IRS determination letter.

(c) (i) Each Assumed Plan has been maintained, funded and administered in all material respects in accordance with its terms and all applicable Laws, (ii) all contributions required to be made with respect to any Assumed Plan on or before the date hereof have been made or, if not yet due, have been properly reflected in the financial statements prior to the date of this Agreement, other than any contributions that are not material, and (iii) to the Company’s Knowledge, no event has occurred and no condition exists in connection with any Assumed Plan that could reasonably be expected to subject the Buyer to any Tax, fine, encumbrance, penalty or other similar Liability as a result of a failure to comply with any applicable Laws except as would not reasonably be expected to result in material liability to the Buyer, to the extent of such accruals, the Company has no material liability arising out of or in connection with the form or operation of the Seller’s Benefit Plans or benefits accrued thereunder on or prior to the Closing Date.

(d) Each Assumed Plan, employment agreement, or other contract, plan, program, agreement, or arrangement that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A(d)(1) of the Code) has been operated in good faith compliance with Section 409A of the Code, its Treasury regulations, and any administrative guidance relating thereto; and no additional tax under Section 409A(a)(1)(B) of the Code has been or is reasonably expected to be incurred by a participant in any such Assumed Plan. Neither the Company nor any Seller is a party to, or otherwise obligated under, any Contract, agreement, plan or arrangement with any Transferred Employee that provides for the gross-up of taxes imposed by Section 409A(a)(1)(B) of the Code.

(e) No actions, suits or claims (other than claims for benefits in the ordinary course) are pending or, to the Company’s Knowledge, threatened with respect to any Assumed Plan.

(f) Except for the Transaction Bonus Arrangements, there are no arrangements or agreements pursuant to which any Employee is entitled to be paid a bonus or other compensation upon or immediately following the Closing solely as a result of the Closing of the Contemplated Transactions, other than (i) payments for accrued vacation, (ii) payments under any Seller Benefit Plan which is not an Assumed Plan and (iii) payments which may be made as a result of a termination of employment (which may have occurred as a result of the Closing of the Contemplated Transactions).

Section 4.15 Finders or Brokers. The Company has not utilized the services of any investment banker, broker, finder or intermediary in connection with the Contemplated Transactions who might be entitled to a fee or commission from the Buyer or for which the Buyer would be responsible in connection with this Agreement or upon consummation of the Contemplated Transactions.

Section 4.16 Customers and Suppliers. Schedule 4.16 lists the ten largest customers and the ten largest suppliers (in each case based on the dollar amount of net sales or net expense, as applicable, per annum) of the Business taken as a whole for the nine month period ended April 3, 2015. To the Company’s Knowledge, since April 3, 2015, no such customer or supplier has terminated or materially reduced its business with the Business, or provided express written notice to the Sellers indicating that it intends to terminate or materially reduce its business with the Business.

Section 4.17 Trade Compliance; Anti-Corruption Compliance; Absence of Certain Business Practices.

(a) Except for such matters as would not reasonably be expected to have a Material Adverse Effect: (i) the Sellers are in compliance with all Trade Laws with respect to the operation of the Business; (ii) with respect to the Business, there are no pending directed or voluntary disclosures with respect to any violation of Trade Laws; (iii) there are no current dumping, countervailing duty, or safeguard investigations or measures by any Governmental Body with respect to any products or services of the Business; (iv) with respect to the Business, none of the Sellers are participating in any boycotts or other similar practices in violation of the regulations of the United States Department of Commerce or Section 999 of the Code; and (v) with respect to the Business, none of the Sellers is exporting any product in violation of Trade Laws, including exporting any such product classified as Export Control Classification Number EAR99 without an applicable license to an embargoed destination, denied person, sanctioned entity or prohibited end-user or end-use.

(b) Except for such matters as would not reasonably be expected to have a Material Adverse Effect, with respect to the Business: (i) the Sellers are in compliance with all Anti-Corruption Laws; (ii) there are no current or pending Actions, or any such matters threatened, by any Governmental Body with respect to Anti-Corruption Laws against the Sellers; and (iii) there are pending, no directed or voluntary disclosures with respect to any potential violation of Anti-Corruption Laws by the Sellers.

(c) To the Company’s Knowledge, no director, officer, or employee of the Business, to the extent the Business would have any liability for any acts by any of such directors, officers or employees of the type set forth in this paragraph (c), has given, offered, or solicited, or agreed to give, offer, or solicit, any material contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment, regardless of form and whether in money, property or services, (i) to any government official (whether foreign or local), or (ii)(A) that subjected the Business to any material damage or penalty in any civil, criminal, or governmental Action, and (B) that, if not given in the past, would reasonably be expected to have had a Material Adverse Effect.

Section 4.18 Compliance with HIPAA and HITECH Act and Canadian Privacy Legislation. With respect to the Health Insurance Portability and Accountability Act of 1996, as amended (“HIPAA”) and other similar laws in foreign jurisdictions, except for such matters as would not reasonably be expected to have a Material Adverse Effect, with respect to the Business, the Sellers have in place plans, policies and/or procedures, including written manuals and executed business associate agreements (collectively, all of the foregoing, the “HIPAA Policies and Procedures”) designed to comply with the applicable provisions of the Standards for Privacy of Individually Identifiable Health Information and the Security Standards for the Protection of Electronic Protected Health Information promulgated pursuant to HIPAA, and as amended by the Health Information Technology for Economic and Clinical Health Act (“HITECH Act”), and any applicable state laws relating to patient privacy and/or the security, use or disclosure of health care records (collectively, the “HIPAA Regulations”) and any Canadian federal or provincial Laws relating to patient privacy and/or the security, use or disclosure of health care records (“Canadian Privacy Legislation”) . Except for such matters as would not reasonably be expected to have a Material Adverse Effect, with respect to the Business, none of the Sellers within the one-year period prior to the date of this Agreement (a) has violated or breached any of its obligations under the HITECH Act or Canadian Privacy Legislation, and no written claim has been made that any of the Sellers has violated or breached the HITECH Act or Canadian Privacy Legislation; and (b) has been required to notify any of its covered entities, individuals whose health care records are affected, any media or regulatory agencies, including the Department of Health and Human Services or its equivalent in Canada, of any such breach or any adverse security incident, as those terms are defined respectively under the HITECH Act, HIPAA and/or Canadian Privacy Legislation.

Section 4.19 Government Contracts.

(a) Except as would not reasonably be expected to have a Material Adverse Effect, (i) there is no pending or, to the Company’s Knowledge, threatened audit or investigation of the Sellers with respect to any alleged violation of any material Government Contract or Government Contract Bid; (ii) no termination for convenience, termination for default, stop work, cure notice or show cause notice has been issued in writing with respect to any Government Contract; and (iii) none of the Sellers has made a voluntary or mandatory disclosure with respect to any violation of any Government Contract or Government Contract Bid.

(b) Except as would not reasonably be expected to have a Material Adverse Effect, the Sellers are and have been in compliance with all applicable Laws relating to obtaining, administering and performing their Government Contracts. There are no Actions pending or, to the Company’s Knowledge, threatened against the Sellers by a Governmental Body or by any prime contractor, subcontractor, or vendor arising under any material Government Contract or Government Contract Bid.

(c) With respect to the Business, none of the Sellers is suspended, debarred or proposed for or threatened with debarment or suspension in writing, from doing business with a Governmental Body.

(d) All test and inspection results that the Sellers have provided to any U.S. federal Governmental Body pursuant to any material Government Contract pursuant to any such Government Contract of any article designated, engineered or manufactured by the Business were complete and correct in all material respects as of the date so provided. The Sellers have provided all material test and inspection results to the appropriate U.S. federal Governmental Body pursuant to all material Government Contracts as required by applicable Law and the terms of such applicable Government Contracts.

(e) Schedule 4.19(e) sets forth all of the facility security clearances held by the Sellers with respect to the Business.

(f) None of the Government Contracts and none of the Government Bids contains any Organizational Conflict of Interest (as defined by Subpart 9.5 of Federal Acquisition Regulation).

Section 4.20 Express Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, (A) NONE OF THE COMPANY OR THE SELLERS MAKES ANY REPRESENTATION OR WARRANTY OR EXTENDS ANY WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR VALIDITY OF PATENT RIGHTS OR CLAIMS, ISSUED OR PENDING, (B) NONE OF THE COMPANY OR THE SELLERS MAKES ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO ANY FUTURE EVENTS, PROSPECTS, PROJECTIONS OR ESTIMATES WITH RESPECT TO THE TRANSFERRED ASSETS, THE ASSUMED LIABILITIES OR THE BUSINESS, (C) THE TRANSFERRED ASSETS AND THE BUSINESS BEING TRANSFERRED TO THE BUYER AT THE CLOSING ARE TO BE CONVEYED “AS IS, WHERE IS”, AND IN THEIR THEN PRESENT CONDITION, AND THE BUYER SHALL RELY UPON ITS OWN EXAMINATION THEREOF, AND (D) NONE OF THE COMPANY OR THE SELLERS MAKES ANY GUARANTY OF QUALITY WITH RESPECT TO ANY OF THE TRANSFERRED ASSETS BEING SO TRANSFERRED, OR AS TO THE CONDITION OR WORKMANSHIP THEREOF OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR OBVIOUS.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to the Company as of the date of this Agreement and as of the Closing Date:

Section 5.1 Organization; Authority. The Buyer is a limited liability company validly existing and in good standing under the Laws of the state of its organization. Each of the Buyer and each of its Affiliates to which it has assigned rights hereunder pursuant to Section 11.8 has all necessary corporate power and authority to own or to lease its assets and properties and the Transferred Assets, and to operate its business as it is now being conducted and the Business. Each of the Buyer and each of its Affiliates to which it has assigned rights hereunder pursuant to Section 11.8 has all necessary corporate power and authority to purchase, acquire and accept the Transferred Assets and to assume the Assumed Liabilities as contemplated by this Agreement, and to execute and deliver this Agreement and each Transaction Document to which it is or will be a party and to perform its obligations hereunder and thereunder.

Section 5.2 Authorization of Transaction. The execution, delivery and performance of this Agreement and the Transaction Documents by each of the Buyer and each of its Affiliates to which it has assigned rights hereunder pursuant to Section 11.8 and the consummation by each of the Buyer and such Affiliates of the Contemplated Transactions have been duly authorized by all necessary corporate action on the part of the Buyer and such Affiliates. The Buyer has duly executed this Agreement and on the applicable Closing Date each of the Buyer and each of its Affiliates to which it has assigned rights hereunder pursuant to Section 11.8 will have duly executed and delivered the other applicable Transaction Documents to which it shall be a party. Assuming due authorization, execution and delivery by the Sellers, as applicable, this Agreement constitutes, and each such Transaction Document when so executed and delivered will constitute, the valid and binding obligation of the Buyer and each of its Affiliates to which it has assigned rights hereunder pursuant to Section 11.8, enforceable against the Buyer and such Affiliates in accordance with its terms, except as such enforceability may be limited by the Insolvency and Equity Exceptions.

Section 5.3 No Violations. The execution, delivery and performance of this Agreement and the Transaction Documents, and the consummation of the Contemplated Transactions, do not and will not: (a) conflict with or result in any violation of or constitute a breach of the Organizational Documents of the Buyer or any of its Affiliates to which it has assigned rights hereunder pursuant to Section 11.8; (b) violate any material Order against or binding upon the Buyer or such Affiliates or (c) violate any Law applicable to the Buyer, such Affiliates, the Business or any of the Transferred Assets, except with respect to the foregoing clauses (b) and (c) above, as would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect or a material adverse effect on the business, results of operations, financial condition of the Buyer, taken as a whole.

Section 5.4 Governmental Consents and Approvals. Except for filings required solely related to the identity of or any business conducted by the Company or its Affiliates, no approval, consent, waiver or authorization of any Governmental Body is required (a) for or in connection with the execution and delivery by the Buyer or any of its Affiliates to which it has assigned rights hereunder pursuant to Section 11.8, of the Transaction Documents to which it is or will be a party or the consummation by the Buyer or such Affiliates of the Contemplated Transactions or (b) for or in connection with the purchase, acquisition or acceptance of the Transferred Assets or assumption of the Assumed Liabilities from the Sellers.

Section 5.5 Legal Proceedings. There is no Action pending or, to the Knowledge of the Buyer, threatened, against the Buyer or any of its Affiliates to which it has assigned rights hereunder pursuant to Section 11.8, which either individually or in the aggregate, is likely to have a Buyer Material Adverse Effect.

Section 5.6 Finders or Brokers. The Buyer has not utilized the services of any investment banker, broker, finder or intermediary in connection with the Contemplated Transactions who might be entitled to a fee or commission from the Company or for which any Seller would be responsible in connection with this Agreement or upon consummation of the Contemplated Transactions.

Section 5.7 Buyer’s Examination. The Company has provided the Buyer with such access to the records, books, documents, facilities and personnel of the Sellers as the Buyer has deemed necessary and appropriate in order for the Buyer to investigate and examine to its satisfaction the business, affairs and properties of the Sellers sufficient to make an informed decision to purchase the Transferred Assets, to enter into this Agreement and to consummate the Contemplated Transactions. The Buyer is capable of evaluating the merits and risks of the purchase of the Transferred Assets and to consummate the Contemplated Transactions.

Section 5.8 Disclaimer. THE BUYER ACKNOWLEDGES AND AGREES THAT THE TRANSFERRED ASSETS BEING TRANSFERRED HEREUNDER ARE BEING TRANSFERRED ON AN “AS IS, WHERE IS” BASIS “WITH ALL FAULTS,” AND THAT, EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE IV, NONE OF THE SELLERS ARE MAKING ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, RESPECTING THE TRANSFERRED ASSETS, AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER MATTER. The Buyer acknowledges that the Buyer is fully familiar with the Transferred Assets and the Business and acknowledges that any projections or pro forma statements are for illustration purposes and do not form the basis of any liability or a representation or warranty. The Buyer is not relying on any representation and warranty other than those expressly set forth in this Agreement. The Buyer also acknowledges that the potential liability of the Sellers for any potential breach of such representations and warranties set forth in Article IV is limited by the terms of Article IX and Article XI.

Section 5.9 Financing. The Buyer has (through cash on hand, existing credit arrangements or otherwise) as of the date hereof, and will have at the Closing, sufficient funds to pay the Final Cash Closing Amount, any expenses to be incurred by the Buyer in connection with this Agreement and all other amounts payable by the Buyer at the Closing and to perform its obligations hereunder following the Closing and to provide adequate working capital to the Business.

Section 5.10 UK Value Added Tax.

(a) The Affiliate of the Buyer acquiring the United Kingdom Asset Class is or will as a result of the transfer immediately become a taxable person (as defined in section 3(1) of the United Kingdom Value Added Tax Act 1994).

(b) The Transferred Assets which are being transferred by the UK Seller pursuant to this Agreement will be used by the Buyer or an Affiliate of the Buyer acquiring the United Kingdom Asset Class in carrying on the same kind of business for which those Transferred Assets are used by the UK Seller.

Section 5.11 GST/HST Registration. The Buyer is registered for GST/HST purposes under Part IX of the Excise Tax Act (Canada), and its registration number is 819962929.

ARTICLE VI

COVENANTS RELATING TO PERSONNEL ARRANGEMENTS

Section 6.1 Employees and Employee Benefits.

(a) Transfer and Certain Terms and Conditions of Employment of U.S. Employees. The Buyer (or, subject to Section 11.8, an Affiliate of the Buyer) shall offer employment to each U.S. Employee with (i) a rate of base salary, wages or other base compensation and bonus opportunity that are no less than that as in effect for each such U.S. Employee immediately prior to the Closing Date and (ii) such other terms and conditions of employment, including aggregate employee benefits and the target value of any equity incentive awards provide by the Company, that are substantially similar to those that the Buyer provides to its own employees in the United States that have substantially similar employment experience and responsibilities to such U.S. Employee, including the employee benefits set forth on Schedule 6.1(a). Any offers of employment to the U.S. Employees shall provide for employment commencing as of the Closing Date (or, with respect to any U.S. Employee on an approved short or long term disability or workers’ compensation leave of absence as of the Closing Date, as of the date that such U.S. Employee returns to active employment; provided that such U.S. Employee returns to active employment within six months following the Closing Date). The Buyer shall communicate with the Company prior to the extension of employment offers with respect to communicating employment offers to the U.S. Employees, provide the Company with the opportunity to review and comment upon such employment offers and consider in good faith all such comments. Each U.S. Employee who accepts such offer of employment with the Buyer or an Affiliate of the Buyer is referred to as a “Transferred U.S. Employee.” Effective as of the Closing, the Company’s or applicable Seller’s employment of each U.S. Employee other than a U.S. Employee on an approved short or long term disability or workers’ compensation leave of absence, shall cease and, except with respect to a Contract for employment that is an Assumed Plan, the Buyer will not assume any Contracts for employment of any U.S. Employee.

(b) Transfer and Certain Terms and Conditions of Employment of Other Business Employees. The Buyer (or, subject to Section 11.8, an Affiliate of the Buyer) shall offer employment to, or continue the employment of, each (i) Other Business Employee who is a Canadian Employee with (x) a rate of base salary, wages or other base compensation and bonus opportunity that are not less than that in effect for each such Other Business Employee immediately prior to the Closing Date, (y) recognize credit for all service with the Sellers and their Affiliates for purposes of termination entitlements under applicable Law and (z) such other terms and conditions of employment, including aggregate employee benefits and the target value of any equity incentive awards provided by the Company, that are substantially similar to those that are in effect for each such Other Business Employee immediately prior to the Closing Date , and (ii) Other Business Employee who is a UK Employee in accordance with the terms of Section 6.1(n) below. For the avoidance of doubt, the Buyer or an Affiliate of the Buyer shall provide each Other Business Employee with any terms and conditions of employment (which may include but are not limited to those described in the immediately preceding sentence) as are made available to such individual immediately before the

Closing Date that must be continued to constitute comparable employment pursuant to applicable Law or any contractual obligation. Any offers of employment to the Other Business Employees shall provide for employment commencing as of the Closing Date. The Buyer shall communicate with the Company prior to the extension of employment offers with respect to communicating employment offers to the Other Business Employees, provide the Company with the opportunity to review and comment upon such employment offers and consider in good faith all such comments. Each Other Business Employee who accepts such offer of employment or transfers to the Buyer or an Affiliate of the Buyer under the TUPE Regulations is referred to as an “Other Transferred Employee.” Other than as provided in Sections 2.3(h) and (i), the Sellers will be solely responsible for any claims, demands, complaints or actions relating to the termination of the Other Business Employees prior to the Closing, including any claims for severance under applicable Law or contractual obligations.

(c) Severance. (i) The Buyer shall, or shall cause its Affiliates to, have in effect for a period of at least 6 months following the Closing Date a severance plan, practice or policy applicable to each Transferred U.S. Employee that is not less favorable to the employee than the severance plan, practice or policy set forth on Schedule 6.1(c) (with credit for service with the Sellers and their Affiliates and predecessors as set forth in Section 6.1(j)).

(ii) To the extent that the Sellers or any of their Affiliates have an obligation to pay to any Employee severance, separation or termination pay arising from the termination of the employment of such Employee pursuant to a written agreement provided to Buyer or by applicable Law, the offer of employment made to such Employee by the Buyer or its Affiliates shall include an obligation of the Buyer or its Affiliate to pay to such Employee severance, separation or termination pay on substantially the same terms and conditions as of those of the Sellers or any of their Affiliates as of the Closing Date, which payment obligation shall be conditioned upon such Employee executing and not revoking a separation agreement and release of all claims in a form reasonably satisfactory to the Company.

(iii) In addition, other than as provided in Sections 2.3(h) and (i), the Buyer solely shall be responsible for, and have all Liability with respect to, any severance or similar obligation with respect to or arising from the termination of employment with the Buyer and its Affiliates of a Transferred Employee.

(d) Retention Agreements. The Buyer shall assume all of the Liabilities and obligations of the Sellers and their Affiliates with respect to, and shall satisfy in accordance with the terms thereof, any amounts payable under the Retention Letter Agreements identified on Schedule 6.1(d). Any such payments shall be subject to satisfaction by the Employee of the terms of such agreements, including the execution and nonrevocation of a separation agreement and release of all claims in a form reasonably satisfactory to the Company and covering the Employee’s period of employment with the Buyer, the Sellers and their respective Affiliates

(e) Tax-Qualified Plans. Effective as of the Closing Date, each U.S. Employee shall become fully vested in his or her account balance in the Company Retirement Plan, and each Other Business Employee with an account balance in the Harris Canada Systems, Inc. Deferred Profit Sharing Plan shall become fully vested in his or her account balance in that plan. Effective as of the Closing Date, the Buyer shall have, or shall cause its Affiliates to have, in effect a defined contribution plan that is qualified under Section 401(a) of the Code and that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (the “Buyer U.S. Retirement Plan”) in which Transferred U.S. Employees who meet the eligibility criteria thereof immediately shall be eligible to participate. Effective as of the Closing Date, the Transferred

Canadian Employees shall cease to participate, contribute or accrue benefits in the Benefit Plans that provide for retirement savings, such as registered retirement savings plans, deferred profit sharing plans or similar arrangements, that are sponsored or maintained by the Canadian Seller in connection with the Transferred Canadian Employees (the “Seller Canadian Retirement Plans”) to the extent allowable by Law. Effective as of the Closing Date, the Buyer shall have, or shall cause its Affiliates to have, in effect registered retirement savings plans, deferred profit sharing plans or similar arrangements (the “Buyer Canadian Retirement Plans”), which are substantially similar to the Seller Canadian Retirement Plans, in which the Transferred Canadian Employees who meet the eligibility criteria thereof immediately shall be eligible to participate. The Buyer agrees to cause the Buyer U.S. Retirement Plan to accept eligible rollovers by Transferred U.S. Employees from the Company Retirement Plan, including promissory notes evidencing outstanding loans, and the Buyer agrees to cause the Buyer Canadian Retirement Plans to accept eligible transfers by Transferred Canadian Employees from the applicable Seller Canadian Retirement Plans. The Buyer agrees that it will cause the third-party administrators of the Buyer U.S. Retirement Plan and Buyer Canadian Retirement Plans to accept any rollover or transfer contemplated pursuant to this Section 6.1(e) no later than forty-five (45) days following the date that the Buyer or such third-party administrator receives the documentation necessary to process such rollover or transfer.

(f) Certain Welfare Plan Matters. Effective as of the Closing Date, the Buyer shall maintain or cause its Affiliates to maintain Welfare Plans, including a group health plan, in which Transferred U.S. Employees, Transferred Canadian Employees and their spouses, dependents or other beneficiaries, who meet the eligibility criteria thereof immediately may participate (the “Buyer Welfare Plans”). To the extent allowable by Law, following the Closing Date, the Buyer shall ensure that no waiting periods, exclusions or limitations with respect to any pre-existing conditions, evidence of insurability or good health or actively-at-work exclusions are applicable to any Transferred U.S. Employees or Transferred Canadian Employees covered by Welfare Plans maintained by the Sellers or their Affiliates immediately prior to the Closing Date (the “Seller Welfare Plans”), or their spouses, dependents or other beneficiaries, under any similar Buyer Welfare Plans. The Buyer shall be liable under the Buyer Welfare Plans for all amounts payable by reason of claims incurred by the Transferred U.S. Employees, Transferred Canadian Employees and their eligible spouses, dependents and other beneficiaries on and after the date they become Transferred Employees.

(g) COBRA. The Company and its Affiliates shall be solely responsible for any and all Liabilities relating to compliance with the requirements of Section 4980B of the Code and part 6 of subtitle B of Title I of ERISA, or similar state statutes (“COBRA”), including the provision of continuation coverage, with respect to all U.S. Employees who do not become Transferred U.S. Employees, and their spouses and dependents, and with respect to Transferred U.S. Employees, and their spouses and dependents, for whom a qualifying event occurs prior to the Closing Date. The Buyer and its Affiliates shall be solely responsible for any and all Liabilities relating to compliance with the requirements of COBRA, including the provision of continuation coverage, with respect to qualifying events with respect to Transferred U.S. Employees, and their spouses and dependents, that occur on or after the Closing Date.

(h) Cafeteria Plan. The Buyer shall have in effect, or cause to be in effect, as of the Closing Date, health care and dependent care flexible spending reimbursement accounts under a cafeteria plan qualifying under Section 125 of the Code (the “Buyer Cafeteria Plan”) in which Transferred U.S. Employees who meet the eligibility criteria thereof immediately may participate. As soon as practicable following the Closing Date, the Company shall cause to be transferred to the

Buyer an amount in cash equal to the excess of the aggregate accumulated contributions to the flexible spending reimbursement accounts under the Company’s cafeteria plan in which such Transferred U.S. Employees participate (the “Company Cafeteria Plan”) made during the year in which the Closing Date occurs by the Transferred U.S. Employees over the aggregate reimbursement payouts made for such year from such accounts to such Transferred U.S. Employees. The Buyer or an Affiliate of the Buyer shall cause the balance of each Transferred U.S. Employee’s accounts under the Company Cafeteria Plan as of the Closing Date to be credited to the Transferred U.S. Employee’s corresponding accounts under the Buyer Cafeteria Plan in which such employee participates following the Closing Date. On and after the Closing Date, the Buyer shall assume and be solely responsible for all claims for reimbursement by the Transferred U.S. Employees, whether incurred prior to, on or after the Closing Date, that have not been paid in full as of the Closing Date, which claims shall be paid pursuant to and under the terms of the Buyer Cafeteria Plan, and the Buyer shall indemnify and hold harmless the Sellers from any and all claims by or with respect to the Transferred U.S. Employees for reimbursement under the Company Cafeteria Plan that have not been paid in full as of the Closing Date except to the extent that such claims arose solely as result of the Company Cafeteria Plan not being maintained, funded or administered in accordance with its terms and applicable Laws prior to the Closing Date. The Buyer agrees to cause the Buyer Cafeteria Plan to honor and continue through the end of the calendar year in which the Closing Date occurs the elections made by each Transferred U.S. Employee under the Company Cafeteria Plan in respect of the flexible spending reimbursement accounts that are in effect immediately prior to the Closing Date.

(i) Sick Pay and Disability. The Sellers shall be solely responsible for sick pay and disability (whether long-term or short-term) coverage of U.S. Employees on an approved short or long term disability or workers’ compensation leave of absence as of the Closing Date who do not become Transferred U.S. Employees. The Buyer shall be solely responsible for sick pay and disability (whether long-term or short-term) coverage of all Transferred Employees on and after the date that such employees commence active employment with the Buyer and its Affiliates.

(j) Credited Service. With respect to each Benefit Plan, including severance, vacation and paid time-off plans, policies or practices, sponsored or maintained by the Buyer or an Affiliate of the Buyer, the Buyer or such Affiliate shall recognize, for all Transferred Employees, credit for all service with the Sellers and their Affiliates and predecessors, for all purposes (including eligibility, vesting, level of benefits, benefit accrual (other than under a defined benefit pension plan), pre-existing condition limitations and early retirement subsidies); provided that no service credit shall be granted to the extent any duplication of benefits results.

(k) Workers’ Compensation. The Buyer shall have the obligation and Liability for any workers’ compensation, occupational disease or illness, state, provincial or other disability or similar workers’ protection claims with respect to any Transferred Employee, whether the injury or illness giving rise to such claim originates on or after the Closing Date.

(l) Vacation and Other Pay. Effective as of the Closing Date, except as otherwise required by applicable requirements of Law, the Sellers’ obligations and Liability with respect to the accrued and unused vacation days of the Other Transferred Employees shall be transferred to and assumed by the Buyer and its Affiliates, and the Buyer and its Affiliates shall recognize and provide all such unused vacation and pay. As soon as practicable following the Closing Date, the Sellers will pay to each Transferred U.S. Employee an amount in satisfaction of the balance of that Transferred U.S. Employee’s accrued and unused vacation days (as determined as of the date that the Transferred

U.S. Employee separates from employment with the Sellers), less all applicable withholdings. The Buyer shall assume and have Liability for any amounts payable to the Transferred Employees under a Seller Educational Assistance Plan for the employees who have commenced a class or coursework eligible for assistance thereunder as identified on Schedule 6.1(l) and any additional employees who have commenced such class or coursework following the date hereof but prior to the Closing Date.

(m) WARN. The Buyer shall be responsible for all Liabilities under the Worker Adjustment and Retraining Notification Act and similar state, local or foreign Laws resulting from or arising after the Closing. The Buyer acknowledges that it has not informed the Company of any planned or contemplated decisions or actions by the Buyer or its Affiliates concerning any terminations or layoffs that would require service or notice under any Law. The Buyer agrees that it will be solely responsible for any Liabilities created if either the Buyer or its Affiliates take any action that will cause the notice provision of any such Law to become applicable.

(n) TUPE Regulations. The parties acknowledge and agree that the sale and purchase pursuant to this Agreement will constitute a ‘relevant transfer’ for the purposes of the TUPE Regulations and, accordingly, that it will not operate so as to terminate the contracts of employment of any of the UK Employees but such contracts shall be transferred to the Buyer by operation of the TUPE Regulations with effect from Closing. The Buyer will (a) immediately following the execution of this Agreement provide the Sellers with a letter, addressed to Harris Systems Limited, confirming the measures (if any) that the UK Buyer envisages taking in relation to any UK Employees, and (b) use commercially reasonable efforts to provide Sellers with any information as may be necessary to enable the UK Seller to comply with its duty to inform and consult under Regulation 13 of the TUPE Regulations and otherwise use commercially reasonable efforts to provide the Sellers and the UK Seller with such reasonable assistance and cooperation as the Sellers may reasonably require to fulfill their obligations to the UK Employees under the TUPE Regulations. The Buyer and the Sellers shall cooperate regarding the applicable information and consultation requirements of the TUPE Regulations and the UK Seller shall use its commercially reasonable efforts to conduct a UK information and consultation process that is as full and fair as is reasonably practicable within the time available, taking account of the fact that the TUPE information and consultation process will conclude on or before Closing.

(o) Non-solicitation. For a period of one (1) year following the Closing, neither the Company nor any Seller shall offer employment to, or otherwise hire or contract with, any Employee who does not accept the employment offer made by the Buyer or an Affiliate as contemplated in this Section 6.1(b) without the prior consent of the Buyer, which consent shall be reasonably given if the Buyer or any its Affiliate determines in good faith that such Employee is not critical to the Business and does not want to pursue continuing offering employment to such Employee.

(p) Regulation 11 of the TUPE Regulations. The Parties, each having been taken independent legal advice, acknowledge the duties imposed by Regulation 11 of the TUPE Regulations in respect of the provision of Employee Liability Information (as defined by Regulation 11(2) of the TUPE Regulations) and agree that such duties will be adequately satisfied by the process of disclosure against the warranties in this Agreement. UK Buyer acknowledges that its remedies under the warranties provide adequate recourse in respect of the provision of Employee Liability Information in all the circumstances and that it would not be just and equitable to pursue any future claim in respect of Employee Liability Information in the employment tribunal. Accordingly, UK Buyer undertakes not to bring such a claim against Sellers and agrees that, if in breach of its undertaking in this Section 6.1(p), it will indemnify Sellers fully in respect of any Liabilities arising from or in connection with such a claim.

(q) Excluded UK Employees. If any contract of employment of an Excluded UK Employee is deemed or alleged to have effect as if originally made between the UK Buyer and such person, or any liability regarding the employment of an Excluded UK Employee is deemed or alleged to have transferred to the UK Buyer as a result of the provisions of the TUPE Regulations and this Agreement:

(i) the UK Buyer shall, within 5 Business Days of becoming aware of the application or alleged application of the TUPE Regulations to any such contract or liability notify UK Seller in writing that such employment contract is deemed or alleged to have effect as if originally made between such Excluded UK Employee and the UK Buyer, and

(ii) subject to compliance with Section 6.1(q)(i), the UK Buyer may terminate any relevant Excluded UK Employee’s employment within 5 Business Days of notifying UK Seller under Section 6.1(p)(A), and

(iii) UK Seller shall indemnify the UK Buyer against any Liabilities which the UK Buyer incurs in connection with the termination of such Excluded UK Employee’s employment and, in relation to any such Excluded UK Employee whose employment is terminated in accordance with Section 6.1(q)(ii), any Liabilities in connection with such Excluded UK Employee’s employment prior to and from Closing until the termination date (or, if shorter, until the period of 12 weeks from Closing) in accordance with Section 6.1(q)(ii), but excluding any Liabilities to the extent it arises out of or is connected with any act of unlawful discrimination by UK Buyer; provided that UK Buyer: (X) uses reasonable endeavours to minimise any Liabilities in respect of which UK Buyer is indemnified pursuant to this Section 6.1(q)(iii); (Y) complies with all reasonable instructions from UK Seller with a view to minimising any Liabilities in respect of which UK Buyer is indemnified pursuant to this Section 6.1(q)(iii); and (Z) promptly provides UK Seller with all information reasonably and lawfully requested in order to enable UK Seller to give instructions as envisaged by Section 6.1(q)(iii).

(r) Accrued Items. Except as otherwise expressly set forth in this Section 6.1, the Sellers shall be responsible for all salaries, wages, commissions, incentive payments, bonuses, employer insurance contributions and similar obligations (including all related Taxes and social insurance costs), relating to Transferred Employees to the extent that any such payment obligation accrues prior to the Closing Date; provided that to the extent any of the foregoing is included in the Closing Working Capital then the obligation to pay such amounts shall be assumed by the Buyer and constitute Assumed Liabilities.

Section 6.2 No Third Party Beneficiaries. No provision contained in this Article VI shall (a) be treated as an amendment of any particular employee benefit plan or compensation arrangement maintained or to be maintained by the Sellers, the Buyer or any of their respective Affiliates, (b) except as expressly provided herein or under applicable Law, obligate the Buyer or any of its Affiliates to (i) maintain any particular benefit plan or compensation arrangement or (ii) retain the employment, or terms of employment, of any particular employee, after the Closing or (c) except as expressly provided herein or under applicable Law, prevent the amendment or termination of any employee benefit plan or compensation arrangement after the Closing or interfere with the right or obligation of the Buyer or its Affiliates to make changes to such a plan or arrangement. Without limiting the generality of Section 11.5, the Sellers and the Buyer acknowledge and agree that all provisions contained in this Article VI are included for the sole benefit of the Sellers, the Buyer and their respective Affiliates, and that nothing in this Article VI, whether express or implied, shall create any third party beneficiary or other rights in any other Person, including any Transferred Employee or any other employee, former employee, or participant in any employee benefit plan or compensation arrangement (or any spouse, dependent or other beneficiary thereof), of the Sellers, the Buyer or their respective Affiliates.

ARTICLE VII

COVENANTS PENDING THE CLOSING

The Company and the Buyer hereby covenant and agree that after the date hereof until the Closing (except as otherwise provided below) and except as otherwise agreed to in writing by the other party:

Section 7.1 Approvals. The Buyer and the Company shall cooperate with one another (i) in determining whether any other action by or in respect of, or filing with, any Governmental Body is required in connection with the consummation of the Contemplated Transactions and (ii) in taking such actions or making any such filings, in furnishing such information as may be required in connection therewith.

Section 7.2 Representations and Updates. From the date hereof to the Closing Date, each of the Company and the Buyer promptly shall notify the other in writing (a) if it has Knowledge that any information set forth in any of the representations or warranties contained herein is no longer materially correct or (b) if it gains Knowledge that any of its representations or warranties contained herein were incorrect in any material respect when made. No such disclosures shall be deemed to modify, amend or supplement the representations or warranties of the Company or the Buyer contained herein or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant, agreement or obligation or for any other purpose whatsoever (including satisfaction of the conditions).

Section 7.3 Commercially Reasonable Efforts. The Company and the Buyer shall each use commercially reasonable efforts to cause the consummation of the Contemplated Transactions to occur on the Closing Date. The Buyer shall use commercially reasonable efforts to establish any necessary presence (which may include, if appropriate, appointment of a distributor) in each territory or country in which each Asset Class is located so that the Closing can take place without delay.

Section 7.4 Access to Premises and Information; Customers. (a) From the date hereof to the Closing Date, the Company shall give to, or cause to be made available for, the Buyer and its other representatives access and the right, upon reasonable prior notice and in such a manner that does not disrupt the Sellers’ businesses, to inspect during normal business hours all the documents, Assigned Contracts, and Records of the Sellers relating to the Business; provided that the parties shall maintain the confidentiality of any disclosed information to the extent set forth in the Mutual Confidentiality Agreement, dated April 29, 2015 (the “Confidentiality Agreement”), between an Affiliate of the Buyer and the Company, and the Buyer and the Company shall not seek or provide access to matters that (i) relate to the auction or sale process related to the Business, (ii) disclosure of which might affect attorney-client privilege or other privilege of the Company or any of its Affiliates, or (iii) might be expected to result in or constitute a violation of applicable Law or breach of contract.

If such access is restricted due to a term in an Assigned Contract, the Company shall use its commercially reasonable efforts to secure consent from the other party to such an Assigned Contract to provide such access.

(b) The Buyer will not communicate with the Employees and suppliers and customers of the Business relating to this Agreement and the Contemplated Transactions without first obtaining the prior written consent of the Company, which consent may require that the communication be undertaken jointly with the Company.

Section 7.5 Conduct of Business. Except as set forth on Schedule 7.5, or as may be otherwise contemplated by this Agreement (including pursuant to Sections 7.6 and 7.7) or may be undertaken to effectuate the Contemplated Transactions, or with the prior written consent of the Buyer, which shall not be unreasonably or unnecessarily withheld, delayed or conditioned, from the date hereof and prior to the Closing, the Company will (a) operate the Business only in the ordinary course consistent with past practice and (b) use commercially reasonable efforts to preserve intact the organization of the Business.

Section 7.6 Transaction Documents. The parties shall cooperate to prepare as soon as reasonably practicable any and all Transaction Documents not prepared as of the date of this Agreement. In addition, the parties hereby agree that each agreement, arrangement or other instrument as shall be required under Law in order to transfer the Transferred Assets or effectuate the assumption of the Assumed Liabilities in jurisdictions inside or outside of the United States shall include only those representations, warranties and indemnities provided for in this Agreement and such other provisions as are required by Law to give effect to such transfer and in any event such agreement, arrangement or other instrument will be given the same treatment as Local Transfer Documents as set forth in Section 11.9.

Section 7.7 Letters of Credit; Guarantees and Performance Bonds. Schedule 7.7 sets forth the outstanding letters of credit, letters of guaranty and performance bonds of Sellers related to the Transferred Assets transferred as of Closing. The Parties shall use commercially reasonable efforts to (a) terminate such outstanding letters of credit, letters of guaranty and performance bonds effective as of the Closing; and (b) in connection with such termination, arrange for the Buyer to issue replacement letters of credit, letters of guaranty and performance bonds to be effective as of Closing. To the extent the Closing occurs without a termination or release of the relevant letters of credits, guarantees, performance bonds or other obligations, the Buyer shall indemnify the Company and its Affiliates against any Damages of any kind whatsoever with respect to such Liabilities. The Parties agree to continue to use commercially reasonable efforts after the Closing to relieve the Company and its Affiliates of all such Liabilities.

ARTICLE VIII

ADDITIONAL COVENANTS OF THE PARTIES

Section 8.1 Publicity. Except as may be required by Law or Governmental Bodies (including disclosures advisable or required under the securities Laws or any listing agreement covering publicly traded securities), the Buyer shall not release, generate or permit any publicity concerning this Agreement or the Contemplated Transactions or otherwise announce or disclose to a third party any matter relating to this Agreement or the Contemplated Transactions (except in connection with obtaining requisite consents) without the prior express written consent of the Company, in its sole discretion. If such disclosure is required by applicable Law (including disclosures advisable or required under the securities Laws or any listing agreement covering publicly traded securities), the Buyer shall, before making such release or announcement, provide a copy thereof to the Company at least three (3) Business Days prior to such issuance, accompanied by a reasonable explanation of the basis for such disclosure. The Company may release, generate or permit any publicity concerning this Agreement or the Contemplated Transactions or otherwise announce or disclose to a third party any matter relating to this Agreement or the Contemplated Transactions as it determines in its sole discretion. No party shall be required to provide notice to the other or otherwise comply with this Section 8.1 to’ the extent any proposed release or announcement is consistent with information that has previously been made public without breach of the obligations under this Section 8.1.

Section 8.2 Access after Closing. The Company shall have the right following the Closing to have reasonable access (a) to (and, at its expense, to make copies of) such books, records and accounts, including financial and Tax information, correspondence, production records, employment records and other similar information as are transferred to the Buyer pursuant to the terms of this Agreement and (b) to the Transferred Employees; including (i) for concluding its involvement in the Business, (ii) in connection with its involvement in any pending or threatened Action and (iii) for complying with its obligations under applicable securities, Tax, employment or other Laws. Such right of access shall continue for such period of time following the Closing as is necessary to enable the Company to comply with such obligations. At any time after the Closing that the Buyer proposes to destroy any such materials or information, the Buyer shall first notify the Company and the Company shall be entitled to receive such materials or information proposed to be destroyed.

Section 8.3 Cooperation in Litigation. In the event and for so long as any party actively is contesting or defending against or prosecuting any Action in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing, the other party will (i) cooperate with the contesting, defending or prosecuting party and its counsel in the contest, defense or prosecution, (ii) make available its personnel who possess knowledge pertaining to such Action to provide such recollections and explanations of events or documents, to consult with respect to litigation and settlement discussions, to comply with requests for depositions and for testimony at trial, to assist with answering and verifying interrogatory responses, and to attend strategy sessions and judicial and arbitration proceedings, and (iii) provide such access to its books and records as shall be necessary in connection with the contest or defense. The party requesting such cooperation, to the extent not entitled to indemnification hereunder, shall pay the reasonable out-of-pocket expenses (including reasonable legal fees and disbursements) of the party providing such cooperation and of its officers, directors, employees and agents reasonably incurred in connection with providing such cooperation.

Section 8.4 Tax Matters.

(a) Cooperation. In connection with the preparation of Tax Returns, audit examinations, and any administrative or judicial proceedings relating to the Tax liabilities imposed with respect to the Business for a Tax period ending on or before the Closing Date or for a Straddle Period, the parties shall cooperate fully with each other, including, without limitation, the furnishing or making available during normal business hours of records, personnel (as reasonably required), books of account, powers of attorney or other materials necessary or helpful for the preparation of such Tax Returns, the conduct of audit examinations or the defense of claims by Tax Authorities as to the imposition of Taxes.

(b) Apportionment of Taxes. For purposes of this Agreement, the portion of Tax that is attributable to any Tax period that begins on or before the Closing Date and ends after the Closing Date (a “Straddle Period”) will be apportioned between the period of the Straddle Period that extends before the Closing Date through the close of business on the Closing Date (the “Pre-Closing Straddle Period”) and the portion of the Straddle Period that extends from the close of business on the Closing Date to the end of the Straddle Period (the “Post-Closing Straddle Period”) in accordance with this Section 8.4(b). The portion of such Tax attributable to the Pre-Closing Straddle Period will (i) in the case of any Taxes other than sales or use taxes, value-added taxes, employment taxes, withholding taxes, and any Tax based on or measured by income, receipts or profits earned during a Straddle Period, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Straddle Period and denominator of which is the number of days in the Straddle Period, and (ii) in the case of any sales or use taxes, value-added taxes, employment taxes, withholding taxes, and any Tax based on or measured by income, receipts or profits earned during a Straddle Period, be deemed equal to the amount that would be payable if the Straddle Period ended on and included the Closing Date. To the extent that any Tax for a Straddle Period is based on the greater of a Tax on income, on the one hand, and a Tax measured by net worth or some other basis not otherwise measured by income, on the other, the portion of such Tax related to the Pre-Closing Straddle Period will be deemed to be (1) if the amount of such Tax for the Straddle Period is measured by net worth or other basis, the amount of such Tax determined as though the taxable values for the entire Straddle Period equal the respective values as of the Closing Date and multiplying the amount of such Tax by a fraction the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Straddle Period and the denominator of which is the number of days in the Straddle Period or (2) if the amount of such Tax for the Straddle Period is measured by income, the amount of such Tax determined as though the applicable Tax period terminated at the end of the day on the Closing Date. The portion of Tax attributable to a Post-Closing Straddle Period will be calculated in a corresponding manner.

(c) Certain Controversies. If the Company would be required to indemnify the Buyer pursuant to Section 9.1 with respect to a Tax matter then: (i) the Company shall have the right (but not the duty) to participate in the defense of such Tax matter and to employ counsel, at its own expense, separate from counsel employed by the Buyer; (ii) the Buyer shall not enter into any settlement of or otherwise compromise any such Tax matter to the extent that it adversely affects the Tax liability of the Company (including any obligation to indemnify the Buyer for Taxes under this Agreement) without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed; and (iii) the Buyer will, in good faith, follow the reasonable direction of the Company regarding the conduct of or positions taken in any such proceeding. Section 9.4 also shall apply to Tax matters, but only to the extent not inconsistent with this Section 8.4(c).

(d) Value Added Tax. The consideration for the United Kingdom Asset Class is expressed exclusive of VAT. Subject to the following provisions of this Section 8.4(d), the Affiliate of the Buyer acquiring the United Kingdom Asset Class covenants to pay to the UK Seller, in addition to the consideration for the United Kingdom Asset Class, the amount of VAT (if any) which is properly chargeable by the UK Seller to the Affiliate of the Buyer on or in respect of such consideration. The Buyer and the Company consider that the transfer of the UK part of the Business pursuant to this Agreement should for VAT purposes constitute the transfer to the Affiliate of the Buyer acquiring the United Kingdom Asset Class as a going concern and should accordingly fall within Article 5 of the Value Added Tax (Special Provisions) Order 1995 so as to be treated as neither a supply of goods nor a supply of services for VAT purposes. If H.M. Revenue & Customs determine that VAT is chargeable in respect of the transfer of the UK part of the Business pursuant to this Agreement, the Affiliate of the Buyer acquiring the United Kingdom Asset Class shall pay to the UK Seller (or to the Company, acting on behalf of the UK Seller) on the Closing Date or, if later, five Business Days after receipt of notice from the UK Seller of that determination, and against delivery of a valid VAT invoice, the amount of any VAT (plus any interest or penalties arising thereon other than as a result of a breach of representation under Section 4.11(b)) which is chargeable in respect of the transfer of the UK part of the Business. The UK Seller will preserve any VAT records of the UK part of the Business for such period as may be required by Law (and, in any event, for not less than six years from the Closing Date). Subject to being given reasonable notice by the Buyer, the UK Seller will make those VAT records available to the Buyer or its agents for inspection and copying (at the Buyer’s expense).

(e) GST/HST Election. If applicable, on Closing, the Buyer and the Canadian Seller shall execute jointly an election under section 167 of the Excise Tax Act (Canada) to have the sale of the Canadian Seller’s Transferred Assets take place on a GST/HST-free basis. The Buyer shall file such election no later than the filing date for its GST/HST return for the reporting period in which the Closing Date takes place. Notwithstanding anything to the contrary in this Agreement, the Buyer shall indemnify and hold harmless the Canadian Seller in respect of any GST/HST, penalties, interest and other amounts which may be assessed against the Canadian Seller as a result of the transactions under this Agreement not being eligible for such election or as a result of the Buyer’s failure to file the election within the prescribed time.

(f) Canadian Section 22 Tax Election. If available, the Buyer and each applicable Seller shall elect jointly in the prescribed form under section 22 of the Income Tax Act (Canada), and the corresponding provisions of any other applicable Tax statute as to the sale of the Accounts Receivable and designate in such election an amount equal to the portion of the Purchase Price allocated to the Accounts Receivable sold by such Seller pursuant to Section 3.8. This election, or these elections, shall be made within the time prescribed for such elections.

(g) Canadian Subsection 20(24) Tax Election. The Buyer and the Canadian Seller shall, if available, jointly execute and file an election under subsection 20(24) of the Income Tax Act (Canada) in the manner required by subsection 20(25) of the Income Tax Act (Canada) and under the equivalent or corresponding provisions of any other applicable provincial or territorial statute, in the prescribed forms and within the time period permitted under the Income Tax Act (Canada) and under any other applicable provincial or territorial statute, as to such amount paid by the Canadian Seller to the Buyer for assuming future obligations. In this regard, the Buyer and the Company acknowledge that a portion of the Transferred Assets transferred by the Canadian Seller pursuant to this Agreement and having a value equal to the amount elected under subsection 20(24) of the Income Tax Act (Canada) and the equivalent provisions of any applicable provincial or territorial statute, is being transferred by the Canadian Seller as a payment for the assumption of such future obligations by the Buyer.

(h) Canadian Section 56.4 Election. At the request of the Company and to the extent permitted by the Income Tax Act (Canada), the parties shall make, and the Company shall file, or cause to be filed, any elections or amended elections in prescribed form (or such other form as the Company may reasonably request) and within the prescribed time limits pursuant to subsection 56.4(7) of the Income Tax Act (Canada), and any analogous provision of provincial or territorial Tax legislation.

Section 8.5 Bulk Sales Laws. The Company and the Buyer each waive compliance with any bulk sales Laws applicable to the sale of the Transferred Assets or the transfer of the Business to the Buyer and/or its Affiliates.

ARTICLE IX

INDEMNIFICATION

Section 9.1 Indemnification by the Company. Subject to the terms and conditions set forth in this Article IX, following the Closing the Company shall indemnify, defend and hold harmless the Buyer and its Affiliates and their respective officers, directors and employees (collectively, the “Buyer Indemnified Persons”) from and against, and shall reimburse the Buyer Indemnified Persons for, all Damages actually sustained, incurred or suffered by any Buyer Indemnified Person resulting directly from:

(a) any misrepresentation, breach, or inaccuracy of any representation or warranty of the Company contained in Article IV after taking into account any supplement to the Disclosure Schedule;

(b) any material breach or any material default in the performance of any covenant, agreement or obligation of the Company set forth in this Agreement; and

(c) any Excluded Liability.

Section 9.2 Indemnification by the Buyer. (a) Subject to the terms and conditions set forth in this Article IX, following the Closing the Buyer shall indemnify, defend and hold harmless the Sellers, their Affiliates and their respective officers, directors and employees (collectively, the “Seller Indemnified Persons”) from and against, and shall reimburse the Seller Indemnified Persons for, all Damages actually sustained, incurred or suffered by the Seller Indemnified Persons resulting directly from:

(i) any misrepresentation, breach, or inaccuracy of any representation or warranty of the Buyer contained in or made pursuant to this Agreement;

(ii) any material breach or any material default in the performance of any covenant, agreement or obligation of the Buyer set forth in this Agreement;

(iii) any Assumed Liability;

(iv) the possession, use, operation or management of the Transferred Assets or the Business after the Closing;

(v) any claims for severance, separation, termination or notice period pay or similar payments or obligations by or in respect of the Transferred Employees (whether statutory, contractual or other) relating or with respect to obligations or Liabilities of the Buyer or its Affiliates set forth in Article VI; and

(vi) any claims by or in respect of any UK Employees whose employment transfers to the Buyer or an Affiliate of the Buyer pursuant to the TUPE Regulations (whether in contract or in tort or under statute or under common law or under EU law) as a result of actions taken or omitted to be taken by the Buyer or any Affiliate of the Buyer after the Closing, or otherwise in connection with their employment by the Buyer or such Affiliate or the Closing.

(b) For the avoidance of doubt, the Buyer shall have no obligation to indemnify, defend and hold harmless the Seller Indemnified Parties from and against all Damages actually sustained, incurred or suffered by the Seller Indemnified Persons resulting directly from any claims made by a Transferred Employee against the Company or its Affiliates which solely relate to and result from the Company’s employment of such Transferred Employee.

Section 9.3 Direct Claims. In the event the Company or the Buyer or any other Person entitled to be indemnified hereunder (the “Claimant”) desires to make a claim for indemnification pursuant to Section 9.1 or Section 9.2 hereof against the other, the Claimant shall give prompt written notice of the claim to the Indemnitor, describing in reasonable detail the nature of the claim and the specific basis on which the Indemnitor has liability for the claim under this Agreement and referring to this Section 9.3 and the terms hereof. Failure to give such notice shall not affect the indemnification provided hereunder except to the extent that such failure shall have prejudiced the Indemnitor as a result thereof.

Section 9.4 Matters Involving Third Parties, Etc. (a) If any legal proceeding is instituted or any claim or demand is made (a “Third Party Claim”) against an indemnified party hereunder (the “Indemnified Party”) that (if prosecuted successfully) would be a matter for which such Indemnified Party is entitled to indemnification under this Article IX and a claim for indemnification under this Article IX (an “Indemnification Claim”) is to be made against the party from which indemnification is sought (the “Indemnitor”), such Indemnified Party shall give prompt written notice to such Indemnitor requesting such indemnification and specifying in reasonable detail the basis on which indemnification is sought. Such notice shall contain or be accompanied by such other material information as such Indemnified Party shall have concerning the Third Party Claim. The failure to notify the Indemnitor shall not relieve the Indemnitor of any duty to indemnify which otherwise might exist with regard to such claim unless (and only to the extent that) such failure to notify prejudices or damages the Indemnitor as a result thereof The Indemnified Party shall promptly deliver to the Indemnitor copies of all notices and documents (including court papers) received by such Indemnified Party relating to any such Third Party Claim.

(b) If a Third Party Claim is made or commenced and an Indemnification Claim is made with respect thereto, the Indemnitor shall have the right, upon giving written notice to the Indemnified Party, to participate in the defense of such claim (to the extent permissible under Law) or to assume the defense of such Third Party Claim, at its own expense through an attorney selected by the Indemnitor; provided that, if the Indemnitor elects to assume the defense of a Third Party Claim, the Indemnitor will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with such defense (other than reasonable out-of-pocket costs of investigation). Election of the Indemnitor to defend a Third Party Claim shall not be construed to be an admission as to liability for indemnification hereunder.

(c) If the Indemnitor elects to assume the defense of a Third Party Claim, (i) the Indemnified Party will reasonably cooperate and reasonably make available to the Indemnitor (and its representatives) at the expense of Indemnitor all employees and furnish (without expense to such Indemnitor) such information, books and records in its possession or under its control as may be reasonably necessary or useful in connection with such defense and (ii) the Indemnitor shall have the right to compromise and settle in good faith any such claim; provided that the claim involves only money damages and does not seek an injunction or other equitable relief, and, further; provided, that such release or settlement contains an unconditional release of the Indemnified Party. If such conditions are not satisfied and such unconditional release not obtained, then the Indemnitor will not compromise or settle such claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. If the Indemnitor conducts the defense of a claim, the Indemnified Party may retain separate co-counsel at its own cost and expense and participate in such defense and shall have reasonable access to all reasonably relevant information and documentation relating to the Third Party Claim and the Indemnitor’s defense thereof. Notwithstanding the above, Indemnitor shall not have the right to assume the defense of a Third Party Claim if, in the reasonable determination of the Indemnified Party, there exists a conflict of interest between the Indemnitor and the Indemnified Party that cannot be waived.

(d) If the Indemnitor does not elect to assume the defense of a Third Party Claim, (i) the Indemnified Party shall have the right to conduct such defense, (ii) the Indemnified Party may only consent to entry of any judgment upon, or compromise and settle in good faith any such Third Party Claim, with the, prior written consent of the Indemnitor and (iii) if it is ultimately determined that the claim of loss which shall form the basis of such judgment or settlement is one that is validly an obligation of the Indemnitor that elected not to assume the defense, then such Indemnitor shall be bound by any ultimate judgment or settlement as to the existence and the amount of the claim and the amount of said judgment or settlement (including the costs and expenses of defending such claims) shall be conclusively deemed for all purposes of this Agreement to be a liability on account of which the Indemnified Party is entitled to be indemnified hereunder, subject to any limits on the right to be so indemnified hereunder. Upon the determination of liability under and subject to Section 9.1 or Section 9.2 hereof, the appropriate party shall within 30 days of such determination, pay the amount of such claim.

Section 9.5 Limitations, Etc. (a) Notwithstanding anything in this Agreement to the contrary, the liability of the Indemnitor to indemnify the Indemnified Party against any Damages shall be limited to Indemnification Claims with respect to which the Indemnified Party has given to the Indemnitor written notice thereof at or prior to the applicable survival date, if any, as set forth in Section 9.9.

(b) Other than with respect to the breach of any Fundamental Representations, the Company shall not have any Liability under Section 9.1(a) unless the aggregate amount of all Damages relating thereto for which the Company would, but for this sentence, be liable under Section 9.1(a) exceeds $250,000, and then only to the extent of such excess. For purposes of determining any Liability under Section 9.1, including for purposes of calculating Damages pursuant to the immediately preceding sentence, the Company shall not have any Liability for any Damages in respect of any misrepresentation, breach, inaccuracy or default if the aggregate amount of such Damages relating to a single claim (or a group of claims relating to the same facts or circumstances, event or transaction) does not exceed $50,000. In any event, other than with respect to the breach of any Fundamental Representations or in the case of fraud or willful or intentional misrepresentation, the Company shall not have any obligation to pay, in respect of Damages indemnifiable pursuant to Section 9.1, an amount in excess of the Escrow Amount and, except as provided in the following sentence, the Escrow Account shall serve as the sole and exclusive source of payment for the Buyer’s rights pursuant to Section 9.1. Notwithstanding the previous sentence or anything herein to the contrary, except in the case of fraud or willful or intentional misrepresentation, with respect to breach of any Fundamental Representations the Company shall not have any obligation to pay, in respect of Damages indemnifiable pursuant to Section 9.1 for such breach, an amount in excess of the sum of the Final Cash Closing Amount plus the Escrow Amount.

(c) The Indemnified Party’s right to reimbursement hereunder on account of any Damages shall be reduced by (i) the amount actually received by the Indemnified Party from a third party (including an insurance company), (ii) the amount paid by such third party to another for the account or benefit of the Indemnified Party, with respect to the settlement or resolution of a claim for which the Indemnified Party was entitled to be reimbursed hereunder or (iii) the amount of any Tax benefit realized or reasonably expected to be realized as a result of such Damages. The Indemnified Party shall use commercially reasonable efforts to seek recovery from any third party covering any Damages to the same extent as it would if such Damages were not subject to indemnification hereunder.

(d) UNDER NO CIRCUMSTANCES SHALL THE COMPANY, THE OTHER SELLERS OR THE BUYER BE LIABLE UNDER THIS ARTICLE IX OR OTHERWISE, FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR LOSSES, INCLUDING LOST PROFITS, SALES OR REVENUES OR MULTIPLE-BASED DAMAGES OR LOSSES, OR DIMINUTION OF VALUE.

(e) Neither party shall be entitled to recover any indemnification payment or other amounts due from the other party hereunder by retaining and setting off the amounts (whether or not such amounts are liquidated or reduced to judgment) against any amounts due or to become due from such party hereunder or under any document delivered pursuant hereto or in connection herewith (other than pursuant to the Escrow Agreement in accordance with the terms thereof).

(f) The Escrow Amount shall be held in the Escrow Account pursuant to the terms of the Escrow Agreement as security in favor of Buyer in respect of, and the Escrow Account shall serve as the sole and exclusive source of payment for, (i) the Buyer’s rights pursuant to the Company’s indemnification obligations pursuant to Section 9.1 (other than as otherwise provided in Section 9.5(b)) and (ii) the Buyer’s rights pursuant to Section 3.3 above (but in that case, for the avoidance of doubt, any amount payable shall not be subject to a deductible, threshold or minimum claim amount). Subject to the following requirements and the requirements of the Escrow Agreement, the Escrow Account shall be in existence (the “Escrow Period”) immediately following the Closing and shall terminate at 5:00 p.m., California time, on the last day of the Survival Period (the “Escrow Release Date”). Except as set forth below, promptly after the Escrow Release Date the Escrow Agent shall release from the Escrow Account and pay to the Company the remaining portion of the Escrow Account.

Notwithstanding anything in this Agreement to the contrary, the Escrow Period shall not terminate and the Escrow Release Date shall be extended with respect to such amount of the Escrow Account reasonably claimed by Buyer pursuant to any claims made against such Escrow Account in accordance with this Agreement and the Escrow Agreement and not fully resolved prior to the original Escrow Release Date. As soon as any such claims have been resolved pursuant to this Agreement and the Escrow Agreement, the Escrow Agent shall release from the Escrow Account and pay to the Company the remaining portion of the Escrow Amount.

(g) Notwithstanding anything to the contrary contained in this Agreement, no Indemnified Party shall have any right to seek or obtain indemnification under this Agreement for any double recovery of any identical Damages to the extent such Indemnified Party or its Affiliate has been indemnified or reimbursed for such amount under any other provision of this Agreement (including to the extent such matter is included in the calculation of Closing Working Capital).

Section 9.6 Specific Performance. The parties acknowledge and agree that the breach of this Agreement by a party would cause irreparable damage to the other party and the party would not have an adequate remedy at law for such breach. Therefore, the obligations of the parties under this Agreement, including the Company’s obligation to sell the Transferred Assets to the Buyer and the Buyer’s obligation to purchase the Transferred Assets and to perform and satisfy the Assumed Liabilities, shall be enforceable by specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith without the posting of any bond. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which a party may have under this Agreement.

Section 9.7 Exclusive Remedy. Notwithstanding any other provision of this Agreement, following the Closing, the remedies provided for in this Article IX shall constitute the Buyer Indemnified Persons’ sole and exclusive remedy for any claims made in connection with this Agreement, the Contemplated Transactions or the Buyer’s ownership or operation of the Business or Transferred Assets. THE BUYER HEREBY WAIVES, WITH RESPECT TO THIS AGREEMENT AND THE CONTEMPLATED TRANSACTIONS, ALL OTHER RIGHTS AND REMEDIES ARISING UNDER OR BASED UPON ANY STATUTORY (INCLUDING THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, 42 U.S.C. § 9601 ET SEQ., AND OTHER ENVIRONMENTAL LAWS) OR COMMON LAW OR OTHERWISE, AND AGREES NOT TO BRING ANY ACTIONS OR PROCEEDINGS AT LAW, IN EQUITY, IN TORT OR OTHERWISE, INCLUDING RESCINDING THE AGREEMENT, IN RESPECT OF ANY BREACHES OF REPRESENTATIONS, WARRANTIES OR OTHER PROVISIONS OF THIS AGREEMENT OR IN CONNECTION WITH THE CONTEMPLATED TRANSACTIONS.

Section 9.8 Adjustment to Purchase Price. Any payment under this Article IX shall be treated by the parties for Tax purposes as an adjustment to the Final Purchase Price.

Section 9.9 Survival of Representations, Warranties and Covenants. The representations and warranties contained in this Agreement will survive until the eighteen (18) month anniversary of the Closing Date (“Survival Period”), after which all causes of action and liability with respect to such representations and warranties shall terminate and be of no further force and effect, except as to any alleged inaccuracy or breach thereof of which a party prior to the expiration of such period shall have advised the other party in writing, specifying in reasonable detail the representation or warranty that is alleged to be inaccurate or breached; provided, however, that each Fundamental Representation shall survive the Closing until the expiration of the statute of limitation period applicable to such Fundamental Representation. The right of a party to seek indemnification hereunder shall remain in effect for the period specified in this Section 9.9. The covenants, agreements and obligations of the Buyer and the Company contained in this Agreement shall not survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, and each such surviving covenant, agreement and obligation shall survive the Closing until the end of the Survival Period or for the period contemplated by its explicit terms.

Section 9.10 GST/HST Gross-Up. If any payment made by the Canadian Seller or the Buyer pursuant to this Article IX is deemed by the Excise Tax Act (Canada) to include GST/HST, or is deemed by any applicable provincial or territorial legislation to include a similar value added or multi-staged tax, the amount of such payment shall be increased accordingly.

ARTICLE X

TERMINATION OF AGREEMENT

Section 10.1 Termination. This Agreement and the Contemplated Transactions may be terminated or abandoned at any time before the Closing Date:

(a) by the mutual written consent of the Company and the Buyer; or

(b) by the Company or the Buyer if any Governmental Body of competent jurisdiction shall have issued any final and nonappealable Order prohibiting or enjoining the Contemplated Transactions; provided that either party may only exercise its right to terminate this Agreement pursuant to this Section 10.1(b) if it has used commercially reasonable efforts to prevent the entry of such Order and exhausted its rights to appeal as promptly as possible any such Order.

Section 10.2 Obligations Upon Termination. If this Agreement shall be terminated pursuant to Section 10.1(a) or Section 10.1(b) then neither party shall have any further liability or obligation to the other. Notwithstanding the foregoing, the obligations of the parties under the Confidentiality Agreement and under Section 8.1, Section 9.6, this Section 10.2, Section 11.1, Section 11.2, Section 11.13 and Section 11.14, shall survive such termination.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.1 Costs and Expenses. Except as otherwise provided herein, each party shall pay its own expenses in connection with the preparation, execution and performance of this Agreement and the other Transaction Documents.

Section 11.2 Governing Law; Jurisdiction. (a) This Agreement, and any and all proceedings commenced in connection with or relating to this Agreement, shall be governed by, and construed and enforced in accordance with, the Laws of the State of New York without regard of the Laws that might otherwise govern under the applicable principles of conflict of laws of the State of New York (other than Section 5-1401 of the General Obligations Law of the State of New York).

(b) Each party agrees to submit to the exclusive jurisdiction of the United States District Court or state courts located in New York, New York, for the purpose of any Action against a party hereto with respect to the subject matter of, or related to, this Agreement. Each party irrevocably waives any objection which it may now or hereafter have to the venue of any Action arising out of or relating to this Agreement brought as provided in this subsection, and further irrevocably waives any claim that any such Action brought in any such court has been brought in an inconvenient forum. To the extent a party has or may later acquire any immunity from jurisdiction of any court or from legal process with respect to itself or its property, such party hereby irrevocably waives such immunity under this subsection.

(c) Each party to this Agreement agrees that service of process shall be made in accordance with the notice provisions set forth in Section 11.3.

Section 11.3 Notices. All notices, consents, requests, instructions, approvals and other communications that may be or are required to be given, served or sent by either party hereto pursuant to this Agreement, shall be in writing in English and given by delivery in person, by electronic facsimile transmission, electronic mail with confirmation of delivery, by overnight delivery by a nationally recognized private courier, or by U.S. mail. Notices delivered by hand, by facsimile, by electronic mail or by nationally recognized private courier shall be treated as if given on the first Business Day following receipt; provided, however, that a notice delivered by facsimile or by electronic mail shall only be effective if such notice is also delivered by hand, by nationally recognized private courier or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two Business Days after its delivery by facsimile or electronic mail. Notices delivered by overnight delivery by a nationally recognized private courier shall be treated as if given on the second Business Day following deposit with such courier. Notices delivered by U.S. mail shall be treated as if given on the fifth Business Day following deposit with the U.S. Postal Service. All notices shall be addressed as follows:

If to the Seller:

Harris Corporation

1025 West NASA Boulevard

Melbourne, Florida 32919

Attention: Scott T. Mikuen

Senior Vice President and General Counsel

Email: smikuen@harris.com

with a copy to (which shall not constitute notice hereunder):

Harris Corporation

1025 West NASA Boulevard

Melbourne, Florida 32919

Attention: Robert A. Johnson Jr.

Vice President and Associate General Counsel-Corporate

Email: rjohns45@harris.com

with a copy to (which shall not constitute notice hereunder):

Holland & Knight LLP

200 South Orange Avenue, Suite 2600

Orlando, FL 32801

Attention: Tom McAleavey

Facsimile: +1 (407) 244-5288

Email: tom.mcaleavey@caiklaw.com

If to the Buyer:

Nant Health, LLC

9920 Jefferson Blvd.

Culver City, CA 90232

Attention: David Sachs

Facsimile: (310) 853-7401

Email: dsachs@nantworks.com

with a copy to (which shall not constitute notice hereunder):

Nant Health, LLC

9920 Jefferson Blvd.

Culver City, CA 90232

Attention: General Counsel

Facsimile: (310) 853-7401

Email: ckim@nantworks.com

or at such other address for a party as shall be specified by like notice.

Section 11.4 Severability. If any provision of this Agreement shall be held void, invalid, illegal or unenforceable, such provision shall be modified or eliminated to the minimum extent necessary to achieve, to the extent possible, the purpose of such provision, and the Agreement shall otherwise remain in full force and effect and enforceable.

Section 11.5 No Third Party Beneficiary. Except as provided in Article IX dealing with Indemnified Parties, this Agreement shall be for the sole and exclusive benefit of the parties hereto, and nothing expressed or implied in this Agreement is intended, nor shall be construed, to confer upon or give any Person other than the parties hereto any rights under or by reason of this Agreement. No Person not a party hereto, nor such Person’s successors and permitted assigns (including employees or creditors of any Seller), shall be entitled to enforce any provisions hereof or exercise any right hereunder.

Section 11.6 Sales and Transfer Taxes. Subject to Section 8.4(d), All sales, goods and services, harmonized sales, value added and use Taxes, documentary, conveyancing, or other transfer Taxes (including Taxes, if any, imposed upon the transfer of real or personal property), any other Taxes, filing, recording and registration fees, and any and all other costs related to the registration or recording of the transfer of the Transferred Assets payable in connection with the transactions contemplated hereby shall be paid equally by the Buyer and the Company, other than Taxes that are fully recoverable by, or refundable to, the Buyer, which shall be fully paid by the Buyer.

Section 11.7 Waiver. Any of the terms or conditions of this Agreement which may be lawfully waived may be waived in writing at any time by each party which is entitled to the benefits thereof. Any waiver of any of the provisions of this Agreement by any party hereto shall be binding only if set forth in an instrument in writing signed on behalf of such party. Neither the waiver by a party hereto of a breach of or a default under any one or more of the provisions of this Agreement, nor the failure of a party, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

Section 11.8 Assignment; Amendment. (a) The Buyer shall not assign any of its rights or obligations under this Agreement whether by written agreement or by operation of Law (including by merger or sale of all or substantially all assets), without the prior written consent of the Company; provided, however, the Buyer will be entitled to assign any or all of its rights hereunder to one or more of its Affiliates, which assignment will not relieve Buyer of its obligations hereunder. Any assignment in violation of this Section 11.8 will be void and of no effect. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

(b) This Agreement may not be amended, modified or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto and specifically referencing this Agreement.

Section 11.9 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement between the parties hereto relating to the subject matter hereof, and supersedes all prior negotiations, representations, understandings and agreements, both written and oral, between the parties hereto with respect to the subject matter of this Agreement. In the event of any conflict between this Agreement and any agreement entered into in connection herewith, including any Local Transfer Document, the provisions of this Agreement will control. The parties agree that no Local Transfer Document is intended, and no Local Transfer Document will be construed in any way, to enhance, decrease or otherwise modify any of the rights or obligations of the Buyer, any Affiliate of the Buyer, the Company, any Seller or any of their respective Affiliates from those contained in this Agreement.

Section 11.10 Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile or electronic mail), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A manual signature on this Agreement or other documents to be delivered pursuant to this Agreement, an image of which shall have been transmitted electronically, will constitute an original signature for all purposes. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. The delivery of copies of this Agreement or other documents to be delivered pursuant to this Agreement, including executed signature pages where required, by electronic transmission will constitute effective delivery of this Agreement or such other document for all purposes.

Section 11.11 Disclosure Schedule. For purposes of Article IV, any matter disclosed in a certain section of the Disclosure Schedule shall be deemed to be disclosed for purposes of all other applicable sections of Article IV only to the extent that there are appropriate cross-references or such disclosure is sufficiently detailed so as to be reasonably apparent on its face that such disclosure is relevant and responsive to such other sections or subsections. The Disclosure Schedule may contain information that is not specifically required by this Agreement. Any such information is provided solely for the Buyer’s general information and is not separately represented or warranted. The inclusion of any such information in the Disclosure Schedule shall not be evidence of or constitute an admission that such information is material for purposes of this Agreement.

Section 11.12 Independent Contractor; Reliance on Counsel. Each party hereto is an independent contractor, and nothing contained in this Agreement shall be construed to be inconsistent with this relationship or status. Neither party owes a fiduciary duty to the other. Nothing in this Agreement shall be in any way construed to constitute either party as the agent, employee, or representative of the other. As an independent contractor, each party has relied on its own expertise or the expertise of its legal, financial, technical, or other advisors. No party has relied upon any oral representation or written representation not contained in this Agreement of any other party in entering into this Agreement. All discussions, estimates, pro forma financial statements or projections developed by a party during the course of negotiating the terms and conditions of this Agreement or the other Transaction Documents are by way of illustration only, and are not binding or enforceable against the other party in law or equity and do not form the basis of any liability, representation or warranty.

Section 11.13 Litigation Costs. In the event it becomes necessary for a party hereto to initiate litigation for the purpose of enforcing any of its rights hereunder or for the purpose of seeking damages for any violation of this Agreement, then, in addition to any and all other judicial remedies that may be granted, the prevailing party shall be entitled to recover attorneys’ fees and all other costs sustained by it in connection with that litigation.

Section 11.14 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.15 Waiver of Conflicts Regarding Representation. Recognizing that Holland & Knight LLP has acted as legal counsel to the Company and its Subsidiaries and certain of their respective Affiliates prior to date hereof, and that Holland & Knight LLP intends to act as legal counsel to the Company and its Affiliates after the Closing, the Buyer hereby waives, on its own behalf, and agrees to cause its Affiliates to waive, any conflicts that may arise in connection with Holland & Knight representing the Company or its Affiliates after the Closing as such representation may relate to the Buyer or the transactions contemplated hereby.

(Signature Page Follows)

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto on the day and year first above written.

HARRIS CORPORATION

By:	/s/ Gregory A. Taylor
Name:	Gregory A. Taylor
Title:	Vice President Corporate Strategy & Business Development

NANT HEALTH, LLC

By:	/s/ Paul Holt
Name:	Paul Holt
Title:	CFO

[Signature Page to Asset Sale Agreement]

Exhibit A

Form of Harris Trademark License Agreement

EXECUTION COPY

HARRIS TRADEMARK LICENSE AGREEMENT

This HARRIS TRADEMARK LICENSE AGREEMENT (“Agreement”) effective as of the Closing Date, is by and between Harris Corporation, a Delaware corporation (“Harris”), and Nant Health, LLC, a Delaware limited liability company (“Buyer”). Each of Buyer and Harris is referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

A. Harris and Buyer entered into an Asset Sale Agreement as of             , 2015 (the “Sale Agreement”) pursuant to which Harris is selling certain assets associated with its Commercial Healthcare Solutions Business Unit to Buyer;

B. Harris owns the Licensed Trademarks (as defined below) and the Stylized Trademark (as defined below), and has established a commercial reputation for high quality and reliability for services and products sold thereunder, and has trademark applications and registrations thereon and/or trademark rights in many countries throughout the world;

C. In connection with the transfer to Buyer of the Transferred Assets pursuant to the Sale Agreement, Buyer desires to obtain license rights in the Licensed Trademarks and the Stylized Trademark for use by Buyer solely in connection with certain products and services, and Harris is willing to grant such a limited license under all the terms, restrictions, and conditions set out herein; and

D. Harris and Buyer would not have entered into the Sale Agreement without the undertakings contained in this Agreement, and the execution and delivery of this Agreement is a condition to closing under the Sale Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

1.1 Capitalized terms used in this Agreement shall have the meaning set forth in the recitals or preamble above, as set forth below in this Section 1.1, or, if not set forth anywhere in this Agreement, then the Sale Agreement.

(a) “Existing Marketing and Promotional Material” means the units of brochures, package inserts, product manuals, data books, signage and other sales, promotional, advertising and marketing material, in whatever medium, of the Business that are for use in connection with the Business and that physically exist as of the Closing Date, and are Transferred Assets.

(b) “Licensed Trademarks” means the trademark applications and registrations and trademark rights, including common law rights, of Harris in the “HARRIS” mark in word (non-stylized) form, “ASSURED COMMUNICATIONS” mark in one word and two word (both non-stylized) forms.

(c) “New Buyer Business Services” means the services of Buyer and its Subsidiaries that are identical to, or are substantially the same as, the services of the Business prior to the Closing Date and the production of which commences after the Closing Date.

(d) “Stylized Mark” means the trademark applications and registrations and trademark rights in the “HARRIS” with a stylized “A” mark, as illustrated on Exhibit A.

1.2 Rules of Construction. The following provisions shall be applied wherever appropriate herein: (a) “herein,” “hereby,” “hereunder,” “hereof’ and other equivalent words shall refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used; (b) all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural; (c) wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders; (d) this Agreement shall be deemed to have been drafted by both the Company and the Buyer and this Agreement shall not be construed against any Party as the principal draftsperson hereof or thereof; (e) any references herein to a particular Section, Article, Exhibit or Schedule means a Section or Article of, or an Exhibit or Schedule to, this Agreement unless another agreement is specified; (f) all references or citations in this Agreement to statutes or regulations or statutory or regulatory provisions shall, when the context requires, be considered citations to such successor statutes, regulations, or provisions; (g) the Exhibits and Schedules attached hereto are incorporated herein by reference and shall be considered part of this Agreement; (h) the headings in this Agreement are for convenience of identification only and are not intended to describe, interpret, define or limit the scope, extent, or intent of the respective provision hereof; (i) unless otherwise expressly provided, wherever the consent of any Person is required or permitted herein, such consent may be withheld in such Person’s sole and absolute discretion; and (j) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

ARTICLE II

LICENSES

2.1 Grant of Limited Trademark License. Subject to the terms and conditions of this Agreement, Harris hereby grants to Buyer and its Subsidiaries for use solely by Buyer and its Subsidiaries, and Buyer accepts from Harris, a worldwide, royalty free, fully paid-up, non-transferable except as provided in Section 7.2, non-exclusive license, to use the Licensed Trademarks and the Stylized Mark subject to and in accordance with the following limitations:

(a) with respect to the New Buyer Business Services and Existing Marketing and Promotional Material only, in connection with the packaging, marketing, sale, licensing, distribution and support of New Buyer Business Services by the Buyer and any of its Subsidiaries prior to the 6-month anniversary of the Closing Date in the same manner the Licensed Trademarks and the Stylized Mark were used in the Business by Harris and its Subsidiaries immediately prior to the Closing Date, with time being of the essence; provided, however,

(i) that beginning four (4) months after the Closing Date, any such Existing Marketing and Promotional Material used by Buyer or any of its Subsidiaries shall be stamped, stickered or otherwise imprinted to prominently display Buyer’s corporate name prior to any use thereof; and

(ii) that Buyer and its Subsidiaries shall refrain from all use of Existing Marketing and Promotional Material after the 6-month anniversary of the Closing Date and shall destroy all Existing Marketing and Promotional Material which remains in Buyer’s or its Subsidiaries’ possession or control on or prior to the 12-month anniversary of the Closing Date.

2.2 Non-Use. Buyer acknowledges and agrees that none of Buyer or its Subsidiaries has any right to use the Licensed Trademarks or the Stylized Mark or any other related marks or names anywhere in the world except pursuant to, and in accordance with, this Agreement, and that Buyer and its Subsidiaries shall refrain from use of the Licensed Trademarks and the Stylized Mark except pursuant to, and in accordance with, this Agreement. Buyer and its Subsidiaries will not use the word “Harris” or the words “Assured Communications” in any company names.

2.3 No Transfers; No Sublicensing. Except as provided in Section 7.2, none of Buyer or its Subsidiaries shall have the right to transfer, directly or indirectly, its rights under this Agreement or grant sublicenses to the Licensed Trademarks or the Stylized Mark.

2.4 Trademark and Logo Selection. Buyer and its Subsidiaries agree to refrain from the adoption or use of any other trademark or trade name or logo that is, or contains any element that is, confusingly similar to the Licensed Trademarks or the Stylized Mark. Buyer and its Subsidiaries further agree not to use any logo, trademark or trade name including the name “Harris” except as expressly permitted by, and in accordance with, the terms of this Agreement.

ARTICLE III

OWNERSHIP; VALIDITY; NOTIFICATION OF INFRINGEMENT; GOODWILL

3.1 Non-Challenge. Buyer and its Subsidiaries acknowledge that the Licensed Trademarks and the Stylized Mark are the exclusive and sole property of Harris. Buyer and its Subsidiaries further agree that neither they nor any of their agents or Affiliates will, at any time, directly or indirectly challenge, contest, call into question or raise any questions concerning (i) Harris’s ownership or the validity of the Licensed Trademarks, the Stylized Mark or any registration or application for registration for the Licensed Trademarks or the Stylized Mark or (ii) the fact that Buyer’s and its Subsidiaries’ rights under this Agreement are solely those of a licensee, whose rights terminate upon termination of this Agreement.

3.2 Harris Notice of Third Party Demands. Harris agrees that if Harris receives notice of any pending or written claims, proceedings, hearings or demands alleging that the Licensed Trademarks or the Stylized Mark infringes or otherwise violates a third party’s proprietary right, or challenging the legality, validity, enforceability or ownership of any of the Licensed Trademarks or the Stylized Mark, Harris will notify Buyer in writing promptly following receipt of notice of such claims in order to permit Buyer and its Subsidiaries, at their option, to cease using the Licensed Trademarks and the Stylized Mark in accordance with this Agreement and/or immediately terminate their license rights under this Agreement. Notwithstanding the foregoing, Buyer and its Subsidiaries agree that they will not use and will cease use of the Licensed Trademarks and the Stylized Mark immediately as soon as reasonably practicable upon notice from Harris that, in the reasonable opinion of Harris, such use of the Licensed Trademarks or the Stylized Mark could result in an adverse claim by a third party against either Harris or Buyer or their respective Affiliates.

3.3 Buyer Notice of Third Party Infringement. Buyer and its Subsidiaries shall give Harris prompt written notice of any actual or potential infringement known or that becomes known to Buyer or any of its Subsidiaries of the Licensed Trademarks or the Stylized Mark, and Buyer and its Subsidiaries, at Harris’s expense, shall render Harris full cooperation for the protection of the Licensed Trademarks and/or the Stylized Mark. If Harris decides to enforce its rights in the Licensed Trademarks and/or the Stylized Mark against a potential infringement, all recoveries made shall be for the account of Harris.

ARTICLE IV

COMPLIANCE; QUALITY CONTROL

4.1 Usage Guidelines. Buyer and its Subsidiaries agree to comply with any reasonable trademark and trade name usage guidelines provided by Harris to Buyer, as may be established from time to time by Harris upon at least thirty (30) days prior notice to Buyer, with respect to the appearance and manner of use of the Licensed Trademarks and the Stylized Mark. Buyer agrees that it will use the Licensed Trademarks and Stylized Mark in the same manner as used by Harris in the business prior to Closing. Each time Buyer or its Subsidiaries intend to use any form of the Licensed Trademarks or the Stylized Mark in a manner different from such uses prior to Closing, Buyer shall submit such form to Harris for its prior written approval, notwithstanding any previous use by Buyer or its Subsidiaries of such form of the Licensed Trademarks or the Stylized Mark. Unless Harris objects or denies approval for such use within thirty (30) days of actual receipt of notice of such use by Buyer (which notice shall reference this section), such use shall be deemed approved by Harris; provided that Harris can by written notice to Buyer later object to any subsequent use of the Licensed Trademarks or the Stylized Mark in such a manner and Buyer or its Subsidiaries, as the case may be, shall cease such use of the Licensed Trademarks or the Stylized Mark as soon as reasonably practicable following receipt of such notice. Representative specimens showing the use of the Licensed Trademarks and/or the Stylized Mark by Buyer and its Subsidiaries shall be sent to Harris from time to time upon its reasonable request.

4.2 Compliance with Laws. Buyer and its Subsidiaries acknowledge that the rights of Harris in the Licensed Trademarks and the Stylized Mark are paramount to any right hereby granted to Buyer and its Subsidiaries, and Buyer and its Subsidiaries agree that they will comply with all applicable laws and regulations in, the sale, distribution and marketing of the New Buyer Business Services in all countries where the Licensed Trademarks or the Stylized Mark are used by Buyer and its Subsidiaries, including trademark laws, and Buyer and its Subsidiaries shall use all legends, notices, and markings as required by applicable trademark laws. Should Buyer’s and its Subsidiaries’ failure to comply with the laws or regulations of any country result in the potential dilution or loss of trade name or trademark rights of Harris in the Licensed Trademarks and/or the Stylized Mark, Buyer and its Subsidiaries shall take such actions as may be requested by Harris from time to time to preserve the validity and the strength of the Licensed Trademarks and/or the Stylized Mark; this provision is in addition to and not in lieu of any other remedies Harris may have as a result of such failure.

4.3 Non-Tarnishment. Buyer and its Subsidiaries shall not use the Licensed Trademarks or the Stylized Mark in any manner which might tarnish, disparage or reflect adversely on Harris or any of its Affiliates or the Licensed Trademarks or the Stylized Mark.

4.4 Trademark Registrations. At the request of Harris, Buyer and its Subsidiaries agree to promptly provide to Harris a list of countries in which Buyer and its Subsidiaries intend to market or sell the New Buyer Business Services during the term of this Agreement. Buyer and its Subsidiaries, at Harris’s expense, shall cooperate in assisting Harris with filing or registering the trademark license agreements in countries requiring the same, provided that if such filing requirement results solely from Buyer’s or its Subsidiaries use of the Licensed Trademarks or the Stylized Mark, then Buyer shall be responsible for all expenses associated with complying with such filing requirement.

4.5 Quality Control. To protect the value of the Licensed Trademarks and the Stylized Mark, Buyer and its Subsidiaries agree that, for so long as Buyer or any of its Subsidiaries is using the Licensed Trademarks or the Stylized Mark pursuant to the terms of this Agreement, Buyer and its Subsidiaries will use commercially reasonable efforts so that the New Buyer Business Services marketed and/or sold by Buyer and its Subsidiaries will be substantially equivalent, at a minimum, in quality to the services of the Business presently being sold by Harris and its Subsidiaries as of the Closing Date. Nothing in this Agreement, the Sale Agreement, or any other Transaction Agreement shall prohibit Harris from verifying Buyer’s or its Subsidiaries’ adherence to the quality standards set forth in this Section 4.5, and Buyer and its Subsidiaries shall provide reasonable cooperation with Harris’ requests with respect to such verification efforts.

4.6 Coordination. At the request of Harris, Buyer shall assign and identify an employee to be responsible for coordinating the communications with Harris concerning the administrative matters involved in the performance under this Agreement.

ARTICLE V

WARRANTIES DISCLAIMER; LIABILITY LIMITATIONS; INDEMNIFICATION

5.1 Disclaimer of Warranty. HARRIS MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE QUALITY, SUITABILITY, AVAILABILITY OR ADEQUACY OF THE LICENSED TRADEMARKS OR THE STYLIZED MARK, AND HARRIS MAKES NO EXPRESS, STATUTORY OR IMPLIED REPRESENTATIONS OR WARRANTIES, AT LAW OR IN EQUITY, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT, QUIET ENJOYMENT, NO ENCUMBRANCES AND WARRANTIES ARISING THROUGH COURSE OF DEALING OR USAGE OF TRADE, AND HARRIS HEREBY EXPRESSLY DISCLAIMS ANY AND ALL SUCH REPRESENTATIONS AND WARRANTIES.

5.2 Limitation of Liability. HARRIS SHALL NOT BE LIABLE TO ANY BUYER INDEMNIFIED PERSON IN ANY MANNER FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF INFORMED OF THE POSSIBILITY THEREOF IN ADVANCE.

5.3 Indemnification.

(a) Harris assumes no responsibility or obligation to Buyer and its Subsidiaries pursuant to this Agreement regarding the safety, reliability, performance, or marketability of any New Buyer Business Services marketed and/or sold by Buyer and its Subsidiaries, whether or not such goods are in compliance with Section 4.5.

(b) Except as expressly provided in the Sale Agreement, Buyer and its Subsidiaries agree that none of Harris and its Affiliates and their respective officers, directors, employees, stockholders, agents, representatives, successors and assigns (each, a “Harris Indemnified Person” and collectively, the “Harris Indemnified Persons”) shall have any liability, whether direct or indirect, in contract or tort or otherwise, to Buyer or any of its Affiliates for or in connection with the licenses granted by Harris pursuant to this Agreement or any other transactions contemplated by this Agreement, or any Harris Indemnified Person’s actions or inactions in connection with any such licenses or transactions, except for damages which have directly resulted from such Harris Indemnified Person’s willful misconduct in connection with any such licenses, transactions, actions or inactions.

(c) Buyer shall indemnify, defend and hold harmless each Harris Indemnified Person from and against all Losses, and shall reimburse each Harris Indemnified Person for all reasonable expenses (including reasonable attorneys’ fees) as they are incurred in investigating, preparing, pursuing, or defending any claim, action, proceeding, or investigation, whether or not in connection with pending or threatened litigation and whether or not any Harris Indemnified Person is a party (each, an “Action”), based upon, related to, arising out of, or in connection or associated with (i) the quality, safety, reliability, performance, or marketability of any of the New Buyer Business Services produced, marketed or sold by Buyer or its Subsidiaries; (ii) any injury to persons or property due to the use of New Buyer Business Services produced, marketed or sold by Buyer or its Subsidiaries; or (iii) the Buyer’s or its Subsidiaries’ use of the Licensed Trademarks or the Stylized Mark, in each case, except for any Action based solely on trademark infringement arising out of the use by Buyer or its Subsidiaries of the Licensed Trademarks or the Stylized Mark as permitted under this Agreement; provided, however, that Buyer shall have no obligation to indemnify any Harris Indemnified Person pursuant to any of the foregoing clauses with respect to any Action that is identified as an Excluded Liability (as such term is defined in the Sale Agreement).

(d) Harris shall indemnify, defend and hold harmless Buyer and its Affiliates and their respective officers, directors, employees, stockholders, agents, representatives, successors and assigns (each, a “Buyer Indemnified Person” and collectively, the “Buyer Indemnified Persons”) from and against all Losses, and shall reimburse each Buyer Indemnified Person for all reasonable expenses (including reasonable attorneys’ fees) as they are incurred in investigating, preparing, pursuing or defending any Action based upon, related to, arising out of, or in connection or associated with (i) the manufacture, quality, safety, reliability, performance, or marketability of any product or service bearing the Licensed Trademarks or the Stylized Mark manufactured, produced, marketed or sold by Harris or its Affiliates; (ii) any injury to persons or property due to any product or service bearing the Licensed Trademarks or the Stylized Mark manufactured, produced, marketed or sold by Harris or its Affiliates; or (iii) Harris’ or its Affiliates’ use of the Licensed Trademarks or the Stylized Mark; provided, however, that Harris shall have no obligation to indemnify any Buyer Indemnified Person pursuant to any of the foregoing clauses (i)-(iii) with respect to any Action that is identified as an Assumed Liability (as such term is defined in the Sale Agreement).

(e) The indemnification procedures set forth in Section 11.3 and Section 11.4 of the Sale Agreement shall apply to any claims for indemnification brought pursuant to this Section 5.3.

ARTICLE VI

TERM AND TERMINATION

6.1 Term. This Agreement becomes effective on the Closing Date and remains in effect until six (6) months from the Closing Date, unless earlier terminated in accordance with Section 6.2 or Section 6.3.

6.2 Termination by Harris. Harris shall have the right to terminate this Agreement and the licenses granted under this Agreement: (i) if Buyer or any of its Subsidiaries shall materially default in performing any of the terms and conditions of this Agreement and shall fail to remedy such material default within thirty (30) days after receiving written notice thereof from Harris; or (ii) upon written notice to Buyer in the event that Buyer or any of its Subsidiaries shall be adjudged bankrupt, become insolvent, make an assignment for the benefit of creditors, have a receiver or trustee appointed, file a petition for bankruptcy, or initiate reorganization proceedings or take steps toward liquidation of a substantial part of its property or assets.

6.3 Termination by Buyer. Buyer may terminate the licenses granted under this Agreement at any time for any reason or no reason upon providing written notice to Harris.

6.4 Effects of Termination.

(a) Upon termination or expiration of this Agreement, the licenses granted under this Agreement shall terminate, and Buyer and its Subsidiaries shall discontinue and cease use of the Licensed Trademarks and the Stylized Mark immediately.

(b) Upon the termination or expiration of this Agreement, Buyer and its Subsidiaries expressly agree not to use any marks or logos that may be confusingly similar to the Licensed Trademarks or the Stylized Mark.

6.5 Survival. The provisions of Section 1.1, ARTICLE V, ARTICLE VI, and ARTICLE VII shall survive the termination or expiration of this Agreement.

ARTICLE VII

MISCELLANEOUS

7.1 Injunction. Buyer and its Subsidiaries agree that Harris shall have the right to a claim for injunctive relief in the event of any repudiation or breach or attempted repudiation or breach, of any term or condition hereunder, and Buyer and Subsidiaries acknowledge that for any such claim, a remedy at law may be inadequate.

7.2 Assignment. Harris may assign or otherwise transfer (by operation of law or otherwise) its rights and obligations under this Agreement (in whole or in part) without the consent of Buyer in connection with the sale of all or substantially all of the assets of Harris or its Affiliate(s) to which this Agreement relates, the merger or consolidation of Harris, or to an Affiliate of Harris. Except as provided in the preceding sentence, neither Party may assign or otherwise transfer (by operation of law or otherwise) any of its rights or obligations under this Agreement (in whole or in part) to any Person without the advance written consent of the other Party, and any attempt to do so shall be null and void.

7.3 Waiver. Any of the terms or conditions of this Agreement which may be lawfully waived may be waived in writing at any time by each party which is entitled to the benefits thereof Any waiver of any of the provisions of this Agreement by any party hereto shall be binding only if set forth in an instrument in writing signed on behalf of such party. Neither the waiver by a party hereto of a breach of or a default under any one or more of the provisions of this Agreement, nor the failure of a party, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

7.4 Governing Law; Jurisdiction.

(a) This Agreement, and any and all proceedings commenced in connection with or relating to this Agreement, shall be governed by, and construed and enforced in accordance with, the Laws of the State of New York without regard of the Laws that might otherwise govern under the applicable principles of conflict of laws of the State of New York (other than Section 5-1401 of the General Obligations Law of the State of New York).

(b) Each party agrees to submit to the exclusive jurisdiction of the United States District Court or state courts located in New York, New York, for the purpose of any Action against a party hereto with respect to the subject matter of, or related to, this Agreement. Each party irrevocably waives any objection which it may now or hereafter have to the venue of any Action arising out of or relating to this Agreement brought as provided in this subsection, and further irrevocably waives any claim that any such Action brought in any such court has been brought in an inconvenient forum. To the extent a party has or may later acquire any immunity from jurisdiction of any court or from legal process with respect to itself or its property, such party hereby irrevocably waives such immunity under this subsection.

(c) Each party to this Agreement agrees that service of process shall be made in accordance with the notice provisions set forth in Section 7.5.

7.5 Notices. All notices, consents, requests, instructions, approvals and other communications that may be or are required to be given, served or sent by either party hereto pursuant to this Agreement, shall be in writing in English and given by delivery in person, by electronic facsimile transmission, electronic mail with confirmation of delivery, by overnight delivery by a nationally recognized private courier, or by U.S. mail. Notices delivered by hand, by facsimile, by electronic mail or by nationally recognized private courier shall be treated as if given on the first Business Day following receipt; provided, however, that a notice delivered by facsimile or by electronic mail shall only be effective if such notice is also delivered by hand, by nationally recognized private courier or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two Business Days after its delivery by facsimile or electronic mail. Notices delivered by overnight delivery by a nationally recognized private courier shall be treated as if given on the second Business Day following deposit with such courier. Notices delivered by U.S. mail shall be treated as if given on the fifth Business Day following deposit with the U.S. Postal Service. All notices shall be addressed as follows:

If to Harris:

Harris Corporation

1025 West NASA Boulevard

Melbourne, Florida 32919

Attention: Scott T. Mikuen

                    Vice President and General Counsel

Facsimile:

Email: smikuen@harris.com

with a copy to (which shall not constitute notice hereunder):

Harris Corporation

1025 West NASA Boulevard

Melbourne, Florida 32919

Attention: Robert A. Johnson Jr.

Vice President and Associate General Counsel-Corporate

Facsimile:

Email: rjohns45@harris.com

with a copy to (which shall not constitute notice hereunder):

Holland & Knight LLP

200 South Orange Avenue, Suite 2600

Orlando, FL 32801

Attention: Tom McAleavey

Facsimile: +1 (407) 244-5288

Email: tom.mcaleavey@hklaw.com

If to Buyer:

Nant Health, LLC

9920 Jefferson Blvd.

Culver City, CA 90232

Attention: David Sachs

Facsimile: (310) 853-7401

Email: dsachs@nantworks.com

with a copy to:

Nant Health, LLC

9920 Jefferson Blvd.

Culver City, CA 90232

Attention: General Counsel

Facsimile: (310) 853-7401

Email: ckim@nantworks.com

or at such other address for a party as shall be specified by like notice.

7.6 Severability. If any provision of this Agreement shall be held void, invalid, illegal or unenforceable, such provision shall be modified or eliminated to the minimum extent necessary to achieve, to the extent possible, the purpose of such provision, and the Agreement shall otherwise remain in full force and effect and enforceable.

7.7 Entire Agreement. This Agreement and defined terms incorporated from the Sale Agreement constitute the entire agreement between the Parties hereto relating to the subject matter hereof, and supersede all prior negotiations, representations, understandings and agreements, both written and oral, between the Parties hereto with respect to the subject matter of this Agreement.

7.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

7.9 Independent Contractor; Reliance on Counsel. Each Party hereto is an independent contractor, and nothing contained in this Agreement shall be construed to be inconsistent with this relationship or status. Neither Party owes a fiduciary duty to the other. Nothing in this Agreement shall be in any way construed to constitute either Party as the agent, employee, or representative of the other. As an independent contractor, each Party has relied on its own expertise or the expertise of its legal, financial, technical, or other advisors. No Party has relied upon any oral representation or written representation not contained in this Agreement of any other Party in entering into this Agreement. All discussions, estimates, pro forma financial statements or projections developed by a Party during the course of negotiating the terms and conditions of this Agreement are by way of illustration only, and are not binding or enforceable against the other Party in law or equity and do not form the basis of any liability, representation or warranty.

7.10 Litigation Costs. In the event it becomes necessary for a Party hereto to initiate litigation for the purpose of enforcing any of its rights hereunder or for the purpose of seeking damages for any violation of this Agreement, then, in addition to any and all other judicial remedies that may be granted, the prevailing Party shall be entitled to recover attorneys’ fees and all other costs sustained by it in connection with that litigation.

7.11 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each Party hereto as of the date first above written.

Harris Corporation

By:
Name:
Title:

Nant Health, LLC

By:
Name:
Title:

Exhibit B

Form of Patent Assignment

PATENT ASSIGNMENT AGREEMENT

THIS PATENT ASSIGNMENT AGREEMENT (“Patent Assignment”), effective as of                      (the “Effective Date”), is by and among HARRIS CORPORATION, a Delaware corporation, with its principal office at 1025 W. NASA Blvd., Melbourne, FL 32919; HARRIS CANADA SYSTEMS, INC., a Canada corporation, with offices at 25 Dyas Road, Toronto, Ontario M3B 1V7; HARRIS SYSTEMS LIMITED, a UK corporation, with offices at Eskdale Road, Winnersh, Wokingham, Berkshire RG41 5TS; EAGLE TECHNOLOGIES, LLC, a Delaware limited liability company, with is principal office at 3993 Howard Hughes Parkway, Suite 250, Las Vegas, NV 89109 (each, an “Assignor” and collectively the “Assignors”), and NANT HEALTH, LLC, a Delaware limited liability company, with is principal office at 9920 Jefferson Blvd., Culver City, CA 90232 (“Assignee”).

One or more of the Assignors own the patents and patent applications identified more fully in the attached Schedule A (collectively, the “Assigned Patents”).

Each Assignor hereby assigns to Assignee all of such Assignor’s right, title and interest in and to the Assigned Patents, subject to existing licenses, for the United States and, if applicable, for all foreign countries, including any continuations, divisions, continuations-in-part, reissues, reexaminations, extensions or foreign equivalents thereof, and including the subject matter of all claims disclosed in the Assigned Patents, for Assignee’s own use and enjoyment, and for the use and enjoyment of Assignee’s successors, assigns or other legal representatives, as fully and entirely as the same would have been held and enjoyed by Assignor if this Assignment and sale had not been made, including the right to sue and recover for, and the right to royalties, profits or damages due or accrued arising out of or in connection with, any and all past, present or future infringements of the Assigned Patents or other unauthorized use of the Assigned Patents.

Each Assignor agrees that upon request it will, at any time at Assignee’s expense, execute and deliver all necessary documentation which may be reasonably necessary to further document and record the assignment of the Assigned Patents made hereby.

[Signature page follows]

Harris Corporation

By:
Title:
Date:

Harris Canada Systems, Inc.

By:
Title:
Date:

Harris Systems Limited

By:
Title:
Date:

Eagle Technologies, LLC

By:
Title:
Date:

Nant Health, LLC

By:
Title:
Date:

[This is the signature page to the Patent Assignment Agreement.]

Exhibit C

Forms of Shared Location Agreements

REAL ESTATE

LICENSE AGREEMENT

(Melbourne, Florida)

This REAL ESTATE LICENSE AGREEMENT (this “Agreement”) is entered as of the      day of             , between Harris Corporation, a Delaware corporation (“Licensor”) and Nant Health, LLC, a Delaware limited liability company (“Licensee”).

ARTICLE I

BASIC TERMS

Certain of the basic terms applicable to this Agreement are set forth in this Article I. Terms defined in this Article I shall have the meanings set forth in this article wherever used in this Agreement.

1.1	The Parties

	(a)	Licensor:	Harris Corporation

	(b)	Licensor’s Address:	Harris Corporation 1025 W. NASA Blvd. Melbourne, FL 32919 Attn: Real Estate Department

	(c)	Payment shall be sent to:	Harris Corporation 1025 W. NASA Blvd. Melbourne, FL 32919 Attn: Real Estate Department

	(d)	Notices to Licensor:	Send to Licensor at Licensor’s Address above With a copy of legal notices to: Harris Corporation 1025 W. NASA Blvd. Melbourne, FL 32919 Attn: General Counsel

	(e)	Licensee:	Nant Health, LLC

	(f)	Licensee’s Address:	9920 Jefferson Blvd. Culver City, CA 90232 Attn: David Sachs

	(g)	Notices to Licensee:	Send to Licensee at the Licensed Space With a copy of legal notices to: 9920 Jefferson Blvd. Culver City, CA 90232 Attn: General Counsel

	(h)	Building Owner:	The Florida Marketplace of Brevard, Inc. d/b/a Florida Business Centre

1.2	The Licensed Space and Licensor’s Real Property

	(a)	Licensed Space:	That portion of the Leased Premises which is used and occupied by the employees of the Licensor’s business that was sold to Licensee pursuant to the Asset Sale Agreement between Harris Corporation and Licensee dated June , 2015, consisting of 18,475 square feet of space on the First floor of the Building, as shown on the attached Exhibit A.

	(b)	Leased Premises:	36,949 square feet of space on the First floor of the Building leased by Licensor under the Lease, as shown on the attached Exhibit A.

	(c)	Building:	1400 South Babcock Street Melbourne, FL 32901

	(d)	Lease:	The Lease, dated 7/15/10, between Building Owner, as landlord, and Licensor, as tenant, as amended

1.3	Agreement Term

	(a)	Term:	The period from the Commencement Date through the Termination Date subject to early termination rights provided herein.

	(b)	Commencement Date:	The date set forth in the introductory paragraph of this Agreement

	(c)	Termination Date:	June 15, 2016

1.4	License Fee		$272,045 per annum/$22,670 per month of which amount includes the cost of Services described in Section 6.1 hereof, subject to increases and adjustments as set forth in Article IV.

1.5	Use		See Section 5.1 of this Agreement.

1.6	Exhibits		EXHIBIT A - Diagram of Licensed Space EXHIBIT B - Rules and Regulations

ARTICLE II

GRANT OF LICENSE

2.1 Grant of License. Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, upon the terms and conditions stated in this Agreement and subject to all of the terms and conditions of the Lease, license to Licensee to (i) exclusively occupy the Licensed Space, (ii) use in common with Licensor any kitchen or washroom in the Licensed Space (and the Leased Premises to the extent such facilities are not located within the Licensed Space) and (iii) use any common areas provided to the Licensor under the Lease (under the same terms and conditions as set forth in the Lease); which license shall be irrevocable during the Term (and any renewals thereof) in accordance with Section 3.1 hereof except upon termination of this Agreement in accordance with Section 9.1 hereof. Subject to its obligation to reimburse Licensor for the cost of any repairs or replacements to the Licensed Space or the Building in accordance with Section 6.3 hereof, Licensee shall have no obligation to maintain or repair the Licensed Space. Licensee acknowledges and agrees that Licensor will not construct or install any interior improvements in the Licensed Space and that the Licensed Space will be made available to Licensee in “AS IS, WITH ALL FAULTS” condition, without warranty or representation by Licensor or any person, firm or corporation on behalf of Licensor as to the condition thereof or the fitness thereof for the use permitted under this Agreement. By using the Licensed Space, Licensee shall be deemed to have acknowledged that the Licensed Space are in the condition required by this Agreement and agreed that the obligations of Licensor under this Agreement with respect to the condition of the Licensed Space have been fully performed.

2.2 IT Closet. Licensee shall have reasonable but Licensor-escorted access to a certain telecommunications and data closet identified on Exhibit A (the “IT Closet”) provided Licensee provides reasonable advance notice to Licensor of its need for access and Licensee complies with Licensor’s security and IT policies and procedures. Licensee shall be entitled to install telecommunications and data equipment in the IT Closet that is approved by Licensor, which approval shall not be unreasonably withheld. Licensor may secure the IT Closet with security protection including door locks and key card access, and may make any alterations, modifications or additions to the IT Closet during the Term, at its discretion. To the extent that such alternations, modifications or additions adversely affect Licensee, Licensor shall provide Licensee prior notice and shall reasonably accommodate any disruptions to the Licensee’s use of the telecommunications and data equipment as a result of such alternations, modifications or additions. Licensor shall not charge any additional fee for Licensee’s use of the IT Closet or any utility services provided to the IT Closet.

ARTICLE III

LICENSE TERM

3.1 License Term. So long as Licensor’s lease for the Leased Premises is in full force and effect, Licensee shall utilize the Licensed Space for a Term commencing on the Commencement Date and ending at 11:59 p.m. on the Termination Date, unless earlier terminated pursuant to the provisions hereof. Licensee shall utilize the Licensed Space as a licensee only. This Agreement shall not be construed as a lease or sublease of the Licensed Space or as a conveyance of any real property interest in the Licensed Space or the Building.

3.2 Failure to Vacate Licensed Space. If Licensee fails to vacate the Licensed Space at the end of the License Term, then, for any time that Licensee remains in the Licensed Space thereafter without the permission of Licensor, Licensee shall be liable to Licensor for any damages incurred by Licensor as a result of Licensee’s failure to vacate the Licensed Space within the time specified and Licensee shall be deemed a trespasser subject to immediate lock-out and removal from the Licensed Space.

3.3 Failure to Remove Property. If Licensee has failed to remove any of its property from the Licensed Space immediately following the termination or cancellation of this Agreement, then, upon five (5) days prior written notice to Licensee, Licensor may either (i) deem the property abandoned by the Licensee at which point the property would become the property of the Licensor, or (ii) demand that Licensee remove the same at Licensee’s cost and expense. If Licensor demands that Licensee remove the property pursuant to the foregoing sentence, then Licensor shall authorize Licensee reasonable access to the Leased Space for purposes of removing the property during the five (5) day period following receipt of such notice. If Licensee fails to remove its personal property from the Licensed Space during that period, Licensor may (a) discard the property or (b) remove the property as the duly authorized agent of Licensee, store the same in a storage facility and authorize the sale of the property for non-payment of storage charges, without in any manner being liable for conversion or negligence by reason of the acts of Licensor or anyone claiming under it or by reason of the negligence of any person caring for the property while in storage. Licensee shall pay to Licensor upon removal and storage, irrespective of the length of time and storage, all costs, expenses and damages actually incurred by Licensor in connection therewith; provided, however, that Licensor shall use its commercially reasonable efforts to mitigate all such costs, expenses and damages.

3.4 Termination by the Licensee. The Licensee may terminate this Agreement prior to the end of the Term by providing to the Licensor a thirty (30) days’ prior written notice of its election to terminate.

ARTICLE IV

LICENSE FEE; ADJUSTMENT TO LICENSE FEE

4.1 License Fee. The License Fee is due and payable upon receipt from Licensor of a monthly invoice of such fees. The parties acknowledge that the License Fee is calculated to equal the rent payable for 18,475 square feet of space under the Lease (currently $14.73 per square foot) per annum including the cost of the Services (defined in Section 6.1 below). If the rent under the Lease is subject to annual increases, as such increases occur, the License Fee shall be increased accordingly on a proportionate share basis.

4.2 Late Payments. All payments of the License Fee, if not paid within thirty (30) days of the monthly due date, shall be subject to a late charge of five percent (5%) of the amount of the late payment.

ARTICLE V

USE

5.1 Use of Licensed Space. Licensee shall use the Licensed Space as a general office use and incidental related purposes thereto, and for no other purpose whatsoever. Licensee must take all steps necessary to ensure that Licensee’s use of the Licensed Space does not unreasonably disrupt or impair the business operations of Licensor or cause Licensor to be in violation of any laws applicable to Licensor or any terms of the Lease. Licensee shall not allow any person other than Licensee and Licensee’s employees, agents and contractors to use the Licensed Space. Licensee agrees to comply with all of the terms and provisions of the Lease with respect to Licensee’s use of the Licensed Space. Licensor agrees to use commercially reasonable efforts to ensure that Licensee has the exclusive use of the Licensed Space in a manner that does not reasonably disrupt or impair the business operations of Licensee in the Licensed Space.

5.2 Compliance with Laws. Licensee agrees to (a) conform to and comply with all federal, state and local laws, ordinances, codes, rules, regulations, orders, permits, licensing conditions and other governmental requirements (including any amendments thereto) that are applicable to Licensee’s operations within the Licensed Space; and (b) comply with the requirements of Licensee’s applicable insurance policies now or hereafter in force. Licensor agrees to conform to and comply with all federal, state and local laws, ordinances, codes, rules, regulations, orders, permits, licensing conditions and other governmental requirements (including any amendments thereto) that are applicable to Licensor’s operations within the Leased Premises.

5.3 Conduct in Licensed Space. Licensee agrees to conduct its business in a lawful, good, professional and orderly manner and, subject to Licensor’s obligation to provide janitorial services, to keep the Licensed Space clean and sanitary. Licensee shall not do, or permit anything to be done, in the Licensed Space which in any way will: (a) increase Licensor’s rate of casualty or liability insurance or conflict with Licensor’s casualty or liability insurance policies; (b) obstruct or interfere with the rights of the Licensor or of other occupants of the Building; (c) violate the terms of the Lease; or (d) subject Licensor to any liability for injury to persons or damage to property. Licensee covenants: (i) that no waste or damage shall be committed upon or to the Licensed Space; (ii) that the Licensed Space shall be used for only the purpose stated in this Agreement; and (iii) that the Licensed Space shall not be used for any unlawful purpose. Licensor agrees to comply with all the terms of the Lease with the Building Owner and is responsible for all costs associated therewith, except those costs resulting from the negligence, willful misconduct or breach of this Agreement by Licensee.

5.4 Property Loss, Damage. Neither Licensee, Licensor nor the Building Owner shall be liable to the other for injuries to person or damage to property occurring on or about the Licensed Space due to: (a) a loss of property by theft or burglary; or (b) any damage or injury caused by action of the natural elements or any other event or circumstance beyond the control of Licensor.

5.5 Alterations. Licensee shall not make any alterations, improvements or changes (collectively the “Alterations”) of any kind to the Licensed Space without securing the prior written consent of Licensor, which consent shall not be unreasonably withheld, conditioned or delayed. All Alterations must comply with the terms and conditions of the Lease and shall be completed in a prompt and workmanlike manner by contractors approved by Licensor and Licensee. In connection with any Alterations, Licensee shall, at its sole expense, fully comply with all applicable federal, state, and local laws, ordinances, and regulations. All Alterations made or installed by or on behalf of Licensee shall, upon completion or installation, become the property of Licensor.

ARTICLE VI

UTILITIES; SERVICES; BUSINESS HOURS

6.1 Services. During the Term hereof, Licensee shall be provided with the same services and utilities (the “Services”) that are provided to Licensor under the Lease to the extent such Services are provided to the Licensed Space immediately prior to the date of this Agreement. The Services provided (to the extent available) shall be proportionate to the portion of Leased Premises occupied by the Licensee (based on the square footage of the Licensed Space).

6.2 Utilities. Licensee will not be charged additional costs for the heating and air conditioning, except to the extent that additional charges are imposed on the Licensor by the Building Owner for any use of the heating or air conditioning by Licensee at times other than the Business Hours (as defined below), such additional charges are limited to the direct costs of the utility provider. Licensee acknowledges that Licensor has no obligation to provide security within the Licensed Space or anywhere in the Building. (As used herein, the term “Business Hours”, unless otherwise defined in the Lease, means Monday through Friday, from 8:00 a.m. to 6:00 p.m., except on any state and federal holidays).

6.3 Damage Caused by Licensee. Anything contained in this Agreement to the contrary notwithstanding, Licensee shall be obligated to pay the cost and expense of any repairs to the Licensed Space, the Building, the Leased Premises necessitated by the willful misconduct or negligence of Licensee.

6.4 Performance Excused for Extraordinary Events. The performance by Licensor or Licensee of any of its obligations under this Agreement shall be excused if performance is impaired, or prevented by reason of strike, labor problems, “Acts of God,” terrorism or any other outside cause beyond the reasonable control of the party claiming the excuse. In particular, but without limitation, Licensor shall have no liability or responsibility for any interruption in any utility or other Services caused by Licensor’s inability to have access to the Licensed Premises for any reason.

ARTICLE VII

SIGNAGE; RELATIONSHIP OF PARTIES

7.1 Signage. Licensee will reimburse Licensor promptly for the cost of the installation and maintenance by Licensor of all approved signage identifying the Licensee and the location of the Licensed Space. Licensee shall not place or maintain or cause to be placed or maintained any sign or advertising matter of any kind anywhere within the Building, except in the interior of the Licensed Space. All signs located in the interior of the Licensed Space must be of an attractive quality so as not to detract from the general appearance of the Licensed Space and must be approved by Licensor and the Building Owner such approval by Licensor not to be unreasonably withheld, conditioned or delayed.

7.2 Relationship of Parties. The provisions of this Agreement are not intended to create nor shall they be deemed or construed to create any relationship between Licensor and Licensee other than that of independent entities contracting with each other hereunder solely for the purpose of effecting the provisions hereof. Neither of the parties hereto, nor any of their respective employees, shall be construed to be the agent, employer or representative of the other. No employee of the Licensee shall have any claim under this Agreement or otherwise against the Licensor for vacation pay, paid sick leave, retirement benefits, social security, workers compensation, health, disability, professional malpractice or unemployment insurance benefits or other employee benefits of any kind. Further, the Licensor will not withhold on behalf of the Licensee or any of its employees any sums for income tax, unemployment insurance, social security, or any other withholding pursuant to any law or requirement of any governmental body. The Licensee shall indemnify and hold the Licensor harmless from and against any and all liability arising from claims relating to the failure to make or provide such payments, withholdings and benefits of any kind. The indemnity obligation of the Licensee set forth in this section shall survive the expiration or termination of this Agreement.

ARTICLE XIII

INSURANCE AND INDEMNITY

8.1 Casualty Insurance. Licensee shall at all times during the Term obtain and maintain at its own cost and expense casualty insurance against loss, damage, or destruction to all of Licensee’s personal property, including, but not limited to, computers, telecommunications equipment and other electronic equipment, in the Licensed Space. Licensee hereby acknowledges its understanding that the insurance maintained by Licensor and/or Building Owner will not provide coverage for the personal property of Licensee and all personal property of Licensee that is brought onto, kept upon, stored or used in, on or about the Licensed Space is done so at the sole risk of Licensee.

8.2 Indemnity. Licensee shall indemnify and save the Building Owner and Licensor harmless from and against any and all actions, liabilities, damages, costs, expenses, fees, demands or claims of any nature whatsoever arising from injury to or death of third parties or damage to third party property in, on or about the Licensed Space to the extent the same is the caused by the negligence, willful misconduct or breach of this Agreement by Licensee, its agents, employees or contractors. Licensor shall indemnify and save Licensee harmless from and against any and all actions, liabilities, damages, costs, expenses, fees, demands or claims of any nature whatsoever arising from injury to or death of third parties or damage to third party property in, on or about the Licensed Space to the extent the same is the caused by the negligence, willful misconduct or breach of this Agreement by Licensor, its agents, employees or contractors. The indemnity obligations of Licensee set forth in this section shall survive the expiration or termination of this Agreement.

8.3 Liability Insurance. Licensee, at Licensee’s sole cost and expense, shall keep in force during the Term, commercial general liability insurance and other insurance that is required to be maintained by Licensor as tenant/lessee under the Lease (naming Licensor and the Building Owner as additional insureds) in an amount of not less than what is required under the Lease, insuring against any liability that may accrue on account of any occurrences in or about the Licensed Space or in consequence of Licensee’s occupancy of the Licensed Space. Such insurance shall protect and indemnify not only against any and all such liability, but also against all loss, expense and damage of any and every kind due to or arising from any occurrences in or about the Licensed Space or in consequence of Licensee’s occupancy of the Licensed Space, including costs of investigation and attorney’s fees and other costs of defense.

8.4 Insurance Generally. The policy shall provide that, notwithstanding any act or negligence of Licensor or Licensee, which might otherwise result in forfeiture, such policies shall not be cancelled without at least thirty (30) days’ prior written notice to the other party. Licensee shall deliver to Licensor upon Licensor’s request a certificate evidencing the liability insurance and all other insurance required by this Agreement issued by the insurer and which provides for Licensor to receive thirty (30) days’ prior written notice of any material change in, or cancellation of, coverage.

ARTICLE XIV

DEFAULT

9.1 Default. If Licensee or Licensor shall default in the performance or observance of any agreement or condition on its part to be performed or observed under this Agreement, and if such party shall fail to cure such default within five (5) days after written notice of default from the non-defaulting party, or fail to commence and diligently prosecute cure of any default that is not susceptible to cure in the five (5) day period, or if the Licensed Space is destroyed by casualty or taken by condemnation, then the non-defaulting party may lawfully immediately, or at any time thereafter, and without further notice, terminate this Agreement.

ARTICLE X

MISCELLANEOUS

10.1. No Partnership or Tenancy Created. Nothing in this Agreement shall be deemed or construed as creating a partnership, joint venture or a relationship of landlord and tenant between Licensor and Licensee.

10.2. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR LICENSEE’S USE OR OCCUPANCY OF THE LICENSED SPACE.

10.3. Limitation of Liability. The obligations of parties under this Agreement are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or directors and officers, as the case may be, or any beneficiaries, stockholders, employees, or agents of such party.

10.4. No Broker. Licensee warrants that it was not represented by a broker or agent in connection with this Agreement and that no person or entity is entitled to a commission or fee in connection herewith. Licensee hereby indemnifies and holds harmless Licensor from and against any claim for a commission or fee from any person or entity in connection with this Agreement. The indemnity obligations of Licensee set forth in this section shall survive the expiration or termination of this Agreement.

10.5. Notices. Any notice to be given to either party hereunder shall be sufficiently given if in writing and personally delivered or mailed by registered or certified first class mail, postage prepaid, or sent by a national courier service with tracking capabilities, addressed to the party at the address set forth in Section 1.1, and shall be deemed to be given immediately on personal delivery or two (2) business days after mailing or one (1) business day after depositing with a national courier.

10.6. No Consequential Damages. Notwithstanding anything herein to the contrary, in no event shall any party be liable to the other party, whether in contract, tort (including negligence), strict liability, or otherwise for any indirect, incidental, consequential, special, or punitive damages arising out of or resulting from this Agreement.

10.7. Subordination. This Agreement is subordinate to the Lease between Licensor and the Building Owner in all respects.

10.8. Governing Law; Venue. This Agreement shall be construed and applied in accordance with the laws of the state in which the Leased Premises are located.

10.9. Headings; Use of Pronouns. The headings of the various Articles and Sections of this Agreement are inserted for reference only and shall not to any extent have the effect of modifying, amending or changing the express terms and provisions of this Agreement. Whenever the singular number is used herein, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

10.10. Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.11 Assignment and Subletting. Licensee may not assign, transfer or encumber this Agreement or allow the use or occupancy of the Licensed Space by any person or entity other than Licensee without Licensor’s and Building Owner’s written consent.

10.12. Rules and Regulations. Licensee agrees to be bound by the rules and regulations set forth in Exhibit B attached hereto and hereby incorporated herein by reference as well as those established by the Building Owner under the Lease which are applicable to all tenants of the building in which the Leased Space is located. Licensee acknowledges that Building Owner shall have the right, from time to time or at any time, to issue additional or amended rules and regulations that are applicable to all tenants of the building in which the Leased Space is located. When so issued, such rules and regulations shall be considered a part of this Agreement; provided however, in no event shall the rules and regulations supersede the terms, conditions or provisions of this Agreement. In the event of a conflict between the terms, conditions or provisions of this Agreement and the rules and regulations, this Agreement shall prevail.

10.13. Parking Spaces. During the Term, Licensee shall be permitted to use the number of parking spaces proportionate to its share of the Leased Premises, at no additional charge, subject to the terms and conditions of the Lease.

10.14. Time of Essence. Time is of the essence in this Agreement.

10.15. Severability. Any provision or provisions of this Agreement which shall prove to be invalid, void, or illegal shall in no way impair or invalidate any other provision, and the remaining provisions shall remain in full force and effect.

10.16. Accord and Satisfaction. No payment by Licensee or receipt by Licensor of a lesser amount than the License Fee herein stipulated shall be deemed to be other than on account of the earliest stipulated License Fee, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of the License Fee be deemed an accord and satisfaction, and Licensor shall accept such check or payment without prejudice to Licensor’s right to recover the balance of the License Fee or pursue any other remedy in this Agreement or available at law or equity.

10.17. Entire Agreement. This Agreement, the Exhibits, the schedules and riders, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Licensor and Licensee concerning the Licensed Space and there are no covenants, promises, agreements conditions or understandings, either oral or written, between them other than are herein set forth. No alteration, amendment, change or addition to this Agreement shall be binding upon Licensor or Licensee unless it is in writing and signed by each party.

(Remainder of page intentionally left blank. Signatures are on the following page.)

IN WITNESS WHEREOF, the parties hereto have caused this Real Estate License Agreement to be executed as of the day and year first written above.

ATTEST/WITNESS	LICENSOR

Harris Corporation

By:
Name:
Title:

ATTEST/WITNESS	LICENSEE

Nant Health, LLC

By:
Name:
Title:

REAL ESTATE

LICENSE AGREEMENT

(Herndon, Virginia)

This REAL ESTATE LICENSE AGREEMENT (this “Agreement”) is entered as of the      day of             , between Harris Corporation, a Delaware corporation (“Licensor”) and Nant Health, LLC, a Delaware limited liability company (“Licensee”).

ARTICLE I

BASIC TERMS

Certain of the basic terms applicable to this Agreement are set forth in this Article I. Terms defined in this Article I shall have the meanings set forth in this article wherever used in this Agreement.

1.1 The Parties

(a) Licensor:	Harris Corporation

(b) Licensor’s Address:	Harris Corporation
1025 W. NASA Blvd.
Melbourne, FL 32919
Attn: Real Estate Department

(c) Payment shall be sent:	Harris Corporation
1025 W. NASA Blvd.
Melbourne, FL 32919
Attn: Real Estate Department

(d) Notices to Licensor:	Send to Licensor at Licensor’s Address above

With a copy of legal notices to:

Harris Corporation
1025 W. NASA Blvd. Melbourne, FL 32919 Attn: General Counsel

(e) Licensee:	Nant Health, LLC

(f) Licensee’s Address:	9920 Jefferson Blvd.
Culver City, CA 90232
Attn: David Sachs

(g) Notices to Licensee:	Send to Licensee at the Licensed Space

With a copy of legal notices to:
9920 Jefferson Blvd.
Culver City, CA 90232
Attn: General Counsel

(h) Building Owner:	Reston Arboretum LLC

1.2 The Licensed Space and Licensor’s Real Property

a) Licensed Space:	That portion of the Leased Premises which is used and occupied by the employees of the Licensor’s business that was sold to Licensee pursuant to the Asset Sale Agreement between Harris Corporation and Licensee dated June , 2015, consisting of 6,692 square feet of space on the Sixth floor of the Building, as shown on the attached Exhibit A

(b) Leased Premises:	161,359 square feet of space on the First — Sixth floors of the Building leased by Licensor under the Lease, as shown on the attached Exhibit A

(c) Building:	Arboretum II — North Building
2235 Monroe Street
Herndon, VA 20191

(d) Lease:	Deed of Lease, dated 6/26/13, between Building Owner, as landlord, and Licensor, as tenant, as amended

1.3 Agreement Term

(a) Term:	The period from the Commencement Date through the Termination Date subject to early termination rights provided herein.

(b) Commencement Date:	The date set forth in the introductory paragraph of this Agreement.

c) Termination Date:	December 15, 2015

1.4 License Fee	$359,525 per annum/$29,960 per month of which amount includes the cost of the services described in Section 6.1 hereof, subject to increases and adjustments as set forth in Article IV.

1.5 Use	See Section 5.1 of this Agreement.

1.6 Exhibits	EXHIBIT A - Diagram of Licensed Space
EXHIBIT B Rules and Regulations

ARTICLE II

GRANT OF LICENSE

2.1 Grant of License. Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, upon the terms and conditions stated in this Agreement and subject to all of the terms and conditions of the Lease, license to Licensee to (i) exclusively occupy the Licensed Space, (ii) use in common with Licensor any kitchen or washroom in the Licensed Space (and the Leased Premises to the extent such facilities are not located within the Licensed Space) and (iii) use any common areas provided to the Licensor under the Lease (under the same terms and conditions as set forth in the Lease); which license shall be irrevocable during the Term (and any renewals thereof) in accordance with Section 3.1 hereof except upon termination of this Agreement in accordance with Section 9.1 hereof. Licensee acknowledges and agrees that Licensor will not construct or install any interior improvements in the Licensed Space and that the Licensed Space will be made available to Licensee in “AS IS, WITH ALL FAULTS” condition, without warranty or representation by Licensor or any person, firm or corporation on behalf of Licensor as to the condition thereof or the fitness thereof for the use permitted under this Agreement. By using the Licensed Space, Licensee shall be deemed to have acknowledged that the Licensed Space is in the condition required by this Agreement and agreed that the obligations of Licensor under this Agreement with respect to the condition of the Licensed Space have been fully performed.

2.2 IT Closet. Licensee shall have reasonable but Licensor-escorted access to a certain telecommunications and data closet identified on Exhibit A (the “IT Closet”) provided Licensee provides reasonable advance notice to Licensor of its need for access and Licensee complies with Licensor’s security and IT policies and procedures. Licensee shall be entitled to install telecommunications and data equipment in the IT Closet that is approved by Licensor, which approval shall not be unreasonably withheld. Licensor may secure the IT Closet with security protection including door locks and key card access, and may make any alterations, modifications or additions to the IT Closet during the Term, at its discretion. To the extent that such alternations, modifications or additions adversely affect Licensee, Licensor shall provide Licensee prior notice and shall reasonably accommodate any disruptions to the Licensee’s use of the telecommunications and data equipment as a result of such alternations, modifications or additions. Licensor shall not charge any additional fee for Licensee’s use of the IT Closet or any utility services provided to the IT Closet.

ARTICLE III

LICENSE TERM

3.1 License Term. So long as Licensor’s lease for the Leased Premises is in full force and effect, Licensee shall utilize the Licensed Space for a Term commencing on the Commencement Date and ending at 11:59 p.m. on the Termination Date, unless earlier terminated pursuant to the provisions hereof. Licensee shall utilize the Licensed Space as a licensee only. This Agreement shall not be construed as a lease or sublease of the Licensed Space or as a conveyance of any real property interest in the Licensed Space or the Building.

3.2 Failure to Vacate Licensed Space. If Licensee fails to vacate the Licensed Space at the end of the License Term, then, for any time that Licensee remains in the Licensed Space thereafter without the permission of Licensor, Licensee shall be liable to Licensor for any damages incurred by Licensor as a result of Licensee’s failure to vacate the Licensed Space within the time specified and Licensee shall be deemed a trespasser subject to immediate lock-out and removal from the Licensed Space.

3.3 Failure to Remove Property. If Licensee has failed to remove any of its property from the Licensed Space immediately following the termination or cancellation of this Agreement, then, upon five (5) days prior written notice to Licensee, Licensor may either (i) deem the property abandoned by the Licensee at which point the property would become the property of the Licensor, or (ii) demand that Licensee remove the same at Licensee’s cost and expense. If Licensor demands that Licensee remove the property pursuant to the foregoing sentence, then Licensor shall authorize Licensee reasonable access to the Leased Space for purposes of removing the property during the five (5) day period following receipt of such notice. If Licensee fails to remove its personal property from the Licensed Space during that period, Licensor may (a) discard the property or (b) remove the property as the duly authorized agent of Licensee, store the same in a storage facility and authorize the sale of the property for non-payment of storage charges, without in any manner being liable for conversion or negligence by reason of the acts of Licensor or anyone claiming under it or by reason of the negligence of any person caring for the property while in storage. Licensee shall pay to Licensor upon removal and storage, irrespective of the length of time and storage, all costs, expenses and damages actually incurred by Licensor in connection therewith; provided, however, that Licensor shall use its commercially reasonable efforts to mitigate all such costs, expenses and damages.

3.4 Termination by the Licensee. The Licensee may terminate this Agreement prior to the end of the Term by providing to the Licensor a thirty (30) days’ prior written notice of its election to terminate.

ARTICLE IV

LICENSE FEE; ADJUSTMENT TO LICENSE FEE

4.1 License Fee. The License Fee is due and payable upon receipt from Licensor of a monthly invoice of such fees. The parties acknowledge that the License Fee is calculated to equal the rent payable for 6,692 square feet of space under the Lease (currently $53.72 per square foot) per annum including the cost of the Services (defined in Section 6.1 below). If the rent under the Lease is subject to annual increases, as such increases occur, the License Fee shall be increased accordingly on a proportionate share basis.

4.2 Late Payments. All payments of the License Fee, if not paid within thirty (30) days of the monthly due date, shall be subject to a late charge of five percent (5%) of the amount of the late payment.

ARTICLE V

USE

5.1 Use of Licensed Space. Licensee shall use the Licensed Space as a general office use and incidental related purposes thereto, and for no other purpose whatsoever. Licensee must take all steps necessary to ensure that Licensee’s use of the Licensed Space does not unreasonably disrupt or impair the business operations of Licensor or cause Licensor to be in violation of any laws applicable to Licensor or any terms of the Lease. Licensee shall not allow any person other than Licensee and Licensee’s employees, agents and contractors to use the Licensed Space. Licensee agrees to comply with all of the terms and provisions of the Lease with respect to Licensee’s use of the Licensed

Space. Licensor agrees to use commercially reasonable efforts to ensure that Licensee has the exclusive use of the Licensed Space in a manner that does not reasonably disrupt or impair the business operations of Licensee in the Licensed Space.

5.2 Compliance with Laws. Licensee agrees to (a) conform to and comply with all federal, state and local laws, ordinances, codes, rules, regulations, orders, permits, licensing conditions and other governmental requirements (including any amendments thereto) that are applicable to Licensee’s operations within the Licensed Space; and (b) comply with the requirements of Licensee’s applicable insurance policies now or hereafter in force. Licensor agrees to conform to and comply with all federal, state and local laws, ordinances, codes, rules, regulations, orders, permits, licensing conditions and other governmental requirements (including any amendments thereto) that are applicable to Licensor’s operations within the Leased Premises.

5.3 Conduct in Licensed Space. Licensee agrees to conduct its business in a lawful, good, professional and orderly manner and, subject to Licensor’s obligation to provide janitorial services, to keep the Licensed Space clean and sanitary. Licensee shall not do, or permit anything to be done, in the Licensed Space which in any way will: (a) increase Licensor’s rate of casualty or liability insurance or conflict with Licensor’s casualty or liability insurance policies; (b) obstruct or interfere with the rights of the Licensor or of other occupants of the Building; (c) violate the terms of the Lease; or (d) subject Licensor to any liability for injury to persons or damage to property. Licensee covenants: (i) that no waste or damage shall be committed upon or to the Licensed Space; (ii) that the Licensed Space shall be used for only the purpose stated in this Agreement; and (iii) that the Licensed Space shall not be used for any unlawful purpose. Licensor agrees to comply with all the terms of the Lease with the Building Owner and is responsible for all costs associated therewith, except those costs resulting from the negligence, willful misconduct or breach of this Agreement by Licensee.

5.4 Property Loss, Damage. Neither Licensee, Licensor nor the Building Owner shall be liable to the other for injuries to person or damage to property occurring on or about the Licensed Space due to: (a) a loss of property by theft or burglary; or (b) any damage or injury caused by action of the natural elements or any other event or circumstance beyond the control of Licensor.

5.5 Alterations. Licensee shall not make any alterations, improvements or changes (collectively the “Alterations”) of any kind to the Licensed Space without securing the prior written consent of Licensor, which consent shall not be unreasonably withheld, conditioned or delayed. All Alterations must comply with the terms and conditions of the Lease and shall be completed in a prompt and workmanlike manner by contractors approved by Licensor and Licensee. In connection with any Alterations, Licensee shall, at its sole expense, fully comply with all applicable federal, state, and local laws, ordinances, and regulations. All Alterations made or installed by or on behalf of Licensee shall, upon completion or installation, become the property of Licensor.

ARTICLE VI

UTILITIES; SERVICES; BUSINESS HOURS

6.1 Services. During the Term hereof, Licensee shall be provided with the same services and utilities (the “Services”) that are provided to Licensor under the Lease to the extent such Services are provided to the Licensed Space immediately prior to the date of this Agreement. The Services provided (to the extent available) shall be proportionate to the portion of Leased Premises occupied by the Licensee (based on the square footage of the Licensed Space).

6.2 Utilities. Licensee will not be charged additional costs for the heating and air conditioning, except to the extent that additional charges are imposed on the Licensor by the Building Owner for any use of the heating or air conditioning by Licensee at times other than the Business Hours (as defined below), such additional charges are limited to the direct costs of the utility provider. Licensee acknowledges that Licensor has no obligation to provide security within the Licensed Space or anywhere in the Building. (As used herein, the term “Business Hours,” unless otherwise defined in the Lease, means Monday through Friday, from 8:00 a.m. to 6:00 p.m., except on any state and federal holidays).

6.3 Damage Caused by Licensee. Anything contained in this Agreement to the contrary notwithstanding, License shall be obligated to pay the cost and expense of any repairs Licensed Space, the Building, the Leased Premises necessitated by the wilful misconduct or negligence of License.

6.4 Performance Excused for Extraordinary Events. The performance by Licensor or License of any of its obligations under this Agreement shall be excused if is impaired, prevented by reason of strike, labor problems, “Acts of God,” terrorism or any other outside cause beyond the reasonable control the party claiming the excuse. In particular, but without limitation, Licensor shall have no liability or responsibility for any interruption in any utility or other Services caused by Licensor’s inability to have aces to the Licensed Premises for any reason.

ARTICLE VII

SIGNAGE; RELATIONSHIP OF PARTIES

7.1 Signage. License will reimburse Licensor promptly for the cost of the installation and maintenance by Licensor of al approved signage identifying the License and location of the Licensed Space. License shall not place or maintain or cause to be placed or maintained any sign or advertising mater of any kind anywhere within the Building, except in the interior of the Licensed Space. Al signs located in the interior of the Licensed Space must be of an attractive quality so as not to detract from the general appearance Space and approved by Licensor and the Building Owner such approval by Licensor not to be unreasonably withheld, conditioned or delayed.

7.2 Relationship of Parties. The provisions of this Agreement are not intended to create nor shall they be deemed or construed to create any relationship between Licensor and License other than that of independent entities contracting with each other hereunder solely for the purpose of effecting the provisions hereof. Neither of the parties hereto, nor any of their respective employes, shall be construed to be the agent, employer or representative of the other. No employe of the License have any claim under this Agreement otherwise against Licensor for vacation pay, paid sick leave, retirement benefits, social security, workers compensation, health, disability, professional malpractice or unemployment insurance benefits or other employe benefits of any kind. Further, the Licensor will not withhold on behalf of the License any of its employes sums for income tax, unemployment insurance, social security, or any other withholding pursuant to any law or requirement of any governmental body. The License shall indemnify and hold the Licensor harmless from and against and al liability arising from claims relating to the failure to make or provide such payments, withholdings benefits of any kind. The indemnity obligation of the License set forth in this section shall survive the expiration or termination of this Agreement.

ARTICLE XIII

INSURANCE AND INDEMNITY

8.1 Casualty Insurance. License shall at all times during the Term obtain and maintain at its own cost and expense casualty insurance against loss, damage, or destruction to al of License’s personal property, including, but not limited to, computers, telecommunications equipment and other electronic equipment, in the Licensed Space. License hereby acknowledges its understanding that the insurance maintained by Licensor and/or Building Owner will not provide coverage for the personal property of License and al personal property of License that is brought onto, kept upon, stored or used in, on or about the Licensed Space is done so at the sole risk of License.

8.2 Indemnity. License shall indemnify and save the Building Owner and Licensor harmless from and against any and all actions, liabilities, damages, costs, expenses, fes, demands or claims of any nature whatsoever arising from injury to or death of third parties or damage to third party property in, on or about the Licensed Space to the extent the same is the caused by the negligence, willful misconduct or breach of this Agreement by Licensee, its agents, employees or contractors. Licensor shall indemnify and save Licensee harmless from and against any and all actions, liabilities, damages, costs, expenses, fees, demands or claims of any nature whatsoever arising from injury to or death of third parties or damage to third party property in, on or about the Licensed Space to the extent the same is the caused by the negligence, willful misconduct or breach of this Agreement by Licensor, its agents, employees or contractors. The indemnity obligations of Licensee set forth in this section shall survive the expiration or termination of this Agreement.

8.3 Liability Insurance. Licensee, at Licensee’s sole cost and expense, shall keep in force during the Term, commercial general liability insurance and other insurance that is required to be maintained by Licensor as tenant/lessee under the Lease (naming Licensor and the Building Owner as additional insureds) in an amount of not less than what is required under the Lease, insuring against any liability that may accrue on account of any occurrences in or about the Licensed Space or in consequence of Licensee’s occupancy of the Licensed Space. Such insurance shall protect and indemnify not only against any and all such liability, but also against all loss, expense and damage of any and every kind due to or arising from any occurrences in or about the Licensed Space or in consequence of Licensee’s occupancy of the Licensed Space, including costs of investigation and attorney’s fees and other costs of defense.

8.4 Insurance Generally. The policy shall provide that, notwithstanding any act or negligence of Licensor or Licensee, which might otherwise result in forfeiture, such policies shall not be cancelled without at least thirty (30) days’ prior written notice to the other party. Licensee shall deliver to Licensor upon Licensor’s request a certificate evidencing the liability insurance and all other insurance required by this Agreement issued by the insurer and which provides for Licensor to receive thirty (30) days’ prior written notice of any material change in, or cancellation of, coverage.

ARTICLE XIV

DEFAULT

9.1 Default. If Licensee or Licensor shall default in the performance or observance of any agreement or condition on its part to be performed or observed under this Agreement, and if such party shall fail to cure such default within five (5) days after written notice of default from the non-defaulting party, or fail to commence and diligently prosecute cure of any default that is not susceptible to cure in the five (5) day period, or if the Licensed Space is destroyed by casualty or taken by condemnation, then the non-defaulting party may lawfully immediately, or at any time thereafter, and without further notice, terminate this Agreement.

ARTICLE X

MISCELLANEOUS

10.1. No Partnership or Tenancy Created. Nothing in this Agreement shall be deemed or construed as creating a partnership, joint venture or a relationship of landlord and tenant between Licensor and Licensee.

10.2. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR LICENSEE’S USE OR OCCUPANCY OF THE LICENSED SPACE.

10.3. Limitation of Liability. The obligations of parties under this Agreement are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or directors and officers, as the case may be, or any beneficiaries, stockholders, employees, or agents of such party.

10.4. No Broker. Licensee warrants that it was not represented by a broker or agent in connection with this Agreement and that no person or entity is entitled to a commission or fee in connection herewith. Licensee hereby indemnifies and holds harmless Licensor from and against any claim for a commission or fee from any person or entity in connection with this Agreement. The indemnity obligations of Licensee set forth in this section shall survive the expiration or termination of this Agreement.

10.5. Notices. Any notice to be given to either party hereunder shall be sufficiently given if in writing and personally delivered or mailed by registered or certified first class mail, postage prepaid, or sent by a national courier service with tracking capabilities, addressed to the party at the address set forth in Section 1.1, and shall be deemed to be given immediately on personal delivery or two (2) business days after mailing or one (1) business day after depositing with a national courier.

10.6. No Consequential Damages. Notwithstanding anything herein to the contrary, in no event shall any party be liable to the other party, whether in contract, tort (including negligence), strict liability, or otherwise for any indirect, incidental, consequential, special, or punitive damages arising out of or resulting from this Agreement.

10.7. Subordination. This Agreement is subordinate to the Lease between Licensor and the Building Owner in all respects.

10.8. Governing Law; Venue. This Agreement shall be construed and applied in accordance with the laws of the state in which the Leased Premises are located.

10.9. Headings; Use of Pronouns. The headings of the various Articles and Sections of this Agreement are inserted for reference only and shall not to any extent have the effect of modifying, amending or changing the express terms and provisions of this Agreement. Whenever the singular number is used herein, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

10.10. Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.11. Assignment and Subletting. Licensee may not assign, transfer or encumber this Agreement or allow the use or occupancy of the Licensed Space by any person or entity other than Licensee without 1, icensor’s and Building Owner’s written consent.

10.12. Rules and Regulations. Licensee agrees to be bound by the rules and regulations set forth in Exhibit B attached hereto and hereby incorporated herein by reference as well as those established by the Building Owner under the Lease which are applicable to all tenants of the building in which the Leased Space is located. Licensee acknowledges that Building Owner shall have the right, from time to time or at any time, to issue additional or amended rules and regulations that are applicable to all tenants of the building in which the Leased Space is located. When so issued, such rules and regulations shall be considered a part of this Agreement; provided however, in no event shall the rules and regulations supersede the terms, conditions or provisions of this Agreement. In the event of a conflict between the terms, conditions or provisions of this Agreement and the rules and regulations, this Agreement shall prevail.

10.13. Parking Spaces. During the Term, Licensee shall be permitted to use the number of parking spaces proportionate to its share of the Leased Premises, at no additional charge, subject to the terms and conditions of the Lease.

10.14. Time of Essence. Time is of the essence in this Agreement.

10.15. Severability. Any provision or provisions of this Agreement which shall prove to be invalid, void, or illegal shall in no way impair or invalidate any other provision, and the remaining provisions shall remain in full force and effect.

10.16. Accord and Satisfaction. No payment by Licensee or receipt by Licensor of a lesser amount than the License Fee herein stipulated shall be deemed to be other than on account of the earliest stipulated License Fee, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of the License Fee be deemed an accord and satisfaction, and Licensor shall accept such check or payment without prejudice to Licensor’s right to recover the balance of the License Fee or pursue any other remedy in this Agreement or available at law or equity.

10.17. Entire Agreement. This Agreement, the Exhibits, the schedules and riders, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Licensor and Licensee concerning the Licensed Space and there are no covenants, promises, agreements conditions or understandings, either oral or written, between them other than are herein set forth. No alteration, amendment, change or addition to this Agreement shall be binding upon Licensor or Licensee unless it is in writing and signed by each party.

IN WITNESS WHEREOF, the parties hereto have caused this Real Estate License Agreement to be executed as of the day and year first written above.

ATTEST/WITNESS LICENSOR

Harris Corporation

By:
Name:
Title:

LICENSEE ATTEST/WITNESS:

Nant Health, LLC

By:
Name:
Title:

REAL ESTATE

LICENSE AGREEMENT

(Winnersh 270)

This REAL ESTATE LICENSE AGREEMENT (this “Agreement”) is entered as of                     , between Harris Systems Limited (“Licensor”) and Nant Health UK Limited (“Licensee”).

ARTICLE I

BASIC TERMS

Certain of the basic terms applicable to this Agreement are set forth in this Article I. Terms defined in this Article I shall have the meanings set forth in this article wherever used in this Agreement.

1.1 The Parties

(a) Licensor:	Harris Systems Limited

(b) Licensor’s Address:	Harris Systems Limited
Winnersh 270, Winnersh Triangle
Wokingham, Berkshire
Attn: David Redrup

(c) Payment shall be sent:	Harris Systems Limited
Winnersh 270, Winnersh Triangle
Wokingham, Berkshire
Attn: David Redrup

(d) Notices to Licensor:	Send to Licensor at Licensor’s Address above

With a copy of legal notices to:

Harris Corporation
1025 W. NASA Blvd.
Melbourne, FL 32919
Attn: General Counsel

(e) Licensee:	Nant Health UK Limited

(f) Licensee’s Address:	Nant Health UK Limited
Warnford Court, 29 Throgmorten Street
London EC2N 2AT
Attn: Martin Walsh

(g) Notices to Licensee:	Send to Licensee at the Licensed Space

With a copy of legal notices to:
Nant Health, LLC
9920 Jefferson Blvd
Culver City, CA 90232
Attn: General Counsel

(h) Building Owner:	Winnersh Midco s.a.r.l.

1.2 The Licensed Space and Licensor’s Real Property

a) Licensed Space:	That portion of the Leased Premises which is used and occupied by the employees of the Licensor’s business that was sold to Licensee pursuant to the Asset Sale Agreement between Harris Corporation and Nant Health, LLC dated June , 2015 consisting of 2,475 square feet of space on the Ground floor of the Building, as shown on the attached Exhibit A, including a prorate portion of the common areas.

(b) Leased Premises:	12,557 square feet of space on the Ground & First floors of the Building leased by Licensor under the Lease, as shown on the attached Exhibit A

(c) Building:	Winnersh 270, Winnersh Triangle
Wokingham, Berkshire

(d) Lease:	Lease, dated 22 February 2010, between Building Owner, as landlord, and Licensor, as tenant, as assigned

1.3 Agreement Term

(a) Term:	The period from the Commencement Date through the Termination Date subject to early termination rights provided herein.

(b) Commencement Date:	The date set forth in the introductory paragraph of this Agreement.

c) Termination Date:	The earliest to occur of (i) December 15, 2015, (ii) if the Lease term is to be terminated by the Building Owner, then upon thirty (30) days written notice to Licensee from the Building Owner and the Licensor, or (iii) if the Lease term is to be terminated by Licensee, at its discretion, then upon thirty (30) days written notice to Licensor.

1.4 License Fee	£129,232 per annum/£10,769 per month of which amount includes the cost of the services described in Section 6.1 hereof, subject to increases and adjustments as set forth in Article IV.

1.5 Use	See Section 5.1 of this Agreement.

1.6 Exhibits	EXHIBIT A - Diagram of Licensed Space
EXHIBIT B Rules and Regulations

ARTICLE II

GRANT OF LICENSE

2.1 Grant of License. Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, upon the terms and conditions stated in this Agreement and subject to all of the terms and conditions of the Lease, license to Licensee to (i) exclusively occupy the Licensed Space, (ii) use in common with Licensor any kitchen or washroom in the Licensed Space (and the Leased Premises to the extent such facilities are not located within the Licensed Space) and (iii) use any common areas provided to the Licensor under the Lease (under the same terms and conditions as set forth in the Lease); which license shall be irrevocable during the Term (and any renewals thereof) in accordance with Section 3.1 hereof except upon termination of this Agreement in accordance with Section 9.1 hereof. Licensee acknowledges and agrees that Licensor will not construct or install any interior improvements in the Licensed Space and that the Licensed Space will be made available to Licensee in “AS IS, WITH ALL FAULTS” condition, without warranty or representation by Licensor or any person, firm or corporation on behalf of Licensor as to the condition thereof or the fitness thereof for the use permitted under this Agreement. By using the Licensed Space, Licensee shall be deemed to have acknowledged that the Licensed Space is in the condition required by this Agreement and agreed that the obligations of Licensor under this Agreement with respect to the condition of the Licensed Space have been fully performed.

2.2 IT Closet. Licensee shall have reasonable but Licensor-escorted access to a certain telecommunications and data closet identified on Exhibit A (the “IT Closet”) provided Licensee provides reasonable advance notice to Licensor of its need for access and Licensee complies with Licensor’s security and IT policies and procedures. Licensee shall be entitled to install telecommunications and data equipment in the IT Closet that is approved by Licensor, which approval shall not be unreasonably withheld. Licensor may secure the IT Closet with security protection including door locks and key card access, and may make any alterations, modifications or additions to the IT Closet during the Term, at its discretion. To the extent that such alternations, modifications or additions adversely affect Licensee, Licensor shall provide Licensee prior notice and shall reasonably accommodate any disruptions to the Licensee’s use of the telecommunications and data equipment as a result of such alternations, modifications or additions. Licensor shall not charge any additional fee for Licensee’s use of the IT Closet or any utility services provided to the IT Closet.

ARTICLE III

LICENSE TERM

3.1 License Term. So long as Licensor’s lease for the Leased Premises is in full force and effect, Licensee shall utilize the Licensed Space for a Term commencing on the Commencement Date and ending at 11:59 p.m. on the Termination Date, unless earlier terminated pursuant to the provisions hereof. Licensee shall utilize the Licensed Space as a licensee only. This Agreement shall not be construed as a lease or sublease of the Licensed Space or as a conveyance of any real property interest in the Licensed Space or the Building.

3.2 Failure to Vacate Licensed Space. If Licensee fails to vacate the Licensed Space at the end of the License Term, then, for any time that Licensee remains in the Licensed Space thereafter without the permission of Licensor, Licensee shall be liable to Licensor for any damages incurred by Licensor as a result of Licensee’s failure to vacate the Licensed Space within the time specified and Licensee shall be deemed a trespasser subject to immediate lock-out and removal from the Licensed Space.

3.3 Failure to Remove Property. If Licensee has failed to remove any of its property from the Licensed Space immediately following the termination or cancellation of this Agreement, then, upon five (5) days prior written notice to Licensee, Licensor may either (i) deem the property abandoned by the Licensee at which point the property would become the property of the Licensor, or (ii) demand that Licensee remove the same at Licensee’s cost and expense. If Licensor demands that Licensee remove the property pursuant to the foregoing sentence, then Licensor shall authorize Licensee reasonable access to the Leased Space for purposes of removing the property during the five (5) day period following receipt of such notice. If Licensee fails to remove its personal property from the Licensed Space during that period, Licensor may (a) discard the property or (b) remove the property as the duly authorized agent of Licensee, store the same in a storage facility and authorize the sale of the property for non-payment of storage charges, without in any manner being liable for conversion or negligence by reason of the acts of Licensor or anyone claiming under it or by reason of the negligence of any person caring for the property while in storage. Licensee shall pay to Licensor upon removal and storage, irrespective of the length of time and storage, all costs, expenses and damages actually incurred by Licensor in connection therewith; provided, however, that Licensor shall use its commercially reasonable efforts to mitigate all such costs, expenses and damages.

3.4 Termination by the Licensee. The Licensee may terminate this Agreement prior to the end of the Term by providing to the Licensor a thirty (30) days’ prior written notice of its election to terminate.

ARTICLE IV

LICENSE FEE; ADJUSTMENT TO LICENSE FEE

4.1 License Fee. The License Fee is due and payable upon receipt from Licensor of a monthly invoice of such fees. The parties acknowledge that the License Fee is calculated to equal the rent payable for 2,475 square feet of space under the Lease (currently £52.21 per square foot) per annum including the cost of the Services (defined in Section 6.1 below). If the rent under the Lease is subject to annual increases, as such increases occur, the License Fee shall be increased accordingly on a proportionate share basis.

4.2 Late Payments. All payments of the License Fee, if not paid within thirty (30) days of the monthly due date, shall be subject to a late charge of five percent (5%) of the amount of the late payment.

ARTICLE V

USE

5.1 Use of Licensed Space. Licensee shall use the Licensed Space as a general office use and incidental related purposes thereto, and for no other purpose whatsoever. Licensee must take all steps necessary to ensure that Licensee’s use of the Licensed Space does not unreasonably disrupt or impair the business operations of Licensor or cause Licensor to be in violation of any laws applicable to Licensor or any terms of the Lease. Licensee shall not allow any person other than Licensee and Licensee’s employees, agents and contractors to use the Licensed Space. Licensee agrees to comply with all of the terms and provisions of the Lease with respect to Licensee’s use of the Licensed

Space. Licensor agrees to use commercially reasonable efforts to ensure that Licensee has the exclusive use of the Licensed Space in a manner that does not reasonably disrupt or impair the business operations of Licensee in the Licensed Space.

5.2 Compliance with Laws. Licensee agrees to (a) conform to and comply with all federal, state and local laws, ordinances, codes, rules, regulations, orders, permits, licensing conditions and other governmental requirements (including any amendments thereto) that are applicable to Licensee’s operations within the Licensed Space; and (b) comply with the requirements of Licensee’s applicable insurance policies now or hereafter in force. Licensor agrees to conform to and comply with all federal, state and local laws, ordinances, codes, rules, regulations, orders, permits, licensing conditions and other governmental requirements (including any amendments thereto) that are applicable to Licensor’s operations within the Leased Premises.

5.3 Conduct in Licensed Space. Licensee agrees to conduct its business in a lawful, good, professional and orderly manner and, subject to Licensor’s obligation to provide janitorial services, to keep the Licensed Space clean and sanitary. Licensee shall not do, or permit anything to be done, in the Licensed Space which in any way will: (a) increase Licensor’s rate of casualty or liability insurance or conflict with Licensor’s casualty or liability insurance policies; (b) obstruct or interfere with the rights of the Licensor or of other occupants of the Building; (c) violate the terms of the Lease; or (d) subject Licensor to any liability for injury to persons or damage to property. Licensee covenants: (i) that no waste or damage shall be committed upon or to the Licensed Space; (ii) that the Licensed Space shall be used for only the purpose stated in this Agreement; and (iii) that the Licensed Space shall not be used for any unlawful purpose. Licensor agrees to comply with all the terms of the Lease with the Building Owner and is responsible for all costs associated therewith, except those costs resulting from the negligence, willful misconduct or breach of this Agreement by Licensee.

5.4 Property Loss, Damage. Neither Licensee, Licensor nor the Building Owner shall be liable to the other for injuries to person or damage to property occurring on or about the Licensed Space due to: (a) a loss of property by theft or burglary; or (b) any damage or injury caused by action of the natural elements or any other event or circumstance beyond the control of Licensor.

5.5 Alterations. Licensee shall not make any alterations, improvements or changes (collectively the “Alterations”) of any kind to the Licensed Space without securing the prior written consent of Licensor, which consent shall not be unreasonably withheld, conditioned or delayed. All Alterations must comply with the terms and conditions of the Lease and shall be completed in a prompt and workmanlike manner by contractors approved by Licensor and Licensee. In connection with any Alterations, Licensee shall, at its sole expense, fully comply with all applicable federal, state, and local laws, ordinances, and regulations. All Alterations made or installed by or on behalf of Licensee shall, upon completion or installation, become the property of Licensor.

ARTICLE VI

UTILITIES; SERVICES; BUSINESS HOURS

6.1 Services. During the Term hereof, Licensee shall be provided with the same services and utilities (the “Services”) that are provided to Licensor under the Lease to the extent such Services are provided to the Licensed Space immediately prior to the date of this Agreement. The Services provided (to the extent available) shall be proportionate to the portion of Leased Premises occupied by the Licensee (based on the square footage of the Licensed Space).

6.2 Utilities. Licensee will not be charged additional costs for the heating and air conditioning, except to the extent that additional charges are imposed on the Licensor by the Building Owner for any use of the heating or air conditioning by Licensee at times other than the Business Hours (as defined below), such additional charges are limited to the direct costs of the utility provider. Licensee acknowledges that Licensor has no obligation to provide security within the Licensed Space or anywhere in the Building. (As used herein, the term “Business Hours,” unless otherwise defined in the Lease, means Monday through Friday, from 8:00 a.m. to 6:00 p.m., except on any state and federal holidays).

6.3 Damage Caused by Licensee. Anything contained in this Agreement to the contrary notwithstanding, Licensee shall be obligated to pay the cost and expense of any repairs to the Licensed Space, the Building, the Leased Premises necessitated by the willful misconduct or negligence of Licensee.

6.4 Performance Excused for Extraordinary Events. The performance by Licensor or Licensee of any of its obligations under this Agreement shall be excused if performance is impaired, or prevented by reason of strike, labor problems, “Acts of God,” terrorism or any other outside cause beyond the reasonable control of the party claiming the excuse. In particular, but without limitation, Licensor shall have no liability or responsibility for any interruption in any utility or other Services caused by Licensor’s inability to have access to the Licensed Premises for any reason.

ARTICLE VII

SIGNAGE; RELATIONSHIP OF PARTIES

7.1 Signage. Licensee will reimburse Licensor promptly for the cost of the installation and maintenance by Licensor of all approved signage identifying the Licensee and the location of the Licensed Space. Licensee shall not place or maintain or cause to be placed or maintained any sign or advertising matter of any kind anywhere within the Building, except in the interior of the Licensed Space. All signs located in the interior of the Licensed Space must be of an attractive quality so as not to detract from the general appearance of the Licensed Space and must be approved by Licensor and the Building Owner such approval by Licensor not to be unreasonably withheld, conditioned or delayed.

7.2 Relationship of Parties. The provisions of this Agreement are not intended to create nor shall they be deemed or construed to create any relationship between Licensor and Licensee other than that of independent entities contracting with each other hereunder solely for the purpose of effecting the provisions hereof. Neither of the parties hereto, nor any of their respective employees, shall be construed to be the agent, employer or representative of the other. No employee of the Licensee shall have any claim under this Agreement or otherwise against the Licensor for vacation pay, paid sick leave, retirement benefits, social security, workers compensation, health, disability, professional malpractice or unemployment insurance benefits or other employee benefits of any kind. Further, the Licensor will not withhold on behalf of the Licensee or any of its employees any sums for income tax, unemployment insurance, social security, or any other withholding pursuant to any law or requirement of any governmental body. The Licensee shall indemnify and hold the Licensor harmless from and against any and all liability arising from claims relating to the failure to make or provide such payments, withholdings and benefits of any kind. The indemnity obligation of the Licensee set forth in this section shall survive the expiration or termination of this Agreement.

ARTICLE XIII

INSURANCE AND INDEMNITY

8.1 Casualty Insurance. Licensee shall at all times during the Term obtain and maintain at its own cost and expense casualty insurance against loss, damage, or destruction to all of Licensee’s personal property, including, but not limited to, computers, telecommunications equipment and other electronic equipment, in the Licensed Space. Licensee hereby acknowledges its understanding that the insurance maintained by Licensor and/or Building Owner will not provide coverage for the personal property of Licensee and all personal property of Licensee that is brought onto, kept upon, stored or used in, on or about the Licensed Space is done so at the sole risk of Licensee.

8.2 Indemnity. Licensee shall indemnify and save the Building Owner and Licensor harmless from and against any and all actions, liabilities, damages, costs, expenses, fees, demands or claims of any nature whatsoever arising from injury to or death of third parties or damage to third party property in, on or about the Licensed Space to the extent the same is the caused by the negligence, willful misconduct or breach of this Agreement by Licensee, its agents, employees or contractors. Licensor shall indemnify and save Licensee harmless from and against any and all actions, liabilities, damages, costs, expenses, fees, demands or claims of any nature whatsoever arising from injury to or death of third parties or damage to third party property in, on or about the Licensed Space to the extent the same is the caused by the negligence, willful misconduct or breach of this Agreement by Licensor, its agents, employees or contractors. The indemnity obligations of Licensee set forth in this section shall survive the expiration or termination of this Agreement.

8.3 Liability Insurance. Licensee, at Licensee’s sole cost and expense, shall keep in force during the Term, commercial general liability insurance and other insurance that is required to be maintained by Licensor as tenant/lessee under the Lease (naming Licensor and the Building Owner as additional insureds) in an amount of not less than what is required under the Lease, insuring against any liability that may accrue on account of any occurrences in or about the Licensed Space or in consequence of Licensee’s occupancy of the Licensed Space. Such insurance shall protect and indemnify not only against any and all such liability, but also against all loss, expense and damage of any and every kind due to or arising from any occurrences in or about the Licensed Space or in consequence of Licensee’s occupancy of the Licensed Space, including costs of investigation and attorney’s fees and other costs of defense.

8.4 Insurance Generally. The policy shall provide that, notwithstanding any act or negligence of Licensor or Licensee, which might otherwise result in forfeiture, such policies shall not be cancelled without at least thirty (30) days’ prior written notice to the other party. Licensee shall deliver to Licensor upon Licensor’s request a certificate evidencing the liability insurance and all other insurance required by this Agreement issued by the insurer and which provides for Licensor to receive thirty (30) days’ prior written notice of any material change in, or cancellation of, coverage.

ARTICLE XIV

DEFAULT

9.1 Default. If Licensee or Licensor shall default in the performance or observance of any agreement or condition on its part to be performed or observed under this Agreement, and if such party shall fail to cure such default within five (5) days after written notice of default from the non-defaulting party, or fail to commence and diligently prosecute cure of any default that is not susceptible to cure in the five (5) day period, or if the Licensed Space is destroyed by casualty or taken by condemnation, then the non-defaulting party may lawfully immediately, or at any time thereafter, and without further notice, terminate this Agreement.

ARTICLE X

MISCELLANEOUS

10.1. No Partnership or Tenancy Created. Nothing in this Agreement shall be deemed or construed as creating a partnership, joint venture or a relationship of landlord and tenant between Licensor and Licensee.

10.2. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR LICENSEE’S USE OR OCCUPANCY OF THE LICENSED SPACE.

10.3. Limitation of Liability. The obligations of parties under this Agreement are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or directors and officers, as the case may be, or any beneficiaries, stockholders, employees, or agents of such party.

10.4. No Broker. Licensee warrants that it was not represented by a broker or agent in connection with this Agreement and that no person or entity is entitled to a commission or fee in connection herewith. Licensee hereby indemnifies and holds harmless Licensor from and against any claim for a commission or fee from any person or entity in connection with this Agreement. The indemnity obligations of Licensee set forth in this section shall survive the expiration or termination of this Agreement.

10.5. Notices. Any notice to be given to either party hereunder shall be sufficiently given if in writing and personally delivered or mailed by registered or certified first class mail, postage prepaid, or sent by a national courier service with tracking capabilities, addressed to the party at the address set forth in Section 1.1, and shall be deemed to be given immediately on personal delivery or two (2) business days after mailing or one (1) business day after depositing with a national courier.

10.6. No Consequential Damages. Notwithstanding anything herein to the contrary, in no event shall any party be liable to the other party, whether in contract, tort (including negligence), strict liability, or otherwise for any indirect, incidental, consequential, special, or punitive damages arising out of or resulting from this Agreement.

10.7. Subordination. This Agreement is subordinate to the Lease between Licensor and the Building Owner in all respects.

10.8. Governing Law; Venue. This Agreement shall be construed and applied in accordance with the laws of the state in which the Leased Premises are located.

10.9. Headings; Use of Pronouns. The headings of the various Articles and Sections of this Agreement are inserted for reference only and shall not to any extent have the effect of modifying, amending or changing the express terms and provisions of this Agreement. Whenever the singular number is used herein, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

10.10. Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.11. Assignment and Subletting. Licensee may not assign, transfer or encumber this Agreement or allow the use or occupancy of the Licensed Space by any person or entity other than Licensee without Licensor’s and Building Owner’s written consent.

10.12. Rules and Regulations. Licensee agrees to be bound by the rules and regulations set forth in Exhibit B attached hereto and hereby incorporated herein by reference as well as those established by the Building Owner under the Lease which are applicable to all tenants of the building in which the Leased Space is located. Licensee acknowledges that Building Owner shall have the right, from time to time or at any time, to issue additional or amended rules and regulations that are applicable to all tenants of the building in which the Leased Space is located. When so issued, such rules and regulations shall be considered a part of this Agreement; provided however, in no event shall the rules and regulations supersede the terms, conditions or provisions of this Agreement. In the event of a conflict between the terms, conditions or provisions of this Agreement and the rules and regulations, this Agreement shall prevail.

10.13. Parking Spaces. During the Term, Licensee shall be permitted to use the number of parking spaces proportionate to its share of the Leased Premises, at no additional charge, subject to the terms and conditions of the Lease.

10.14. Time of Essence. Time is of the essence in this Agreement.

10.15. Severability. Any provision or provisions of this Agreement which shall prove to be invalid, void, or illegal shall in no way impair or invalidate any other provision, and the remaining provisions shall remain in full force and effect.

10.16. Accord and Satisfaction. No payment by Licensee or receipt by Licensor of a lesser amount than the License Fee herein stipulated shall be deemed to be other than on account of the earliest stipulated License Fee, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of the License Fee be deemed an accord and satisfaction, and Licensor shall accept such check or payment without prejudice to Licensor’s right to recover the balance of the License Fee or pursue any other remedy in this Agreement or available at law or equity.

10.17. Entire Agreement. This Agreement, the Exhibits, the schedules and riders, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Licensor and Licensee concerning the Licensed Space and there are no covenants, promises, agreements conditions or understandings, either oral or written, between them other than are herein set forth. No alteration, amendment, change or addition to this Agreement shall be binding upon Licensor or Licensee unless it is in writing and signed by each party.

(Remainder of page intentionally left blank. Signatures are on the following page.)

IN WITNESS WHEREOF, the parties hereto have caused this Real Estate License Agreement to be executed as of the day and year first written above.

ATTEST/WITNESS LICENSOR

Harris Corporation

By:
Name:
Title:

LICENSEE ATTEST/WITNESS:

Nant Health, LLC

By:
Name:
Title:

Exhibit D

Form of Trademark Assignment

TRADEMARK ASSIGNMENT AGREEMENT

THIS TRADEMARK ASSIGNMENT AGREEMENT (“Trademark Assignment”), effective as of                      (the “Effective Date”), is by and among HARRIS CORPORATION, a Delaware corporation (the “Assignor”), and Nant Health, LLC, a Delaware limited liability company (“Assignee”).

The Assignor owns the trademark registrations and applications for registration identified more fully in the attached Schedule A (collectively, the “Assigned Trademarks”).

The Assignor hereby assigns to Assignee all of the Assignor’s right, title and interest in and to the Assigned Trademarks, subject to existing licenses, including the right to sue and recover for, and the right to profits or damages due or accrued arising out of or in connection with, any and all past, present or future infringements of the Assigned Trademarks, and all goodwill of the business symbolized by the Assigned Trademarks.

The Assignor agrees that upon request it will, at any time at Assignee’s expense, execute and deliver all necessary documentation which may be reasonably necessary to further document and record the assignment of the Assigned Trademarks made hereby.

[Signature page follows]

IN WITNESS WHEREOF, this Trademark. Assignment has been duly executed by the Assignor on the day and year first above written.

Harris Corporation

By:
Title:

Date:

[SIGNATURE PAGE TO THE TRADEMARK ASSIGNMENT AGREEMENT]

Exhibit E

Form of Transition Services Agreement

TRANSITION SERVICES AGREEMENT

Between

HARRIS CORPORATION

and

NANT HEALTH, LLC

Dated:

-i-

-ii-

-iii-

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”), dated as of June , 2015 (the “Effective Date”), is made by and between HARRIS CORPORATION, a Delaware corporation ( “Harris”), and NANT HEALTH, LLC, a Delaware limited liability company (the “Company”).

RECITALS

WHEREAS, Harris and the Company, have entered into an Asset Sale Agreement, dated as of June , 2015 (the “Sale Agreement”), pursuant to which the Company and its Affiliates acquired certain integrated health systems assets from Harris and its Affiliates on the terms and subject to the conditions set forth in the Sale Agreement; and

WHEREAS, the execution and delivery of this Agreement is a condition to closing under the Sale Agreement; NOW, THEREFORE, in consideration of the foregoing and the mutual covenants in the Agreements, the parties agree as follows:

ARTICLE I

SERVICES

Section 1.01 Definitions. All capitalized terms used but not defined in this Agreement shall have the meanings assigned to them in the Sale Agreement.

Section 1.02 Provision of Services. Except as otherwise provided in this Agreement, on the terms and subject to the conditions set forth in this Agreement, Harris shall, or shall cause one of its Affiliates or third parties to, provide to the Company and its Affiliates, for the Business as such business is conducted by the Company following the Closing (subject to the restrictions below), each of the Services described on Schedule I attached to this Agreement (each, a “Service” and collectively, the “Services”) commencing on the Effective Date and continuing through the Term (as defined in Section 4.01 of this

Agreement) unless (a) otherwise specified for a particular Service on Schedule I, (b) a particular Service is terminated in accordance with to Section 4.02 or Section 4.03, (c) otherwise mutually agreed to by the parties in writing, or (d) this Agreement is terminated in accordance with the terms and conditions hereof prior to the expiration of the Term. Company and its Affiliates will not, and will not permit its employees, or agents to, resell any Services to any third party or permit the use of any Services by any third party other than as specified in Schedule I.

Section 1.03 Quality and Scope of Services. Harris shall use commercially reasonable efforts to perform the Services in a manner, amount, and quality substantially consistent with the manner, amount or quality of the Services as was being provided by Harris to the Business during the six-month period prior to the Effective Date, and in no event shall Harris have an obligation to perform any Service in any other manner, amount or quality (enhanced, increased or otherwise) unless expressly so specified in Schedule I with respect to a particular Service (including any advantage of systems, equipment, facilities, training, services or improvements procured, obtained or made by Harris after the Effective Date).

Notwithstanding anything to the contrary contained in this Agreement, with respect to any Service, Harris may, in its sole discretion, (i) perform such Service substantially consistent with any improved or enhanced practice as Harris deems reasonably prudent, or (ii) otherwise make changes from time to time in the manner in which such Service is provided if (A) Harris is making similar changes in the manner in which such Service is provided for its own businesses and (B) Harris furnishes to the Company a notice which shall describe such change. There shall be no increase in the Service Fee (as defined below) as a result of the foregoing.

Section 1.04 Additional Services; Initial Costs.

(a) In the event that the Company has determined that the Business requires an increase or enhancement in the manner, amount or quality of any Service as compared to the manner, amount or quality of such Service as was being provided by Harris to the Business during the six-month period prior to the Effective Date, the Company shall notify Harris of such determination and request that Harris so increase or enhance the manner, amount or quality, as the case may be, of such Service.

Following the receipt of such notification and request, Harris shall consider such request by the Company to provide such incremental services; provided, however, that this Section 1.04 shall in no way modify or increase Harris’ obligations under Section 1.03 and Harris shall have the sole right to determine the scope, terms and fees of such incremental services to the extent that Harris elects to increase or enhance the manner, amount or quality of any Service. If Harris agrees to provide such incremental services, and both parties agree to the terms and costs of such change, Schedule Ito this Agreement shall be amended to reflect such incremental services, the scope and terms thereof and the Service Fees therefor (such fees to be determined in accordance with Section 2.01).

(b) If Harris or any of its Affiliates are required to (i) modify, increase, alter, obtain or otherwise change any software, process, method, asset or system (for example, because previously shared hardware capacity must be duplicated) or staffing or (ii) enhance their facilities or training, in order to perform the Services pursuant to Section 1.02, then Harris shall absorb such costs and there shall be no increase in the Service Fee (as defined below) as a result of the foregoing, except such costs which are identified in Schedule I as payable by the Company.

Section 1.05 Disclaimer of Warranties. The Company acknowledges and agrees that Harris does not as part of its usual or regular conduct of business provide any or all of the Services, or any related services, on a commercial basis and that Harris does not warrant or assume responsibility for its provision of any or all of the Services. EXCEPT AS OTHERWISE PROVIDED HEREIN, THE SERVICES ARE PROVIDED “AS IS” WITH ALL FAULTS AND WITHOUT WARRANTY OF ANY KIND. HARRIS MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE QUALITY, SUITABILITY, AVAILABILITY, RELIABILITY, SECURITY, PERFORMANCE, ACCURACY OR ADEQUACY OF THE SERVICES, AND HARRIS MAKES NO EXPRESS, STATUTORY OR IMPLIED REPRESENTATIONS OR WARRANTIES, AT LAW OR IN EQUITY, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT, QUIET ENJOYMENT, NO ENCUMBRANCES, SYSTEM INTEGRATION, ACCURACY, WORKMANLIKE EFFORT AND WARRANTIES ARISING THROUGH COURSE OF DEALING OR USAGE OF TRADE. HARRIS HEREBY EXPRESSLY DISCLAIMS ANY AND ALL SUCH REPRESENTATIONS AND WARRANTIES. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY HARRIS OR ITS AUTHORIZED REPRESENTATIVES SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF HARRIS’ OBLIGATIONS UNDER THIS AGREEMENT.

Section 1.06 Independent Contractor; Employees. The parties acknowledge and agree that each party is engaged in a business that is independent from that of the other party and that Harris shall perform the Services under this Agreement as an independent contractor with the sole right to supervise, manage, operate, control and direct the performance of the Services, including the right to designate which such resources Harris shall assign to perform any Service and the right to remove and replace any such resources at any time or, subject to Section 6.04(b), to designate a third party provider to perform such Service. Harris shall have and maintain exclusive control over all of its own employees, agents, subcontractors and operations as of the Effective Date. Harris shall be solely responsible for payment of compensation to its employees. Harris shall assume full responsibility for payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax Laws with respect to such employees. The Company shall have and maintain exclusive control over all of its own employees, agents, other contractors and operations as of the Effective Date. The Company shall be solely responsible for payment of compensation to its employees and for any injury to them in the course of their employment. The Company shall assume full responsibility for payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax Laws with respect to such employees. Harris has no authority (express, implied or apparent) to represent the Company as to any matters or to incur any obligations or liability on behalf of the Company, and Harris shall not be, act as, purport to act as, or be deemed to be, the agent, representative, employee or servant of the Company. The Company has no authority (express, implied or apparent) to represent Harris as to any matters or to incur any obligations or liability on behalf of Harris, and the Company shall not be, act as, purport to act as, or be deemed to be, the agent, representative, employee or servant of Harris. No partnership, joint venture, association, alliance, syndicate, or other entity, or fiduciary, employee/employer, principal/agent or any relationship other than that of independent contractors is created hereby, expressly or by implication.

Section 1.07 Cooperation; Resources.

(a) Subject to the terms and conditions set forth in this Agreement, Harris and the Company shall use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of Services. Such cooperation shall include, subject to Section 5.01, (i) exchanging information reasonably requested by the other party (including such information reasonably requested in connection with any internal or external audit, whether in the United States or any other country); (ii) performing true-ups and adjustments; and (iii) making available, as reasonably requested by the other party, timely decisions, approvals and acceptances, and obtaining all consents, licenses, sublicenses or approvals necessary or desirable in order to permit each party to perform its obligations under this Agreement in a timely and efficient manner. This provision shall not be construed as expanding the Services Harris has agreed to provide. The Company shall use commercially reasonable efforts to provide information and documentation sufficient for Harris to satisfy its obligations under this Agreement. In connection with the Services, the Company shall make available for consultation with Harris those employees and consultants or other service providers of the Company reasonably necessary for the effective provision by Harris of such Services. Each party shall designate an employee who shall serve as a primary contact with respect to and who will have overall responsibility for managing and coordinating such party’s obligations under this Agreement.

(b) In the event any cost is incurred by Harris or any of its Affiliates in connection with obtaining or soliciting the consent of any third party in accordance with Section 1.07(a), such cost shall be paid by Harris (except such costs which are identified in Schedule I as payable by the Company) and there shall be no increase in the Service Fee (as defined below).

Section 1.08 Information From the Company; No Duty of Verification. Harris shall not be liable for any impairment of any Service caused by its not receiving information or access to persons and documents or required decisions on the part of the Company, either timely or at all, or by its receiving inaccurate or incomplete information from the Company that is required or reasonably requested by Harris. Harris shall not have any responsibility for verifying the correctness of any information given to it by or on behalf of the Company for the purpose of providing any Service.

Section 1.09 Exceptions to Harris’ Obligation to Perform.

(a) Notwithstanding anything to the contrary contained in this Agreement, Harris shall not be required to provide such Service (i) to the extent the performance of such Service would require Harris or its Affiliates to violate any applicable Law or would result in the breach of any contract or agreement due to a failure to obtain necessary consents, licenses, sublicenses, or approvals pursuant to Section 1.07; (ii) if Harris determines that providing such Service would result in a material disruption of Harris’ or any of its Affiliates’ businesses or operations, would materially increase the scope of Harris’ responsibilities under this Agreement, or would be impracticable, in each case in Harris’ sole discretion; or

(iii) if any such Service unreasonably inhibits any employee of Harris or any of its Affiliates from discharging his or her obligations to Harris or any of its Affiliates or places any employee of Harris or any of its Affiliates in a conflict of interest with respect to his or her employment with Harris or any of its Affiliates. If Harris determines that it is unable to provide any Service in accordance with the terms of this Agreement as a result of the circumstances set forth in subparagraphs (i) through (iii) above, the parties shall cooperate in good faith to determine the best alternative approach. Until such alternative approach is found or the problem is otherwise resolved to the satisfaction of the parties, Harris shall use commercially reasonable efforts to provide a comparable service, or in the case of data systems, support the function to which the data system relates or permit the Company to have reasonable access to the data system so that the Company can support the function itself. In such case, the parties shall negotiate in good faith to determine the amounts to be paid for any such comparable service.

(b) Notwithstanding anything to the contrary contained in this Agreement:

(i) if the Company elects to decommission, replace, modify or change its information technology or communications systems, networks, equipment, configurations, processes, procedures, practices or any other aspect of its business relationship relating to a Service in a manner that adversely affects Harris’ ability to provide such Service as required hereunder, then Harris shall have no liability whatsoever with respect to the effectiveness or quality of such Service and shall be excused from performance of such Service until the Company mitigates the adverse effect of such change; and the Company shall be responsible for all direct expenses incurred by Harris in connection with the cessation and, if applicable, the resumption of such Service; and

(ii) Harris may suspend performance of any Service if, in Harris’ reasonable judgment, the integrity, security or performance of the information technology or communication systems of Harris or any Affiliate, or any data stored thereon, is being or is likely to be jeopardized by the activities of the Company, its employees, agents, representatives or contractors.

ARTICLE II

COST OF THE SERVICES

Section 2.01 Cost of the Services. In consideration of the provision of the Services, the Company shall pay to Harris a service fee for each such Service in the amount equal to (a) all internal costs allocated to the maximum extent reasonably practicable to the provision of such Service on a fully allocated basis, and (b) any additional out-of-pocket costs or expenses incurred by Harris in connection with the provision of such Service, including without limitation, payments or costs for an ongoing license, grant or provision of rights or services (all such fees with respect to each Service, the “Service Fee”, and collectively for all Services, the “Service Fees”), in each case, with respect to the applicable price and payment period set forth on Schedule I. The Company shall not be obligated to pay for any individual Service that was properly terminated pursuant to Section 4.02 or Section 4.03. The Company will pay Harris the Service Fee relating to any terminated Service until the effective date of termination.

Section 2.02 Manner and Timing of Payments. All undisputed payments shall be made, without set-off, within thirty (30) days after receipt of an invoice therefor. Harris shall send invoices on a monthly basis for payments to be made under this Agreement. Such invoices shall specify in reasonable detail the costs and expenses to be reimbursed by the Company, and Harris shall provide such supporting detail as the Company may from time to time reasonably request. All payments made by the Company under this Agreement shall be by wire transfer of the payment amount to Harris’ account identified in Exhibit A attached hereto or other account notified in writing by Harris to the Company, or if requested in writing by Harris, by check. All such payments shall be effective upon receipt. If payment on any undisputed invoice is not received as specified herein on the applicable date, such amount shall be subject to a late payment charge calculated at one and a half percent (1.5%) per month from the due date until payment is made. If the Company disputes in good faith any portion of the amount due on any invoice, then the Company shall notify Harris in writing of the nature and basis of the dispute within 10 Business Days after the Company’s receipt of such invoice. If no notification is provided to Harris in accordance with the immediately preceding sentence, the invoiced amount shall be deemed to be accurate and correct and shall not be subject to dispute or contest by the Company or any Affiliate thereof. In the event notification is so provided to Harris, the parties shall use their commercially reasonable efforts to resolve the dispute in a timely manner.

Section 2.03 Taxes. Unless the Company provides Harris with a proper tax exemption certificate, the Company shall be responsible for and pay all applicable taxes (including without limitation any sales, use, franchise or value-added taxes) that may be imposed with respect to or in connection with the provision of the Services, except for income taxes imposed on Harris for payment received with respect to such Services. To the extent Harris pays or is required to pay any such taxes that are the responsibility of the Company in accordance with the preceding sentence, the Company shall reimburse and indemnify Harris with respect to all amounts (including without limitation attorneys’ fees and costs of investigation) incurred in connection with the provision of such Services. If the Company is required to withhold from any amounts otherwise due and payable to Harris amounts for taxes, the amount paid to Harris by the Company for such Services will be reduced by the amount required to be withheld.

Section 2.04 Access to Records. Harris shall keep reasonable books and records of all Services for the Company to verify all charges made by Harris under this Agreement and to comply with all applicable requirements of Law. Harris shall, upon the Company’s reasonable request, make such books and records available to the Company, upon reasonable notice and during normal business hours for the sole purpose of the Company’s verifying any charges made by Harris hereunder or complying with any applicable requirement of Law. In connection with such an audit, except as provided in the following sentence, Company shall bear all costs of any audit hereunder. If Harris has overcharged the Service Fees for the period audited, Harris shall pay (i) the amount of Service Fees overcharged by Harris and (ii) interest on the overcharged Service Fees, as the case may be, at a rate equal to the rate of five percent (5%) per annum. The interest shall begin to accrue from the date the over-charged payment was made by the Company. Nothing in this Section 2.04 or Section 4.05 shall require Harris to maintain its books and records relating to the Services provided to the Company under this Agreement indefinitely or in a manner, or for a length of time, inconsistent with the manner or length of time that it maintains its books and records with respect to its other businesses.

ARTICLE III

LIMITATION OF LIABILITY; INDEMNIFICATION

Section 3.01 Limitation of Liability. The Company agrees that none of Harris and its Affiliates and their respective officers, directors, employees, stockholders, agents, representatives, successors and assigns (each, a “Harris Indemnified Person” and collectively, the “Harris Indemnified Persons”) shall have any liability, whether direct or indirect, in contract or tort or otherwise, to the Company or any of its Affiliates for or in connection with the Services provided or to be provided by any Harris Indemnified Person pursuant to this Agreement or any other services provided by any Harris Indemnified Person, the transactions contemplated by this Agreement, or any Harris Indemnified Person’s actions or inactions in connection with any such Services, any such other services, or any such transactions other than as provided in Section 3.03 below, or as a result of fraud, willful misconduct or gross negligence by Harris in connection with the Services.

Section 3.02 Indemnification by the Company. The Company shall indemnify, defend and hold harmless each Harris Indemnified Person from and against all damages, claims, losses, charges, actions, suits, proceedings, deficiencies, taxes, interest, penalties and costs and expenses (collectively, “Losses”), and shall reimburse each Harris Indemnified Person for all reasonable expenses as they are incurred in investigating, preparing, pursuing, or defending any claim, action, proceeding, or investigation, whether or not in connection with pending or threatened litigation and whether or not any Harris Indemnified Person is a party (each, an “Action”), related to, arising out of, or in connection or associated with Services provided by any Harris Indemnified Person pursuant to this Agreement except for Harris Indemnifiable Losses.

Section 3.03 Indemnification by Harris. Harris shall indemnify, defend and hold harmless the Company and its Affiliates and their respective, officers, directors, employees, stockholders, agents, representatives, successors and assigns (each, a “Company Indemnified Person” and collectively, the “Company Indemnified Persons”) from and against all Losses, and shall reimburse each Company Indemnified Person for all reasonable expenses as they are incurred in investigating, preparing, pursuing or defending any Action, arising out of fraud, gross negligence or willful misconduct by a Harris Indemnified Person (“Harris Indemnifiable Losses”).

Section 3.04 Indemnification Procedures. The indemnification procedures set forth in Section 11.3 and Section 11.4 of the Sale Agreement shall apply equally to any claims for indemnification brought pursuant to this Article 3.

Section 3.05 Maximum Liability; Limitation of Damages. The maximum aggregate liability of all Harris Indemnified Persons, on the one hand, and all Company Indemnified Persons, on the other hand, under or in connection with this Agreement, in any and all events, shall be limited to one million dollars ($1,000,000) for each party; provided, however, such amount does not include, and this limitation does not limit, the obligation of the Company to pay the Service Fees otherwise payable by Company under this Agreement. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR AT LAW OR IN EQUITY, IN NO EVENT SHALL ANY COMPANY INDEMNIFIED PERSON OR ANY HARRIS INDEMNIFIED PERSON BE LIABLE FOR ANY LOSSES THAT ARE NOT REASONABLY FORESEEABLE OR FOR ANY INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS, LOSS OF REVENUES, LOSS OF BUSINESS, LOSS OF ANTICIPATED SAVINGS, LOSS OF GOODWILL,

LOSS OF OR DAMAGE TO DATA, LOSS OF USE, BUSINESS INTERRUPTION OR ANY OTHER LOSS) AS A RESULT OF OR ARISING FROM OR RELATING TO THIS AGREEMENT, THE PROVISION OF OR THE FAILURE TO PROVIDE THE SERVICES OR ANY OTHER SERVICES, THE TERMINATION OF THIS AGREEMENT OR ANY SERVICE, OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT, HOWEVER CAUSED, REGARDLESS OF THE FORM OF ACTION OR THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE OF ANY KIND, WHETHER ACTIVE OR PASSIVE), STRICT LIABILITY, BREACH OF REPRESENTATION OR WARRANTY OR COVENANT, OR INDEMNIFICATION OR OTHERWISE, AND REGARDLESS OF WHETHER SUCH HARRIS INDEMNIFIED PERSON OR COMPANY INDEMNIFIED PERSON KNEW OF OR WAS ADVISED AT THE TIME OF BREACH OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES, PROVIDED THIS LIMITATION SHALL NOT APPLY TO DAMAGES ARISING FROM FRAUD OR WILLFUL MISCONDUCT BY A PARTY.

ARTICLE IV

TERM AND TERMINATION

Section 4.01 Term. The term of this Agreement shall commence on the Effective Date and shall terminate with respect to each Service as set forth on Schedule I with respect to such Service; provided that this Agreement shall terminate with respect to all Services provided hereunder upon the earlier of (a) such time when all Services to be provided by Harris under this Agreement have been terminated (or the terms of which have expired) in accordance with the terms of this Agreement, and (b) the one year anniversary of the Effective Date (the “Term”), unless this Agreement is terminated sooner in accordance with Section 4.02 or Section 4.03 or extended by mutual written agreement of the parties, which agreement shall set forth the length of the desired extension, the scope of the Services to be provided during such extension, and any fees relating to such Services, including any increase in such fees. Any termination or expiration of this Agreement with respect to any particular Service shall not terminate this Agreement with respect to any other Service provided under this Agreement.

Section 4.02 Termination for Default. In the event: (a) the Company shall fail to pay for any or all Services in accordance with the terms of this Agreement (and such payment is not disputed by the Company in good faith in accordance with Section 2.02); (b) of any default by either party, in any material respect, in the due performance or observance by it of any of the other terms, covenants or agreements contained in this Agreement; or (c) either party shall become or be adjudicated insolvent and/or bankrupt, or a receiver or trustee shall be appointed for either party or its property or a petition for reorganization or arrangement under any bankruptcy or insolvency Law shall be approved, or either party shall file a voluntary petition in bankruptcy or shall consent to the appointment of a receiver or trustee (in each such case, the “Defaulting Party”); then any non-Defaulting Party shall have the right, at its sole discretion, (i) in the case of a default under clause (c), to terminate immediately the applicable Service(s) and/or this Agreement and its participation with the Defaulting Party under this Agreement; and (ii) in the case of a default under clause (a) or (b), to terminate the applicable Service(s) and/or this Agreement and its participation with the Defaulting Party under this Agreement if the Defaulting Party has failed to (x) cure the default within 30 days after receiving written notice of such default, or (y) take substantial steps towards and diligently pursue the curing of the default.

Section 4.03 Termination by the Company. This Agreement may be terminated with respect to all Services by the Company prior to the end of the Term upon the expiration of the longer of (a) thirty (30) days’ prior written notice to Harris, or (b) the longest notice period specified on Schedule I applicable to any Service that has not been terminated or expired in accordance with this Agreement at the time of such termination. Any particular Service may be separately terminated by the Company upon the expiration of the longer of (x) thirty (30) days’ prior written notice to Harris, or (y) the required prior written notice to Harris as specified for such Service on Schedule I.

Section 4.04 Effect of Termination. Upon expiration or termination of this Agreement or of any Service provided hereunder, all rights and obligations of the parties shall cease under the Agreement with respect to all Services (in the case of a termination of the Agreement) or with respect to such Service (in the case of a termination of a particular Service), except as provided in Section 4.05 and except that the Company shall pay to Harris within thirty (30) calendar days of the expiration or termination of this Agreement or any Service, as the case may be, all amounts due from the Company, including interest in respect of any late payments if applicable, for Services rendered prior to the date of such termination. Upon notice of termination of this Agreement in accordance with its terms with respect to any Service for any reason or, in the event of expiration, for a reasonable period of time prior to such expiration, Harris will reasonably cooperate, at the Company’s expense, in order to minimize the disruption to the business of both parties and to effect an orderly transition and transfer of the responsibility for such Service(s) to the Company or to a third party designated by the Company. Upon termination or expiration of this Agreement or any Service, as the case may be, each party, at the request of the other, shall return or destroy, at the option of the party in possession of such Confidential Information (as defined herein), all Confidential Information in its possession or control which belongs to the other party or any other information that contains or comprises the other party’s information and to which the returning party does not retain rights hereunder (except one copy of which may be retained in such files for archival purposes).

Notwithstanding anything to the contrary contained in this Agreement, upon expiration or termination of this Agreement, the Company shall no longer have any access to Harris’ information, data, systems and other assets that are not Transferred Assets. If requested by the other party, an appropriate officer of the party in possession of such information returned or destroyed pursuant to this paragraph will certify to the other party that all such information has been so delivered or destroyed.

Section 4.05 Survival. Notwithstanding anything in this Agreement to the contrary, (a) Article 2, Article 3, Section 4.04, Section 4.05, Article 5 and Article 6 shall survive the expiration or termination of this Agreement; and (b) the expiration or termination of this Agreement shall not act as a waiver of any breach of this Agreement and shall not act as a release of either party for any liability or obligation incurred under this Agreement through the effective date of the expiration or termination; provided, however, that neither party shall be liable for damages of any sort resulting solely from terminating this Agreement in accordance with its terms.

ARTICLE V

CONFIDENTIALITY; OWNERSHIP OF DATA

Section 5.01 Definitions of Confidential Information; Disclosing Party and Recipient. “Confidential Information” shall mean any information of a party (the “Disclosing Party”) or its customers received or obtained by the other party (the “Recipient”) as a result of the exercise of the Recipient’s rights or the performance of the Recipient’s obligations under this Agreement, and includes, without limitation, any business, marketing, technical and scientific information, trade secrets, processes, designs, data, formulae, plans, prototypes, software, source code, customer information and lists, research, business opportunities, agreements and other information related to or arising from the Services and which may be in any form or medium. Notwithstanding the foregoing, Confidential Information shall not include any information that (a) becomes generally available other than as a result of a breach of the provisions of this Article 5; (b) was received or becomes available on a nonconfidential basis to the Recipient from a source, other than the Disclosing Party or its customers, that to the Recipient’s knowledge is not or was not bound to hold such information confidential, (c) was acquired or developed independently by the Recipient without the use of the Disclosing Party’s Confidential Information and without violating this Article 5 or any other confidentiality agreement with the Disclosing Party; or (d) is approved in writing for release or disclosure to the public by the Disclosing Party.

Section 5.02 Use and Disclosure Limitations. Except pursuant to Section 5.03, unless instructed otherwise by the Disclosing Party in writing, any Confidential Information received or obtained by the Recipient as a result of the exercise of its rights or the performance of its obligations under this Agreement shall be kept in confidence and not be used for any purpose other than to provide or receive, as the case may be, the Services under this Agreement or otherwise as required for the Recipient to perform its obligations under this Agreement and shall only be disclosed to others if the Recipient reasonably believes such disclosure is necessary or appropriate in the course of providing or receiving, as the case may be, such Services and only under obligations of confidence. The Recipient shall treat the Confidential Information of the Disclosing Party in the same manner as the Recipient treats and holds its own confidential information of a similar nature (in the case of Harris, such manner shall be determined only with respect to the commercial segment(s) of Harris’ businesses), but in no case with less than a commercially reasonable standard of care.

Section 5.03 Disclosure Required by Law. In the event that disclosure of Confidential Information is compelled by judicial or administrative process or required by operation of Law, the Recipient will (a) if permitted by such process or Law, provide prompt written notice to the Disclosing Party and, at the Disclosing Party’s cost and expense, assist the Disclosing Party in seeking a protective order or other similar remedy; (b) furnish only that portion of the Confidential Information that is, on the advice of its legal counsel, required to be disclosed pursuant to such process or Law; and (c) exercise reasonable efforts to ensure that confidential treatment is accorded to such disclosed Confidential Information.

Section 5.04 Relief. The Recipient agrees that unauthorized disclosure or use of the Confidential Information may cause irreparable harm and result in significant commercial damage to the Disclosing Party. The parties agree that the Disclosing Party shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any breach of the covenants regarding Confidential Information, in addition to all other remedies available at law and in equity.

Section 5.05 Other Related Matters. With respect to any Service, the Company agrees that (i) all software, hardware or data store, procedures and materials provided to the Company by or on behalf of Harris in connection with such Service are solely for the use of the Company with respect to the Business and solely for purposes of using such Services for the Business during the Term; (ii) title to any software, hardware or data store or any other intellectual property or proprietary right of any kind owned by Harris and used in performing such Service shall, as between the Company and Harris, remain in Harris; (iii) the Company shall not copy, modify, reverse engineer, decompile, distribute or in any way alter or make derivative works of any software, hardware or data store used in performing such Service without Harris’ prior written consent; and (iv) the Company shall comply with any and all usage guidelines pertaining to any Service and provided by or on behalf of Harris, including without limitation, any and all usage guidelines pertaining to software, data, or other intellectual property or proprietary rights. Notwithstanding the foregoing, any assets owned, acquired or purchased by the Company for its own account, shall not be subject to this Section 5.05, Nothing in this Agreement or in the performance or use of the Services under this Agreement shall be deemed to transfer, assign or otherwise convey any rights, title or interests in or to any intellectual property or proprietary rights of one party to the other party. Nothing in this Article 5 shall be construed as obligating any party hereto to disclose its Confidential Information to any other party or person, or as granting to or conferring on any other party or person, expressly or by implication, any rights or license to the Disclosing Party’s Confidential Information; provided that the parties acknowledge that, in order to perform the Services, Harris shall have custody and usage of certain of the Company’s

Confidential Information and the Company hereby grants such rights to Harris in accordance with this Agreement, provided that such rights shall terminate immediately upon the termination of the provision of the Services.

ARTICLE VI

GENERAL PROVISIONS

Section 6.01 Governing Law; Jurisdiction and Waiver of Jury Trial.

(a) This Agreement, and any and all proceedings commenced in connection with or relating to this Agreement, shall be governed by, and construed and enforced in accordance with, the Laws of the State of New York without regard of the Laws that might otherwise govern under the applicable principles of conflict of laws of the State of New York (other than Section 5-1401 of the General Obligations Law of the State of New York).

(b) Each party agrees to submit to the exclusive jurisdiction of the United States District Court or state courts located in New York, New York, for the purpose of any Action against a party hereto with respect to the subject matter of, or related to, this Agreement. Each party irrevocably waives any objection which it may now or hereafter have to the venue of any Action arising out of or relating to this Agreement brought as provided in this subsection, and further irrevocably waives any claim that any such Action brought in any such court has been brought in an inconvenient forum. To the extent a party has or may later acquire any immunity from jurisdiction of any court or from legal process with respect to itself or its property, such party hereby irrevocably waives such immunity under this subsection. Each party to this Agreement agrees that service of process shall be made in accordance with the notice provisions set forth in Section 6.06.

(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.02 Severability. If any provision of this Agreement shall be held void, invalid, illegal or unenforceable, such provision shall be modified or eliminated to the minimum extent necessary to achieve, to the extent possible, the purpose of such provision, and the Agreement shall otherwise remain in full force and effect and enforceable.

Section 6.03 Amendment; Waiver. This Agreement may not be amended, modified or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto and specifically referencing this Agreement. Any of the terms or conditions of this Agreement which may be lawfully waived may be waived in writing at any time by each party which is entitled to the benefits thereof. Any waiver of any of the provisions of this Agreement by any party hereto shall be binding only if set forth in an instrument in writing signed on behalf of such party. Neither the waiver by a party hereto of a breach of or a default under any one or more of the provisions of this Agreement, nor the failure of a party, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

Section 6.04 Assignment.

(a) Neither party shall assign any of its rights or obligations under this Agreement whether by written agreement or by operation of Law (including by merger or sale of all or substantially all assets), without the prior written consent of the other party; provided, however, each party will be entitled to assign any or all of its rights hereunder to one or more of its Affiliates, which assignment will not relieve such party of its obligations hereunder. Any assignment in violation of this Section 6.04 will be void and of no effect. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

(b) Harris may subcontract any function or Service to be performed by Harris under this Agreement to a third party service provider.

Section 6.05 No Third-Party Beneficiaries. Except for the indemnification rights under Article 3 of this Agreement, this Agreement is intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement is intended or shall be construed to give any other Person any legal or equitable right, remedy, or claim under or in respect to this Agreement or any provision herein contained.

Section 6.06 Notices. All notices, consents, requests, instructions, approvals and other communications that may be or are required to be given, served or sent by either party hereto pursuant to this Agreement, shall be in writing in English and given by delivery in person, by electronic facsimile transmission, electronic mail with confirmation of delivery, by overnight delivery by a nationally recognized private courier, or by U.S. mail. Notices delivered by hand, by facsimile, by electronic mail or by nationally recognized private courier shall be treated as if given on the first Business Day following receipt; provided, however, that a notice delivered by facsimile or by electronic mail shall only be effective if such notice is also delivered by hand, by nationally recognized private courier or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two Business Days after its delivery by facsimile or electronic mail. Notices delivered by overnight delivery by a nationally recognized private courier shall be treated as if given on the second Business Day following deposit with such courier.

Notices delivered by U.S. mail shall be treated as if given on the fifth Business Day following deposit with the U.S. Postal Service. All notices shall be addressed as follows:

if to Harris:

Harris Corporation

1025 West NASA Boulevard

Melbourne, Florida 32919

Attention: Scott T. Mikuen

Senior Vice President and General Counsel

Email: smikuen@harris.com

with a copy to (which shall not constitute notice hereunder):

Harris Corporation

1025 West NASA Boulevard

Melbourne, Florida 32919

Attention: Robert A. Johnson Jr.

Vice President and Associate General Counsel-Corporate

Email: rjohns45@harris.com

with a copy to (which shall not constitute notice hereunder):

Holland & Knight LLP

200 South Orange Avenue, Suite 2600

Orlando, FL 32801

Attention: Tom McAleavey

Facsimile: +1 (407) 244-5288

Email: tom.mcaleavey@hklaw.com

if to the Company:

Nant Health, LLC

9920 Jefferson Blvd.

Culver City, CA 90232

Attn: David Sachs

Email: dsachs@nantworks.com

with a copy to (which shall not constitute notice hereunder):

Nant Health, LLC

9920 Jefferson Blvd.

Culver City, CA 90232

Attn: Charles Kim,

General Counsel

Email: ckim@nantworks.com

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

Section 6.07 Entire Agreement. This Agreement and any Schedules and Exhibits attached hereto constitute the entire agreement between the parties relating to the subject matter hereof and thereof and any and all prior arrangements, representations, promises, understandings and conditions in connection with said matters and any representations, promises or conditions not expressly incorporated herein or therein or expressly made a part hereof or thereof shall not be binding upon any party.

Section 6.08 Headings. The headings in this Agreement are included for convenience of reference only and shall not in any way limit or otherwise affect the meaning or interpretation of this Agreement.

Section 6.09 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

Section 6.10 Construction. The parties and their respective counsel have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. The provisions herein shall be applied wherever appropriate herein: (a) “herein,” “hereby,” “hereunder,” “hereof’ and other equivalent words shall refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used; (b) all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural; (c) wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders; (d) this Agreement shall be deemed to have been drafted by both Harris and the Company and this Agreement shall not be construed against any party as the principal draftsperson hereof or thereof; (e) any references herein to a particular Section, Article, Exhibit or Schedule means a Section or Article of, or an Exhibit or Schedule to, this Agreement unless another agreement is specified; (f) all references or citations in this Agreement to statutes or regulations or statutory or regulatory provisions shall, when the context requires, be considered citations to such successor statutes, regulations, or provisions; (g) the Exhibits and Schedules attached hereto are incorporated herein by reference and shall be considered part of this Agreement; (h) unless otherwise expressly provided, wherever the consent of any Person is required or permitted herein, such consent may be withheld in such Person’s sole and absolute discretion; (i) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation; (j) the word “dollar” and the symbol “$” refer to the lawful currency of the United States of America; and (k) any currency conversions made with respect to this Agreement, including with respect to Schedule I will be made at the applicable Monthly Average Exchange Rate.

Section 6.11 Inconsistency. In the event of any inconsistency between the terms of this Agreement and Schedule I hereto, the terms of this Agreement shall control. In the event of any inconsistency between the terms of this Agreement and the Sale Agreement, the terms of the Sale Agreement shall control.

Section 6.12 Force Majeure. Neither party hereto shall be liable in any manner for failure or delay of performance of all or part of this Agreement (other than payment obligations), directly or indirectly, owing to any acts of God, acts, orders, restrictions or interventions of any civil, military or government authority, wars (declared or undeclared), hostilities, invasions, revolutions, rebellions, insurrections, terrorist acts, sabotages, embargoes, epidemics, strikes or other labor disturbances, civil disturbances, riots, fires, floods, storms, explosions, earthquakes, nuclear accidents, power or other utility failures, disruptions or other failures in internet and/or other telecommunication lines, networks and backbones, delay in transportation, loss or destruction of property, changes in Laws, or any other causes or circumstances, in each case to the extent beyond the reasonable control of such party (each, a “Force Majeure Event”). Upon the occurrence of a Force Majeure Event, the party whose performance is prevented or delayed shall provide written notice to the other party, and the parties shall promptly confer, in good faith, on what action may be taken to minimize the impact, on both parties, of such Force Majeure Event.

Section 6.13 Compliance with Law. Each party shall comply with applicable requirements of Law applicable to its activities in connection with this Agreement (including, without limitation, import and export control).

Section 6.14 No Set-Off. The obligations of the parties under this Agreement shall not be subject to set-off for non-performance or any monetary or non-monetary claim by any party or any of their respective Affiliates under any other agreement between the parties or any of their respective Affiliates.

Section 6.15 Facilities and Systems Security. If either party or its personnel will be given access to the other party’s facilities, premises, equipment or systems, such party will comply with all such other party’s written security policies, procedures and requirements made available by each party to the other, and will not tamper with, compromise, or circumvent any security or audit measures employed by such other party. Each party shall use its commercially reasonable efforts to ensure that only those of its personnel who are specifically authorized to have access to the facilities, premises, equipment or systems of the other party gain such access, and to prevent unauthorized access, use, destruction, alteration or loss in connection with such access.

****************************************

IN WITNESS WHEREOF, the undersigned hereby executes this Transition Services Agreement effective as of the day and year first above written.

NANT HEALTH, LLC

By:
Name:
Title:

HARRIS CORPORATION

By:
Name:
Title:

Exhibit F

Form of Escrow Agreement

ESCROW AGREEMENT

THIS ESCROW AGREEMENT, dated as of                      (“Escrow Agreement”), is by and among Nant Health, LLC (the “Buyer”); Harris Corporation, a Delaware corporation (the “Company”); and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as escrow agent hereunder (“Escrow Agent”). Solely as between Buyer and Company, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement (as defined below).

Background

A. Buyer and Company are parties to that certain Asset Sale Agreement dated as of June , 2015 (the “Purchase Agreement”), pursuant to which Buyer is purchasing certain assets from the Company and the other Sellers;

B. Section 3.5(a) of the Purchase Agreement provides for the establishment of an escrow account pursuant to which the Company will deliver the Company Closing Deliveries (all of which are listed on Schedule D hereto) to the Escrow Agent and the Buyer will deliver the Buyer Closing Deliveries (all of which are listed on Schedule E hereto) to the Escrow Agent;

C. Section 3.4 of the Purchase Agreement provides for the establishment of an escrow fund to serve as the sole and exclusive source of payment for Buyer’s rights pursuant to Section 3.3 of the Purchase Agreement, if any, and the sole and exclusive source of payment for the Buyer’s rights pursuant to Article IX of the Purchase Agreement (except as specifically set forth in Section 9.5(b) of the Purchase Agreement); and

D. Escrow Agent has agreed to accept, hold, and disburse the funds deposited with it and the earnings thereon in accordance with the terms of this Escrow Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Definitions. The following terms shall have the following meanings when used herein:

“Joint Written Direction” shall mean a written direction executed by the Representatives and directing Escrow Agent to disburse all or a portion of the Escrow Funds or to take or refrain from taking any other action pursuant to this Escrow Agreement.

“Buyer Representative” shall mean the person(s) so designated on Schedule C hereto or any other person designated in a writing signed by Buyer and delivered to Escrow Agent and the Company Representatives in accordance with the notice provisions of this Escrow Agreement, to act as its representative under this Escrow Agreement.

“Company Representative” shall mean the person(s) so designated on Schedule C hereto or any other person designated, in a writing signed by the Company and delivered to Escrow Agent and the Buyer Representative in accordance with the notice provisions of this Escrow Agreement, to act as its representative under this Escrow Agreement.

“Representatives” shall mean the Buyer Representative and the Company Representative.

2. Appointment of and Acceptance by Escrow Agent. Buyer and Company hereby appoint Escrow Agent to serve as escrow agent hereunder. Escrow Agent hereby accepts such appointment and, upon receipt by wire transfer of the Escrow Funds in accordance with Section 3 below, agrees to hold, invest and disburse the Escrow Funds in accordance with this Escrow Agreement.

3. Closing Escrow.

(a) Simultaneously with the execution and delivery of this Escrow Agreement, Buyer shall have deposited the Buyer Closing Deliveries (including the Unadjusted Cash Closing Amount of $43,056,000 (the “Closing Escrow Funds”)) with Escrow Agent, and the Company shall have deposited the Company Closing Deliveries with the Escrow Agent, in an account to be established and maintained by Escrow Agent (the “Closing Escrow Account”). Escrow Agent shall hold, invest, reinvest, manage, administer, distribute and dispose of the Closing Escrow Funds in accordance with the terms and conditions of this Escrow Agreement.

(b) At 11:00 A.M. U.S. Eastern time on June 30, 2015 (the “Closing Date”), unless the Company and the Buyer deliver Joint Written Direction to the Escrow Agent directing otherwise prior to such time, the Escrow Agent will release the Buyer Closing Deliveries (including the Closing Escrow Funds via wire transfer of immediately available funds) to the Company and the Company Closing Deliveries to the Buyer. Any interest earned and gains received on the Closing Escrow Funds shall be released to Buyer via wire transfer of immediately available funds.

(c) Notwithstanding the foregoing, if the Buyer and the Company deliver Joint Written Direction to the Escrow Agent to withhold from the Company Closing Deliveries and the Buyer Closing Deliveries the UK Deed of Assignment, then (i) the Escrow Agent shall withhold the UK Deed of Assignment from its release of the Buyer Closing Deliveries and the Company Closing Deliveries under Section 3(b) above and otherwise proceed with releasing all other Buyer Closing Deliveries and Company Closing Deliveries in accordance with Section 3(b) above; and (ii) on July 14, 2015, the Escrow Agent will release the UK Deed of Assignment to each of the Company and the Buyer.

4. Deposit of Escrow Funds; Disbursement of Escrow Funds.

(a) Simultaneously with the execution and delivery of this Escrow Agreement, Buyer shall have deposited $7,500,000 (the “Escrow Amount”) with Escrow Agent in an account to be established and maintained by Escrow Agent (the “Escrow Account”) (such Escrow Amount, together with any interest earned and gains received thereon, and less any distributions made therefrom, being herein collectively referred to as the “Escrow Funds”). Escrow Agent shall hold, invest, reinvest, manage, administer, distribute and dispose of the Escrow Funds in accordance with the terms and conditions of this Escrow Agreement.

(b) Escrow Agent shall disburse Escrow Funds as set forth in Section 5 below.

Prior to any disbursement, Escrow Agent shall have received reasonable identifying information regarding the Company such that Escrow Agent may comply with its regulatory obligations and reasonable business practices, including without limitation a completed United States Internal Revenue Service (“IRS”) Form W-9 or original IRS Form W-8, as applicable. All disbursements of funds from the Escrow Funds shall be subject to the fees and claims of Escrow Agent and the Indemnified Parties pursuant to Section 11 and Section 12 below.

5. Disposition of Escrow Funds.

(a) Adjustment to Purchase Price. Promptly upon receipt of Joint Written Direction, but in any event no later than three Business Days after the date on which such Joint Written Direction is received, Escrow Agent shall release an amount from the Escrow Amount as specified in the Joint Written Direction by wire transfer of immediately available funds to the account or accounts designated in such Joint Written Direction. Buyer and Company agree that the amount to be specified in such Joint Written Direction, which Buyer and Company agree will be delivered to the Escrow Agent within ten Business Days after the Final Cash Closing Amount is determined pursuant to Section 3.3(g) of the Purchase Agreement, will be calculated and released pursuant to the terms of the Purchase Agreement as follows: if the Unadjusted Cash Closing Amount exceeds the Final Cash Closing Amount, the Joint Written Direction shall instruct Escrow Agent to release to Buyer the amount equal to the amount by which the Unadjusted Cash Closing Amount exceeds the Final Cash Closing Amount (such amount not to exceed the Escrow Amount).

(b) Indemnification Claims.

(i) If Buyer wishes, on behalf of itself or any other Buyer Indemnified Person, to make a claim for indemnification (a “Claim”) from the Escrow Amount pursuant to Section 9.1 of the Purchase Agreement, Buyer shall so notify Escrow Agent and Company in writing on or prior to December 30, 2016 (the “Claim Notice”) of the basis of such Claim in accordance with the Purchase Agreement. Any Claim Notice shall describe in reasonable detail the nature of the claim and the specific basis on which the Company has liability for the claim under the Purchase Agreement (including the amount of Damages, if known, or an estimate of Damages, if unknown, incurred or suffered with respect thereto). At the time of delivery of any Claim Notice to Escrow Agent by Buyer, a copy of such Claim Notice shall be delivered by Buyer to Company.

(ii) Upon receipt of a Claim Notice, Escrow Agent shall designate and segregate out of the Escrow Amount the amount subject to such Claim Notice. The Escrow Agent shall not dispose of that portion of the Escrow Amount subject to any Claim Notice until Escrow Agent shall have received either (x) a copy of a final and non-appealable judgment or decree of a court of competent jurisdiction with respect to the Claim or Claims set forth in such Claim Notice (and any party delivering such judgment or decree to Escrow Agent shall, contemporaneously with the delivery thereof to Escrow Agent, deliver a copy of the same to Buyer or Company, as the case may be), or (y) a Joint Written Direction signed by Buyer and Company indicating that such dispute has been resolved and setting forth the amount, if any, of the Claim which the applicable Buyer Indemnified Person is entitled to receive out of the Escrow Amount. Escrow Agent will pay the applicable Buyer Indemnified Person out of the Escrow Amount the amount, if any, that such Buyer Indemnified Person is entitled to receive as set forth in such final and non-appealable judgment or decree or in the Joint Written Direction within three Business Days of receipt of such Joint Witten Direction, and no earlier than five Business Days and no later than ten Business Days following receipt of such judgment or decree unless (in the case of the delivery of such judgment or decree) prior to such date Escrow Agent shall receive a final and non-appealable court order restraining it from making any such payment.

Escrow Agent may conclusively rely on a written statement received from Buyer or Company that any judgment or decree received by Escrow Agent pursuant to this Section is final, non-appealable and issued by a court of competent jurisdiction.

(iii) At 5:00 p.m., California time, on December 30, 2016 (the “Release Date”), the Escrow Agent shall immediately release to Company the remaining portion of the Escrow Funds less the aggregate amount claimed by the Buyer Indemnified Persons pursuant to any Claim Notice made prior to the Release Date and not fully resolved prior to such date (if any). At any time following the Release Date, to the extent the available portion of the Escrow Funds exceeds the aggregate amount claimed by the Buyer Indemnified Persons pursuant to Claim Notice for indemnification and not fully resolved prior to the time of determination, the Escrow Agent shall immediately release to Company such excess.

(iv) Escrow Agent shall have no responsibility to determine the validity or sufficiency of any Claim Notice or Dispute Notice or whether any Claim Notice or Dispute Notice has been received by, or to provide a copy of any Claim Notice or Dispute Notice to, any of Buyer, Company or their respective Representatives. Escrow Agent may conclusively presume that any Claim Notice or Dispute Notice delivered to it has been simultaneously delivered to Buyer or Company, as the case may be.

(c) Cooperation. Buyer and Company shall cooperate with each other to execute and deliver any Joint Written Direction to Escrow Agent directing the release of funds from the Escrow Fund in accordance with the terms of the Purchase Agreement and this Agreement.

6. Suspension of Performance; Disbursement into Court. If, at any time, (i) there shall exist any dispute between Buyer, Company or the Representatives with respect to the holding or disposition of all or any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, (ii) Escrow Agent is unable to determine, to Escrow Agent’s sole satisfaction, the proper disposition of all or any portion of the Escrow Funds or Escrow Agent’s proper actions with respect to its obligations hereunder, or (iii) Buyer and Company have not, within 30 calendar days of the furnishing by Escrow Agent of a notice of resignation pursuant to

Section 8 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

a. suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the reasonable satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed.

b. petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction, in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all Escrow Funds, after deduction and payment to Escrow Agent of all fees and expenses (including reasonable and documented court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

Escrow Agent shall have no liability to Buyer, Company or the Representatives, their respective owners, shareholders or members or any other person with respect to any reasonable suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent.

7. Investment of Funds. Based upon Buyer’s and Company’s prior review of investment alternatives, in the absence of further specific written direction to the contrary, the Escrow Agent is directed to initially invest and reinvest the Escrow Funds in the investment indicated on Schedule B hereto. Company and Buyer may, together, provide written instructions changing the investment of the Escrow Funds to the Escrow Agent; provided, however, that no investment or reinvestment may be made except in the following: (a) direct obligations of the

United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United State of America; (b) U.S. dollar denominated deposit accounts and certificates of deposits issued by any bank, bank and trust company, or national banking association (including Escrow Agent and its affiliates), which such deposits are either (i) insured by the Federal Deposit Insurance Corporation or a similar governmental agency, or (ii) with domestic commercial banks which have a rating on their short- term certificates of deposit on the date of purchase of “A-1” or “A-1+” by S&P or “P-1” by Moody’s and maturing no more than 360 days after the date of purchase (ratings on holding companies are not considered as the rating of the bank); (c) repurchase agreements with any bank, trust company, or national banking association (including Escrow Agent and its affiliates); or (d) institutional money market funds, including funds managed by Escrow Agent or any of its affiliates; provided that the Escrow Agent will not be directed to invest in investments that the Escrow Agent in its sole discretion determines are not consistent with the Escrow Agent’s policy or practices. Buyer and Company acknowledge that the Escrow Agent does not have a duty nor will it undertake any duty to provide investment advice.

If Escrow Agent has not received a written instruction from Company at any time that an investment decision must be made, Escrow Agent is directed to invest the Escrow Funds, or such portion thereof as to which no written investment instruction has been received, in the investment indicated on Schedule B hereto. All investments shall be made in the name of Escrow Agent. Notwithstanding anything to the contrary contained herein, Escrow Agent may, without notice to Buyer and Company, sell or liquidate any of the foregoing investments at any time for any disbursement of Escrow Funds permitted or required hereunder. All investment earnings shall become part of the Escrow Funds and investment losses shall be charged against the Escrow Funds. Escrow Agent shall not be liable or responsible for loss in the value of any investment made pursuant to this Escrow Agreement, or for any loss, cost or penalty resulting from any sale or liquidation of the Escrow Funds, unless such loss resulted from the gross negligence or willful misconduct of the Escrow Agent. With respect to any Escrow Funds received by Escrow Agent after 12:00 p.m., Central Standard Time, Escrow Agent shall not be required to invest such funds or to effect any investment instruction until the next day upon which banks in St. Paul, Minnesota and the New York Stock Exchange are open for business.

8. Resignation of Escrow Agent. Escrow Agent may resign and be discharged from the performance of its duties hereunder at any time by giving thirty (30) days’ prior written notice to the Buyer and Company specifying a date when such resignation shall take effect. Upon any such notice of resignation, Buyer and Company jointly shall appoint a successor Escrow Agent hereunder prior to the effective date of such resignation. If the Buyer and Company fail to appoint a successor Escrow Agent within such time, the Escrow Agent shall have the right to petition a court of competent jurisdiction to appoint a successor Escrow Agent, and all costs and expenses (including without limitation reasonable and documented attorneys’ fees) related to such petition shall be paid jointly and severally by Buyer and Company. The retiring Escrow Agent shall transmit all records pertaining to the Escrow Funds and shall pay all Escrow Funds to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all fees and expenses (including reasonable and documented court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder. After any retiring Escrow Agent’s resignation, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement.

9. Binding Effect; Successors. This Escrow Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors or assigns. If the Escrow Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including the escrow contemplated by this Escrow Agreement) to another corporation, the successor or transferee corporation without any further act shall be the successor Escrow Agent.

10. Liability of Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent has no fiduciary or discretionary duties of any kind. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement, including without limitation any other agreement between any or all of the parties hereto or any other persons even though reference thereto may be made herein. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the sole cause of any loss to the Buyer or Company. Escrow Agent’s sole responsibility shall be for the safekeeping and disbursement of the Escrow Funds in accordance with the terms of this Escrow Agreement. Escrow Agent shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Escrow Agent may rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same. In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages or penalties (including, but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such damages or penalty and regardless of the form of action. Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control, including without limitation acts of God, strikes, lockouts, riots, acts of war or terror, epidemics, governmental regulations, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this

Escrow Agreement or the Purchase Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Escrow Agent may, to the extent reasonable, consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the advice of such counsel. Buyer and Company, jointly and severally, shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel (and if any such party has paid more than its pro rata share of such fees and expenses, the other such parties shall immediately reimburse such party on demand for their pro rata shares, which shall be 50% in the case of the Buyer and 50% in the case of the Company. Buyer and Company agree to perform or procure the performance of all further acts and things, and execute and deliver such further documents, as may be required by law or as Escrow Agent may reasonably request in connection with its duties hereunder.

The Escrow Agent is authorized, in its sole discretion, to comply with final orders issued or process entered by any court with respect to the Escrow Funds, without determination by the Escrow Agent of such• court’s jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

11. Indemnification of Escrow Agent. From and at all times after the date of this Escrow Agreement, Buyer and Company, jointly and severally (and if any such party has paid more than its pro rata share of such amounts, the other such parties shall immediately reimburse such party on demand for their pro rata shares, which shall be 50% in the case of the Buyer and 50% in the case of the Company), shall, to the fullest extent permitted by law, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, penalties, costs and expenses of any kind or nature (including without limitation reasonable attorneys’ fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation Buyer, Company and the Representatives, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, in each case solely to the extent arising from or in connection with the negotiation, preparation, execution, performance or failure of performance in connection with this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. Buyer and Company further agree, jointly and severally, to indemnify each Indemnified Party for all costs, including without limitation reasonable attorney’s fees, incurred by such Indemnified Party in connection with the enforcement of Buyer’s and Company’s indemnification obligations hereunder (and if any such party has paid more than its pro rata share of such costs, the other such parties shall immediately reimburse such party on demand for their pro rata shares, which shall be 50% in the case of the Buyer and 50% in the case of the Company). Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable and documented fees of such counsel shall be paid upon demand by the Buyer and Company jointly and severally (and if any such party has paid more than its pro rata share of such fees, the other such parties shall immediately reimburse such party on demand for their pro rata shares, which shall be 50% in the case of the Buyer and 50% in the case of the Company). The obligations of Buyer and Company under this Section 11 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent. The parties agree that neither the payment by Buyer or Company of any claim by Escrow Agent for indemnification hereunder nor the disbursement of any amounts to Escrow Agent from the Escrow Funds in respect of a claim by Escrow Agent for indemnification shall impair, limit, modify, or affect, as between Buyer and Company, the respective rights and obligations of Buyer and Company under the Purchase Agreement.

12. Compensation of Escrow Agent

(a) Fees and Expenses. Buyer and Company agree, jointly and severally, to compensate Escrow Agent on demand for its services hereunder in accordance with Schedule A attached hereto (and if any such party has paid more than its pro rata share of such costs, the other such parties shall immediately reimburse such party on demand for their pro rata shares, which shall be 50% in the case of the Buyer and 50% in the case of the Company). The obligations of Buyer and Company under this Section 12 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

(b) Disbursements from Escrow Funds to Pay Escrow Agent. Escrow Agent is authorized to, and may disburse to itself from the Escrow Funds, from time to time, the amount of any compensation and reimbursement of reasonable and documented out-of-pocket expenses due and payable hereunder (including any amount to which Escrow Agent or any

Indemnified Party is entitled to seek indemnification hereunder). Escrow Agent shall notify Buyer and Company of any disbursement from the Escrow Funds to itself or any Indemnified Party in respect of any compensation or reimbursement hereunder and shall furnish Buyer and Company copies of related invoices and other statements.

(c) Security and Offset. Company, Buyer and the Representatives hereby grant to Escrow Agent and the Indemnified Parties a security interest in, lien upon and right of offset against the Escrow Funds with respect to any compensation or reimbursement due any of them hereunder (including any claim for indemnification hereunder). If for any reason the Escrow Funds are insufficient to cover such compensation and reimbursement, Buyer and Company shall promptly pay such amounts to Escrow Agent or any Indemnified Party upon receipt of an itemized invoice (and if any such party has paid more than its pro rata share of such amounts, the other such parties shall immediately reimburse such party on demand for their pro rata shares, which shall be 50% in the case of the Buyer and 50% in the case of the Company).

13. Representations and Warranties. Each of the Buyer and Company respectively makes the following representations and warranties to Escrow Agent solely with respect to itself:

(a) it has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder; and this Escrow Agreement has been duly approved by all necessary action and constitutes its valid and binding agreement enforceable in accordance with its terms; and

(b) each of the applicable persons designated on Schedule C attached hereto have been duly appointed to act as authorized representatives hereunder and individually have full power and authority to execute and deliver any Joint Written Direction, to amend, modify or waive, any provision of this Escrow Agreement and to take any and all other actions as authorized representatives under this Escrow Agreement, all without further consent or direction from, or notice to, it or any other party, provided that any change in designation of such authorized representatives shall be provided by written notice delivered to each party to this Escrow Agreement.

14. Identifying Information. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust, or other legal entity, the Escrow Agent requires documentation to verify its formation and existence as a legal entity. The Escrow Agent may ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. The parties acknowledge that a portion of the identifying information set forth herein is being requested by the Escrow Agent in connection with the USA Patriot Act, Pub.L.107-56 (the “Act”), and each agrees to provide any additional information requested by the Escrow Agent in connection with the Act or any other legislation or regulation to which Escrow Agent is subject, in a timely manner.

15. Consent to Jurisdiction and Venue. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Escrow Agreement, the parties hereto agree to the personal jurisdiction by and venue in the state and federal courts in the State of Delaware and waive any objection to such jurisdiction or venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts.

16. Notices. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be delivered (i) by personal delivery, or (ii) by national overnight courier service, or (iii) by certified or registered mail, return receipt requested, or (iv) via facsimile transmission, with confirmed receipt or (v) via email by way of a PDF attachment thereto, provided, however, that each such communication to the Escrow Agent must be in the form of a manually executed document or electronic copy thereof. Notice shall be effective upon receipt except for notice via email, which shall be effective only when the Company, by return email or notice delivered by other method provided for in this Section 16, acknowledges having received that email (with an automatic “read receipt” or similar notice not constituting an acknowledgement of an email receipt for purposes of this Section 16.) Such notices shall be sent to the applicable party or parties at the address specified below:

If to Buyer or Buyer Representative at:

Nant Health, LLC

9920 Jefferson Blvd.

Culver City, CA 90232

Attention: David Sachs

Facsimile: (310) 853-7401

Email: dsachs@nantworks.com

Copy to:

Nant Health, LLC

9920 Jefferson Blvd.

Culver City, CA 90232

Attention: General Counsel

Facsimile: (310) 853-7401

Email: ckim@nantworks.com

If to Company or Company Representative at:

Harris Corporation

1025 West NASA Boulevard

Melbourne, Florida 32919

Attention: Scott T. Mikuen

Senior Vice President and General Counsel

Email: smikuen@harris.com

Copy to:

Harris Corporation

1025 West NASA Boulevard

Melbourne, Florida 32919

Attention: Robert A. Johnson Jr.

Vice President and Associate General Counsel-Corporate

Email: riohns45@hanis.com

and to:

If to the Escrow Agent at:

Holland & Knight LLP

200 South Orange Avenue, Suite 2600

Orlando, FL 32801

Attention: Tom McAleavey

Facsimile: +1 (407) 244-5288

Email: tom.mcaleavey(aihklaw.com

U.S. Bank National Association, as Escrow Agent

ATTN: Global Corporate Trust Services

Address: 225 E Robinson St, Ste 250

Orlando, FL 32801

Telephone: 407-835-3807

Facsimile: 407-835-3814

E-mail: leanne.duffy@usbank.com

and to:

U.S. Bank National Association

ATTN: Susan Selser

Trust Finance Management

60 Livingston Avenue

St. Paul, MN 55107

Telephone: 651-466-6090

Facsimile: 866-691-4161

E-mail: susan.selser@usbank.com

or to such other address as each party may designate for itself by like notice and unless otherwise provided herein shall be deemed to have been given on the date received.

17. Optional Security Procedures. In the event funds transfer instructions, address changes or change in contact information are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by facsimile or otherwise, the Escrow Agent is authorized but shall be under no duty to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule C hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by Escrow Agent and shall be effective only after Escrow Agent has a reasonable opportunity to act on such changes. If the Escrow Agent is unable to contact any of the designated representatives identified in Schedule C, the Escrow Agent is hereby authorized but shall be under no duty to seek confirmation of such instructions by telephone call-back to any one or more of Buyer’s or Company’s executive officers (“Executive Officers”), as the case may be, which shall include the titles of Chief Executive Officer, President and Vice President, as the Escrow Agent may select. Such Executive Officer shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. Buyer and Company agree that the Escrow Agent may at its option record any telephone calls made pursuant to this Section. The Escrow Agent in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Buyer or Company to identify (a) the beneficiary, (b) the beneficiary’s bank, or (c)

an intermediary bank. The Escrow Agent may apply any of the Escrow Funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. Buyer and Company acknowledge that these optional security procedures are commercially reasonable.

18. Other Distributions. Notwithstanding anything to the contrary contained herein, the Escrow Agent shall disburse the Escrow Funds (or any portion thereof) and any investment earnings or interest in accordance with any Joint Written Direction of the Buyer and the Company given at any time and from time to time.

19. Amendment, Waiver and Assignment. None of the terms or conditions of this Escrow Agreement may be changed, waived, modified, discharged, terminated or varied in any manner whatsoever unless in writing duly signed by each party to this Escrow Agreement. No course of conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified.

A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion. Except as provided in Section 9 hereof, this Escrow Agreement may not be assigned by any party without the written consent of the other parties.

20. Severability. To the extent any provision of this Escrow Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

21. Governing Law. This Escrow Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

22. Entire Agreement, No Third Party Beneficiaries. This Escrow Agreement constitutes the entire agreement between the parties relating to the holding, investment and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrow Funds. Nothing in this Escrow Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Escrow Agreement.

23. Execution in Counterparts, Facsimiles. This Escrow Agreement and any Joint Written Direction may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement or direction. The delivery of copies of this Escrow Agreement and any Joint Written Direction and their respective signature pages by PDF or facsimile transmission shall constitute effective execution and delivery as to the parties and may be used in lieu of originals for all purposes.

24. Termination. This Escrow Agreement shall terminate upon the distribution of all the Escrow Funds pursuant to any applicable provision of this Escrow Agreement, and Escrow Agent shall thereafter have no further obligation or liability whatsoever with respect to this Escrow Agreement or the Escrow Funds.

25. Dealings. The Escrow Agent and any stockholder, director, officer or employee of the Escrow Agent may buy, sell, and deal in any of the securities of the Buyer or Company and become pecuniarily interested in any transaction in which the Buyer or Company may be interested, and contract and lend money to the Buyer or Company and otherwise act as fully and freely as though it were not Escrow Agent under this Escrow Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for the Buyer or Company or for any other entity.

26. Brokerage Confirmation Waiver. Buyer and Company acknowledge that to the extent regulations of the Comptroller of the Currency or other applicable regulatory entity grant either the right to receive brokerage confirmations for certain security transactions as they occur, Buyer and Company specifically waive receipt of such confirmations to the extent permitted by law. The Escrow Agent will furnish the Buyer and Company periodic cash transaction statements that include detail for all investment transactions made by the Escrow Agent.

27. Tax Reporting. Escrow Agent shall have no responsibility for the tax consequences of this Escrow Agreement and Buyer and Company shall consult with independent counsel concerning any and all tax matters. Buyer and Company shall provide Escrow Agent Form W-9 and an original Form W-8, as applicable, for each payee, together with any other documentation and information reasonably requested by Escrow Agent in connection with Escrow Agent’s reporting obligations (if any) under applicable IRS regulations. If any such required tax documentation is not so provided, Escrow Agent shall withhold taxes as required by the IRS. Company and Buyer have determined that any interest or income on Escrow Funds shall be reported on an accrual basis and deemed to be for the account of Company. Buyer and Company shall prepare and file all required tax filings with the IRS and any other applicable taxing authority; provided that the parties further agree that:

(a) Escrow Agent IRS Reporting. Company shall accurately provide the Escrow Agent with all information requested by the Escrow Agent in connection with the preparation of all applicable Form 1099 and Form 1042-S documents with respect to all distributions as well as in the performance of Escrow Agent’s reporting obligations (if any) under the Foreign Account Tax Compliance Act and Foreign Investment in Real Property Tax Act or other applicable law or regulation.

(b) Withholding Requests and Indemnification. Buyer and Company jointly and severally agree to (i) assume all obligations imposed now or hereafter by any applicable tax law or regulation with respect to payments or performance under this Agreement (other than any obligations for income taxes of the Escrow Agent), (ii) advise Escrow Agent in writing with respect to any certifications and governmental reporting that may be required under any applicable laws or regulations and (iii) indemnify and hold the Escrow Agent harmless pursuant to Section 11 hereof from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against Escrow Agent (and if any such party has paid more than its pro rata share of such liability or obligation, the other such parties shall immediately reimburse such party on demand for their pro rata shares, which shall be 50% in the case of the Buyer and 50% in the case of the Company), except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct directly caused any such loss.

(c) Imputed Interest. To the extent that IRS imputed interest regulations apply, Buyer and Company shall so inform Escrow Agent, provide Escrow Agent with all imputed interest calculations and direct Escrow Agent through a Joint Written Direction to disburse imputed interest amounts as Buyer and Company deem appropriate. Escrow Agent shall rely solely on such provided calculations and information and shall have no responsibility for the accuracy or completeness of any such calculations or information.

28. WAIVER OF TRIAL BY JURY. EACH PARTY TO THIS ESCROW AGREEMENT HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING OUT OF OR IN ANY WAY RELATED TO THIS ESCROW AGREEMENT OR (2) IN ANY WAY IN CONNECTION WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES TO THIS ESCROW AGREEMENT OR IN CONNECTION WITH THIS ESCROW AGREEMENT OR THE EXERCISE OF ANY SUCH PARTY’S RIGHTS AND REMEDIES UNDER THIS ESCROW AGREEMENT OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES TO THIS ESCROW AGREEMENT, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. EACH OF THE PARTIES HERETO HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT EACH HAS REVIEWED OR HAD THE OPPORTUNITY TO

REVIEW THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS ESCROW AGREEMENT MAY BE FILED AS A CONSENT BY ALL PARTIES TO A TRIAL BY THE COURT.

29. Publicity. No party will (a) use any other party’s proprietary indicia, trademarks, service marks, trade names, logos, symbols, or brand names, or (b) otherwise refer to or identify any other party in advertising, publicity releases, or promotional or marketing publications, or correspondence to third parties without, in each case, securing the prior written consent of such other party, except to the extent required by applicable law or court process.

***

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed under seal as of the date first above written.

BUYER:

NANT HEALTH, LLC

By:
Name:
Title:

SELLER:

HARRIS CORPORATION

By:
Name:
Title:

ESCROW AGENT:

U.S. BANK NATIONAL ASSOCIATION as Escrow Agent

By:
Name:
Title:

[Signature Page to Escrow Agreement]

Exhibit G

Prototype Calculation of Closing Working Capital As of May 29, 2015

803000 Accounts Receivable	$5,368,253
808000 Less: Allow For Collection Losses	(180,498)
Inventory (not including Unbilled)	—
Closing Working Capital Assets	5,187,755
901100 Trade Payables	364,746
904100 Other Expenses and Accruals	141,185
905050 Salaries and Wages	709,971
905150 AIP and Other Bonuses	156,261
905200 Sales Commissions	113,918
905300 Vacation and Holiday	24,509
905450 Fringe	57,715
905900 Other Accrued Compensation	5,738
906700 Sales and Use Tax	(36,452)
906800 Value Added Tax	27,610)
Closing Working Capital Liabilities	1,509,981
Closing Net Working Capital	$3,677,774